UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Elme Communities
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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7550 Wisconsin Avenue, Suite 900 Bethesda, MD 20814 202-774-3200 www.elmecommunities.com
April 18, 2024
Dear Shareholder,
You are cordially invited to attend the Annual Meeting of Shareholders of Elme Communities, a Maryland real estate investment trust (“Elme,” the “Company,” “we” or “us”), to be held on Thursday, May 30, 2024 at 8:30 a.m., Eastern Time (the “Annual Meeting”). The Annual Meeting will be held in virtual meeting format only, which we believe promotes shareholder attendance and participation and is environmentally friendly. During this virtual meeting, you will be able to vote your shares electronically and submit questions. The accompanying Notice of 2024 Annual Meeting of Shareholders and Proxy Statement describes the proposals to be considered and voted upon at the Annual Meeting.
The Board of Trustees of Elme (the “Board”) has nominated seven individuals for election as trustees at the Annual Meeting and the Board is recommending that shareholders vote in favor of their election. In addition to the election of the trustees, we are recommending your approval of our executive compensation program in a non-binding advisory vote and your approval of the amendment and restatement of the 2016 Omnibus Incentive Plan. We are also recommending your ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024.
Regardless of the number of shares you own, your vote is important. Please read the Proxy Statement carefully, then complete, sign and return your Proxy Card. You may also authorize a proxy to vote via telephone or the Internet if you prefer by following instructions on the Proxy Card.
The Board appreciates your continued support of Elme and encourages your participation in the Annual Meeting. Whether or not you plan to virtually attend the Annual Meeting, it is important that your shares be represented. Accordingly, please vote your shares as soon as possible.

Sincerely,

/s/ Paul T. McDermott
Paul T. McDermott
Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Shareholders to be held on Thursday, May 30, 2024
This Proxy Statement and our 2023 Annual Report to Shareholders
are available at http://www.edocumentview.com/ELME.

ELME COMMUNITIES
NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Elme Communities:

Notice is hereby given that the Annual Meeting of Shareholders of Elme Communities, a Maryland real estate investment trust (“Elme,” the “Company,” “we” or “us”), will be held at the time and place below and for the following purposes:

Date:	Thursday, May 30, 2024

Time:	8:30 a.m., Eastern Time

Place:	You can virtually attend the Annual Meeting at http://www.meetnow.global/M7GYTXD.

Record Date:
The trustees have fixed the close of business on March 27, 2024, as the record date for determining holders of shares entitled to notice of, and to vote at, the Annual Meeting or at any postponement or adjournment thereof.

Items of Business:
1. To elect seven trustees to serve on the Board;
2. To consider and vote on a non-binding, advisory basis upon the compensation of the named executive officers as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K;
3. To consider and vote on the amendment and restatement of the 2016 Omnibus Incentive Plan;
4. To consider and vote upon ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024; and
5. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Proxy Voting:
You are requested, whether or not you plan to be present at the virtual Annual Meeting, to vote, sign and promptly return the Proxy Card. Alternatively, you may authorize a proxy to vote by telephone or the Internet, if you prefer. To do so, you should follow the instructions on the Proxy Card.

Regardless of the number of shares you hold, as a shareholder your role is very important, and the Board strongly encourages you to exercise your right to vote. Pursuant to the U.S. Securities and Exchange Commission’s

“notice and access” rules, our Proxy Statement and 2023 Annual Report to Shareholders are available online at http://www.edocumentview.com/ELME.

By order of the Board of Trustees:

/s/ W. Drew Hammond
W. Drew Hammond
Corporate Secretary
Bethesda, MD
April 18, 2024

i

ii

7550 Wisconsin Avenue, Suite 900 Bethesda, MD 20814 202-774-3200 www.elmecommunities.com

April 18, 2024

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why am I receiving this Proxy Statement?
This Proxy Statement is furnished by the Board of Trustees (the “Board” or “Board of Trustees”) of Elme Communities, a Maryland real estate investment trust (“Elme,” the “Company,” “we” or “us”), in connection with its solicitation of proxies for exercise at the 2024 Annual Meeting of Shareholders to be held as a virtual meeting (at http://www.meetnow.global/M7GYTXD on Thursday May 30, 2024, at 8:30 a.m., Eastern Time, and at any and all postponements or adjournments thereof (the “Annual Meeting”). Holders of shares as of the close of business on March 27, 2024 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. This Proxy Statement, our 2023 Annual Report (the “Annual Report”), and the Proxy Card are first being made available, and the Important Notice Regarding the Availability of Proxy Materials (the “Proxy Availability Notice”) is first being mailed to shareholders of record as of the Record Date on or about April 18, 2024.
The Proxy Statement and Annual Report will also be available at http://www.edocumentview.com/ELME. The mailing address of our principal executive offices is 7550 Wisconsin Avenue, Suite 900, Bethesda MD 20814. We maintain a website at https://www.elmecommunities.com. Information on or accessible through our website is not and should not be considered part of this Proxy Statement.
You should rely only on the information provided in this Proxy Statement. No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, you should not rely on that information or representation as having been authorized by us. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.
Why didn’t I automatically receive a paper copy of the Proxy Card and Annual Report?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, rather than paper copies of all of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials (the “Proxy Notice”) to our shareholders that provides instructions on how to access our proxy materials (Shareholder Meeting Notice, Proxy and Annual Report) on the Internet.

What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will be asked to vote upon the matters set forth in the accompanying notice of annual meeting, including the election of trustees, an advisory resolution on named executive officer compensation, the approval of the amendment and restatement of the 2016 Omnibus Incentive Plan, the ratification of the appointment of our independent registered public accounting firm and such other business as may properly come before the meeting or any postponement or adjournment thereof.
May I attend the meeting and ask questions?
All shareholders of record of common shares (as defined below) at the close of business on the Record Date, or their designated proxies, may virtually attend the Annual Meeting, electronically vote and submit questions, equivalent to in-person meetings of shareholders, by visiting http://www.meetnow.global/M7GYTXD.
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most current version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong internet or Wi-Fi connection wherever they intend to participate in the Annual Meeting. We encourage you to access the meeting prior to the start time.
Shareholders may submit questions prior to the start of the meeting and during the meeting. Participants may submit questions by logging into the virtual meeting at http://www.meetnow.global/M7GYTXD and clicking on the Q&A icon on the right side of the meeting center screen. During the Annual Meeting, we will attempt to answer as many questions submitted by shareholders as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business and topics that relate to or that may take into account material, nonpublic information, pending or threatened litigation, or a personal grievance. Additionally, if we receive substantially similar questions, we may group such questions together and provide a single response for efficiency and to avoid repetition.
How do I attend, ask questions and vote shares at the Annual Meeting?
Attending the Meeting for Shares Registered Directly in the Name of the Shareholder
If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to virtually attend the Annual Meeting. Please follow the instructions on the notice or proxy card that you received.
Attending the Meeting for Shares held in “Street Name”
If you hold your shares in “street name” (i.e., your shares are held in an account maintained by a bank, broker or other nominee), and want to attend the Annual Meeting, you must register in advance of the meeting.

To register to attend the Annual Meeting, you must submit proof of your proxy power (legal proxy) reflecting your holdings in Elme along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time, on May 27, 2024.
You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:

By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:     Computershare
Elme Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
If you do not register to attend the meeting by 5:00 p.m. Eastern Time, on May 27, 2024, you may enter the Annual Meeting as a guest, but you will not have the ability to ask questions or vote.
The online meeting will begin promptly at 8:30 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for check in. Please follow the registration instructions as outlined in this proxy statement.
What if I have technical difficulties or trouble accessing the virtual meeting?
If you need assistance, please call 1-888-724-2416 (US) or 1-781-575-2748 (International).
Why hold a virtual Annual Meeting?
At Elme, we embrace the latest technologies in our business and believe that holding our Annual Meeting virtually not only provides expanded access and improves our communication with shareholders but also yields cost savings. In deciding to hold our meeting virtually again this year, we considered a number of factors, including the technologies available to us, the historical level of shareholder attendance in person (generally less than five each year) prior to the time we began having the Annual Meeting virtually, the cost of holding our Annual Meeting in person, and the success of the prior virtual Annual Meetings. We plan to evaluate annually the method of holding the Annual Meeting, taking into consideration the above factors as well as business and market conditions and the proposed agenda items.

Who is entitled to vote at the Annual Meeting?
The close of business on March 27, 2024 has been fixed as the Record Date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting. Our voting securities consist of common shares of beneficial interest, $0.01 par value per share (“common shares”), of which 88,002,977 common shares were outstanding at the close of business on the Record Date. Elme has no other outstanding voting security. Each common share outstanding as of the close of business on the Record Date will be entitled to one vote on each matter properly submitted at the Annual Meeting.
What constitutes a quorum?
The presence of shareholders in person, via attendance at the virtual Annual Meeting or by proxy, entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum at the Annual Meeting. Shareholders do not have cumulative voting rights. Abstentions and broker non-votes, if any, are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the virtual Annual Meeting. A “broker non-vote” occurs when a broker properly executes and returns a proxy card, but does not vote on a matter because the broker does not have discretionary authority to vote the shares on that matter and has not received voting instructions from the beneficial owner. Brokers may vote those shares only on matters deemed “routine” by the New York Stock Exchange (the “NYSE”), the exchange on which our common shares are listed. On non-routine matters, brokers holding shares for a beneficial owner are not entitled to vote without instructions from the beneficial owner.
Proposal 4 (Ratification of Ernst & Young LLP) is the only proposal to be voted upon at the Annual Meeting that is considered “routine” under the NYSE rules. Accordingly, no broker non-votes will arise in the context of voting for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024, and the broker is permitted to vote your shares on such ratification even if the broker does not receive voting instructions from you. The treatment of abstentions and broker non-votes and the vote required to approve each proposal are set forth under the caption “Voting Matters” under each proposal below.
How do I authorize a proxy to vote my shares?
Voting by Proxy for Shares Registered Directly in the Name of the Shareholder
If you are a “registered shareholder” (also known as a “shareholder of record”) and hold your common shares in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., you may instruct the proxy holders named in the Proxy Card how to vote your common shares in one of the following ways:
•Vote by Internet. You may authorize a proxy to vote via the Internet by following the instructions provided on your Proxy Card. The website for Internet voting is printed on your Proxy Card. To authorize a proxy to vote your common shares online, you will be asked to enter your control number(s) to ensure the security of your vote. You will find your control number on your Proxy Card received with your Proxy Statement. If you vote by Internet, you do not need to return your Proxy Card.

•Vote by Telephone. You also have the option to authorize a proxy to vote by telephone by calling the toll-free number listed on your Proxy Card. When you call, please have your Proxy Card in hand. You will be asked to enter your control number(s) to ensure the security of your vote. You will receive a series of voice instructions that will allow you to authorize a proxy to vote your common shares. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your Proxy Card.
•Vote by Mail. If you received printed materials and would like to authorize a proxy to vote your common shares by mail, please mark, sign and date your Proxy Card and return it promptly to our transfer agent, Computershare Trust Company, N.A., in the postage-paid envelope provided. Mailed votes must be received by May 28, 2024 in order to be counted. If you did not receive printed materials and would like to vote by mail, you must request printed copies of the proxy materials by following the instructions on the Proxy Availability Notice.
You always may choose to virtually attend the Annual Meeting and vote your shares in person. If you do virtually attend the Annual Meeting and have already submitted a proxy, you may revoke your proxy and vote in person.
Voting by Proxy for Shares held in “Street Name”
If your common shares are held in “street name” (i.e., through a broker, bank or other nominee), then you will receive instructions from your broker, bank or other nominee that you must follow in order to have your common shares voted. The materials from your broker, bank or other nominee will include a Voting Instruction Form or other document by which you can instruct your broker, bank or other nominee how to vote your common shares.
What am I being asked to vote on?
You are being asked to consider and vote on the following proposals:
•Proposal 1 (Election of Trustees) - page 8 below: To elect seven trustees to the Board to serve until the Annual Meeting of Shareholders in 2025 and until their successors have been duly elected and qualify.
•Proposal 2 (Advisory Vote on Named Executive Officer Compensation) - page 39 below: To consider and vote on a non-binding, advisory basis upon the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (“Say-on-Pay vote”).
•Proposal 3 (Omnibus Plan Approval) - page 79 below: To consider and vote on the amendment and restatement of the 2016 Omnibus Incentive Plan.
•Proposal 4 (Ratification of Appointment of Ernst & Young LLP) - page 93 below: To consider and vote on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.

We are not currently aware of any matter to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matter not described in the Proxy Statement is properly presented at the Annual Meeting, any proxies received by us will be voted in the discretion of the proxy holders.

How does the Board recommend I vote? What is the voting requirement to approve each proposal? What effect will abstentions and broker non-votes have?

Proposal	Voting Options	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes
Proposal 1: Election of Trustees	For, Against or Abstain on each Trustee Nominee	FOR each Trustee Nominee	Majority of votes cast (per Trustee)	No effect	No effect
Proposal 2: Advisory Vote on Named Executive Officer Compensation	For, Against or Abstain	FOR	Majority of votes cast	No effect	No effect
Proposal 3: Approval of the Amendment and Restatement of the 2016 Omnibus Incentive Plan	For, Against or Abstain	FOR	Majority of votes cast	No effect	No effect
Proposal 4: Ratification of the Appointment of Ernst & Young LLP	For, Against or Abstain	FOR	Majority of votes cast	No effect	Brokers have discretion to vote

All properly executed proxies will be voted in accordance with the instructions contained therein. If no instructions are specified, proxies will be voted in accordance with the Board’s recommendations above. All proxies will be voted in the discretion of the proxy holders on any other matter that may be properly brought before the Annual Meeting.
What is householding?
If you and other residents at your mailing address own common shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one annual report and proxy statement or a single notice, unless you have instructed otherwise. This procedure, known as “householding,” is intended to reduce the volume of duplicate information shareholders receive and to reduce our printing and postage costs. If you wish to request extra copies, we will promptly deliver a separate copy of such documents to shareholders who write or call us at the following address or telephone number: Elme Communities, 7550 Wisconsin Avenue, Suite 900, Bethesda, MD 20814, Attention: Investor Relations; telephone 202-774-3200. Shareholders wishing to receive separate copies of our Proxy Statement and Annual Report in the future, or shareholders currently receiving multiple copies of the Proxy Statement and Annual Report at their address who would prefer that only a single copy of each be delivered there, should contact (1) our Investor Relationship department at the above address and telephone number above if you are a record holder or (2) your bank, broker or other nominee record holder if you own your common shares in street name.
May I change my vote after I have voted?
Yes, you may revoke your proxy at any time prior to its exercise at the Annual Meeting by (1) submitting a duly executed Proxy Card bearing a date later than the previous proxy date to the Corporate Secretary by May 28, 2024, (2) voting electronically during the Annual Meeting at http://www.meetnow.global/M7GYTXD, or (3) delivering a signed notice of revocation of the Proxy Card to our Corporate Secretary at the following address: c/o Corporate Secretary, Elme Communities, 7550 Wisconsin Avenue, Suite 900, Bethesda, MD 20814. If your common shares are held by a broker, bank or any other persons holding common shares on your behalf, you must contact that institution to revoke a previously authorized proxy. Virtual attendance at the Annual Meeting without voting online will not itself revoke a proxy.
Who should I call if I have questions or need assistance voting my shares?
Please call (800) 565-9748 or email info@elmecommunities.com if you have any questions in connection with voting your shares.

PROPOSAL 1: ELECTION OF TRUSTEES
Description of Proposal
Jennifer S. Banner, Benjamin S. Butcher, Susan Carras, Ellen M. Goitia, Paul T. McDermott, Thomas H. Nolan, Jr., and Vice Adm. Anthony L. Winns (RET.) (collectively, the “Trustee Nominees”) have been nominated for election as trustees at the Annual Meeting. The Trustee Nominees will be elected to serve a one-year term and until his or her respective successor has been elected and qualifies or the trustee’s earlier resignation, death or removal.
Jennifer S. Banner, Benjamin S. Butcher, Susan Carras, Ellen M. Goitia, Paul T. McDermott, Thomas H. Nolan, Jr., and Vice Adm. Anthony L. Winns (RET.) are currently serving as trustees, and all were recommended for nomination for re-election by the members of the Corporate Governance/Nominating Committee. Ms. Carras was appointed to the Board in September 2023. For biographical information with respect to each Trustee Nominee, please refer to “Corporate Governance and Board Matters - Trustees - Trustee Nominees” commencing on page 10 below.

Voting Matters
Under our bylaws, the uncontested election of each trustee requires the affirmative vote of a majority of the total votes cast for and against such trustee. A majority of votes cast means that the number of votes “FOR” a nominee must exceed the number of votes “AGAINST” that nominee. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of this vote.
If any Trustee Nominee becomes unable or unwilling to stand for election for any reason not presently known or contemplated, the persons named in the enclosed Proxy Card will have discretionary authority to vote pursuant to the Proxy Card for a substitute nominee nominated by the Board, or the Board, on the recommendation of the Corporate Governance/Nominating Committee, may reduce the size of the Board and number of nominees.
Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE TRUSTEE NOMINEES ABOVE.

CORPORATE GOVERNANCE AND BOARD MATTERS
Board Composition
The Board currently consists of seven trustees. The current members of our Board are Jennifer S. Banner, Benjamin S. Butcher, Susan Carras, Ellen M. Goitia, Paul T. McDermott, Thomas H. Nolan, Jr., and Vice Adm. Anthony L. Winns (RET.). Mr. McDermott is currently serving as Chairman of the Board and Mr. Butcher is currently serving as Lead Independent Trustee.
Our Board, through our Corporate Governance/Nominating Committee, periodically considers its appropriate size, function, needs and composition. We believe a Board size of between six and nine trustees is appropriate and the optimal size for Elme. Following the retirement of two of our trustees at the annual meeting of shareholders in 2023, our Board was comprised of six members. Our Corporate Governance/Nominating Committee engaged in a process to identify, recruit and evaluate talented and diverse trustees to augment the Board’s collective and individual capabilities. That process resulted in the appointment of Susan Carras to the Board in September 2023. The current size of our Board is now fixed at seven trustees. Our Corporate Governance/Nominating Committee will continue its periodic review and consideration of potential Board candidates as part of its regular activities.
If all Trustee Nominees are elected at the Annual Meeting:
•86% of our Board would be comprised of independent trustees;
•50% of our independent trustees would be female; and
•67% of our independent trustees would be female and/or a minority.

Trustees
The following table sets forth the names and biographical information concerning each of our Trustee Nominees.

Name	Principal Occupation	Served as Trustee Since	Age
Jennifer S. Banner	Executive Director, University of Tennessee Haslam College of Business Forum for Emerging Enterprises and Private Business	2022	64
Benjamin S. Butcher	Former Executive Chairman of the Board and Chief Executive Officer, STAG Industrial, Inc.	2014	70
Susan Carras	Senior Managing Director, JLL Capital Markets, America	2023	69
Ellen M. Goitia	Retired Partner, KPMG	2017	64
Paul T. McDermott	Chairman of the Board, President and Chief Executive Officer, Elme	2013	62
Thomas H. Nolan, Jr.	Former Chairman of the Board and Chief Executive Officer, Spirit Realty Capital, Inc.	2015	66
Vice Adm. Anthony L. Winns (RET.)	Retired President, Latin America-Africa Region, Lockheed Martin Corporation	2011	68

Trustee Nominees
The biographical description below for each Trustee Nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board that such person should serve as a trustee of Elme.

JENNIFER S. BANNER	Served as Trustee since 2022

Member of the Audit Committee and Corporate Governance /Nominating Committee
Jennifer S. Banner is the Executive Director of the University of Tennessee Haslam College of Business Forum for Emerging Enterprises and Private Business (since June 2019). Previously, she served as CEO of SchaadSource, LLC, a strategic and managerial shared services company from 2006 until April 2019; as CEO of Schaad Companies, LLC from 2008 through 2018; and as CEO of the Schaad Family Office from 2012 through 2018. Schaad Companies is a privately held real estate holding company with related businesses in residential and commercial construction, development, property management and leasing, real estate brokerage and land investments. Previously, Ms. Banner spent 22 years in public accounting, practicing in the tax area with Ernst & Whinney (now Ernst & Young LLP) in Florida and PYA, P.C. in Tennessee. Ms. Banner has been a director of Truist Financial Corporation (NYSE: TFC), since 2003 (presently serving as a member of the audit committee and the technology committee, and previously a member of the executive committee and chair of the compensation and human capital committee). She has been a member of the board of directors of Truist Bank, since 2013. She also has been a member of the board of directors of Uniti Group, Inc., since 2015 (presently serving as a member of the audit committee and the compensation committee, and as chair of the governance committee). Ms. Banner is also a member of the board of directors of CDM Smith Inc., a global engineering and design build construction company that is privately held, where she presently serves as chair of the audit committee, chair of the executive compensation committee and a member of the finance committee. She is a past director of the Federal Reserve Bank of Atlanta (Nashville Branch), First Virginia Banks, Inc., and First Vantage Bank. In 2019, she was named an honorary Fellow of MIT Center for Information Systems Research (MIT CISR) and currently serves as an Industry Research Fellow of MIT CISR. Ms. Banner maintains an active license as a Certified Public Accountant in the State of Tennessee. Ms. Banner brings the following experience, qualifications, attributes and skills to the Board:

•General business management and strategic planning experience from her prior service as chief executive officer of Schaad Companies, LLC, and SchaadSource, LLC; and her service as executive director the University of Tennessee Haslam College of Business Forum for Emerging Enterprises;
•REIT and real estate industry experience from her service as a director of Uniti Group, Inc. since 2015 and her service as chief executive of a diversified real estate holding company;
•Technology experience at the board level, including in the area of cybersecurity, from serving as an Industry Research Fellow of MIT CISR, from participating in cybersecurity educational forums, experience serving on the technology committee of a large complex banking organization and experience in the construction and engineering industry; and
•Her financial and accounting acumen from her over 22 years in public accounting and her extensive experience serving on a wide range of boards.

BENJAMIN S. BUTCHER	Served as Trustee since 2014

Member of the Audit Committee and Compensation Committee
Benjamin S. Butcher is currently a member of the Board of Directors of STAG Industrial, Inc. He previously served as the Executive Chairman of the Board of Directors from 2022 to 2023, the Chief Executive Officer and Chairman of the Board of Directors from 2010 to 2022 and as President from 2010 to 2021 of STAG Industrial, Inc. Prior to the formation of STAG Industrial, Inc., Mr. Butcher oversaw the growth of STAG Capital Partners, LLC and its affiliates, serving as a member of their Board of Managers and Management Committees, from 2003 to 2011. From 1999 to 2003, Mr. Butcher was engaged as a private equity investor in real estate and technology. From 1997 to 1998, Mr. Butcher served as a Director at Credit Suisse First Boston, where he sourced and executed transactions for the Principal Transactions Group (real estate debt and equity). From 1993 to 1997, he served as a Director at Nomura Asset Capital, where he focused on marketing and business development for its commercial mortgage-backed securities group. Mr. Butcher brings the following experience, qualifications, attributes and skills to the Board:

•General business management and strategic planning experience from his previous service as chief executive of STAG Industrial, Inc. and his previous service with STAG Capital Partners, LLC and its affiliates;
•REIT industry experience from his service as chief executive of STAG Industrial, Inc. since July 2010;
•Real estate investment banking and capital markets experience from his five years as an investment banker with Credit Suisse First Boston and Nomura Asset Capital; and
•Financial and accounting acumen from his five years in investment banking, his experience as a private equity investor and with STAG Capital Partners, LLC, and his service as a public company executive with STAG Industrial, Inc.

SUSAN CARRAS	Served as Trustee since 2023

Member of the Compensation Committee and Corporate Governance /Nominating Committee
Susan Carras is a senior managing director, Capital Markets, America, at Jones Lang LaSalle Incorporated (“JLL”), a position she has held since JLL’s 2019 acquisition of HFF. Ms. Carras served as co-head of HFF’s Washington, DC office from 2011 until HFF’s acquisition by JLL. Prior to HFF, she was a principal and managing director at Sonnenblick Goldman where she served on the operating committee and founded and headed offices in Washington, DC and Tampa, FL. Earlier in her career, she was with the Real Estate Finance Division of Chase Manhattan Bank. Ms. Carras received a BA, magna cum laude with departmental honors, from Lafayette College and a Diploma in Real Estate Analysis and Appraisal from New York University. She is a trustee emerita of Lafayette College and previously chaired the Development and Alumni Relations Committee and served on the Executive Committee. Ms. Carras is active in the Urban Land Institute serving on the Urban Development and Mixed-Use Council Blue Council and as co-chair of the Washington Full Member Engagement Committee. She is a past recipient of the Greater Washington Commercial Association of Realtors Top Financing Award and Top Sales Award for the Washington, DC Metro and has been recognized by Real Estate Forum as a Women of Influence, by Bisnow as a Women of Influence in Commercial Real Estate, by Connect Media’s Women in Real Estate and by Commercial Observer as a Power Player of Washington, DC. She currently serves on the board of directors for Blackstone Real Estate Income Trust (BREIT). Ms. Carras brings the following experience, qualifications, attributes and skills to the Board:

•REIT industry experience from her experience as a senior managing director at JLL;
•General business management and strategic planning experience from her experience as a senior managing director at JLL and her previous experience with Sonnenblick Goldman;
•General familiarity with the D.C. area real estate by living and working in the Washington, D.C. region for more than 30 years.

ELLEN M. GOITIA	Served as Trustee since 2017

Audit Committee Chair and Member of the Corporate Governance /Nominating Committee
Ellen M. Goitia is a Certified Public Accountant and served as the partner-in-charge for KPMG LLP’s ("KPMG") Chesapeake Business Unit Audit practice and a member of the firm’s audit leadership team from October 2011 until her retirement in May 2016. As the partner-in-charge of the Chesapeake Business Unit Audit practice, Ms. Goitia had ultimate operational oversight for five offices in Maryland, D.C. and Virginia, with responsibilities including business unit financial performance, resource management, human resources, quality client service, and risk management. Ms. Goitia was admitted to the KPMG partnership in 1993 and had more than 30 years of experience as a professional with the firm, including experience as lead audit partner for a variety of publicly traded and private companies. She has served clients on a wide range of accounting and operational issues, public security issuances and strategic corporate transactions. Ms. Goitia was a speaker, panelist and moderator for KPMG’s Audit Committee Institute as well as for other governance programs external to KPMG. In addition, Ms. Goitia served as an independent member of the Nominating Committee of KPMG’s Board of Directors from 2009 until 2011 and has served on several nonprofit organizations’ boards. Ms. Goitia brings the following experience, qualifications, attributes and skills to the Board:

•General business management and strategic planning experience from her five years as the partner-in-charge of the Chesapeake Business Unit Audit Practice of KPMG and over 30 years as a professional at KPMG;
•Understanding of and familiarity with public companies and public company boards from her service as lead audit engagement partner at a major accounting firm;
•Public company accounting, financial statements and corporate finance expertise from over 20 years of service as lead audit engagement partner at a major accounting firm; and
•General familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C. region for more than 35 years.

PAUL T. MCDERMOTT	Served as Trustee since 2013

Chairman of the Board, President and Chief Executive Officer
Paul T. McDermott was elected to the Board of Trustees and named President and Chief Executive Officer of Elme in October 2013. Following the 2018 Annual Meeting, Mr. McDermott became the Chairman of the Board of Trustees of Elme. Prior to joining Elme, he was Senior Vice President and Managing Director for Rockefeller Group Investment Management Corp., a wholly owned subsidiary of Mitsubishi Estate Co., Ltd. from June 2010 to September 2013. Prior to joining Rockefeller Group, he served from 2006 to 2010 as Principal and Chief Transaction Officer at PNC Realty Investors. Between 2002 and 2006, Mr. McDermott held two primary officer roles at Freddie Mac -- Chief Credit Officer of the Multifamily Division and Head of Multifamily Structured Finance and Affordable Housing. From 1997 to 2002, he served as Head of the Washington, D.C. Region for Lend Lease Real Estate Investments. Mr. McDermott brings the following experience, qualifications, attributes and skills to the Board:

•General business management and strategic planning experience from his service as chief executive of Elme and his previous service as Senior Vice President of Rockefeller Group;
•Multifamily and office real estate industry operating and investment experience from his experience as Senior Vice President of Rockefeller Group, Principal and Chief Transaction Officer at PNC Realty Investors and Chief Credit Officer of the Multifamily Division of Freddie Mac;
•Multifamily and office development experience from his experience as Head of Washington, D.C. Region for Lend Lease Real Estate Investments; and
•Extensive familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C. region for more than 55 years.

THOMAS H. NOLAN, JR.	Served as Trustee since 2015

Compensation Committee Chair and Member of the Audit Committee
Thomas H. Nolan, Jr. previously served as Chairman of the Board of Directors and Chief Executive Officer of Spirit Realty Capital, Inc. (NYSE: SRC) from September 2011 until May 2017. Mr. Nolan previously worked for General Growth Properties, Inc. (“GGP”), serving as Chief Operating Officer from March 2009 to December 2010 and as President from October 2008 to December 2010. He also served as a member of the board of directors of GGP from 2005 to 2010. From July 2004 to February 2008, Mr. Nolan served as a Principal and Chief Financial Officer of Loreto Bay Company, the developer of the Loreto Bay master planned community in Baja, California. From October 1984 to July 2004, Mr. Nolan held various financial positions with AEW Capital Management, L.P., a national real estate investment advisor, and from 1998 to 2004, he served as Head of Equity Investing and as President and Senior Portfolio Manager of The AEW Partners Funds. Mr. Nolan currently serves on the Board of Directors of Modiv Inc. (formerly known as RW Holdings NNN REIT). Mr. Nolan brings the following experience, qualifications, attributes and skills to the Board:

•General business management and strategic planning experience from his service as chief executive of Spirit Realty Capital, Inc. and his previous service with GGP;
•REIT industry experience from his service as chief executive of Spirit Realty Capital, Inc. and his previous service with GGP;
•Real estate asset management experience in multiple asset classes from his 20 years with AEW Capital Management, L.P.; and
•Financial and accounting acumen from his 20 years with AEW Capital Management, L.P. and his previous service with GGP and as chief executive of Spirit Realty Capital, Inc.

VICE ADM. ANTHONY L. WINNS (RET.)	Served as Trustee since 2011

Corporate Governance /Nominating Committee Chair and Member of the Compensation Committee
Vice Adm. Anthony L. Winns (RET.) most recently served as President, Latin America-Africa Region, Lockheed Martin Corporation (“Lockheed”), a position he held from August 2018 until his retirement in November 2021. Between December 2012 and August 2018, Mr. Winns was President, Middle East-Africa Region at Lockheed. Mr. Winns served as Vice President, International Maritime Programs at Lockheed from October 2011 to December 2012. Between July 2011 and October 2011, Mr. Winns was a defense industry consultant. Mr. Winns retired in June 2011 after 32 years of service in the United States Navy. He served as Naval Inspector General from 2007 to his retirement. From 2005 to 2007, Mr. Winns served as Acting Director and Vice Director of Operations on the Joint Chiefs of Staff. From 2003 to 2005, Mr. Winns served as Deputy Director, Air Warfare Division for the Chief of Naval Operations. Prior to 2003, Mr. Winns served in other staff and leadership positions in Washington, D.C., including at the Bureau of Naval Personnel. He also served as commanding officer of several major commands, including the Pacific Patrol/Reconnaissance task force, the USS Essex, an amphibious assault carrier, and a naval aircraft squadron. Mr. Winns also serves as a director on the boards of CareSource and the Navy Mutual Aid Association. Mr. Winns brings the following experience, qualifications, attributes and skills to the Board:

•General enterprise management and strategic planning experience from his 10 years of service as a commanding officer of various military units (including a naval vessel) and 11 years of service in senior staff positions in the Pentagon;
•Government contracting experience from his three years of service managing U.S. Navy procurement programs as Deputy Director, Air Warfare Division for the Chief of Naval Operations;
•Extensive operations and management experience from his 16 years of service in staff positions in the Pentagon and service as President, Middle East-Africa and Latin America-Africa Regions, Lockheed Martin Corporation; and
•General familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C. region for more than 25 years.

Board Governance
Leadership Structure
The Board has concluded that Elme should maintain a Board leadership structure in which either the Chairman or a lead trustee is independent under the rules of the NYSE. As a result, the Board adopted the following Corporate Governance Guideline setting forth this policy:
The Board annually elects one of its trustees as Chairman of the Board. The Chairman of the Board may or may not be an individual who is independent under the rules of the NYSE (and may or may not be the same individual as the Chief Executive Officer). At any time that the Chairman of the Board is not an individual who is independent under the rules of the NYSE, the Board will appoint a Lead Independent Trustee elected by the independent trustees. The current Chairman of the Board is the Chief Executive Officer and is not independent under the rules of the NYSE. Accordingly, the Board has appointed a Lead Independent Trustee. The Lead Independent Trustee has authority to: (i) preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent trustees; (ii) serve as a liaison between the Chairman of the Board and the independent trustees; (iii) approve information sent to the Board; (iv) approve meeting agendas for the Board; (v) approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; (vi) call meetings of the independent trustees; and (vii) if requested by major shareholders, consult and directly communicate with such shareholders.
The Board believes that the leadership structure described in our Corporate Governance Guidelines is appropriate because it ensures significant independent Board leadership regardless of whether the Chairman is independent under the rules of the NYSE. Currently, our Chairman of the Board, President and Chief Executive Officer is Paul T. McDermott, and Benjamin S. Butcher serves as our Lead Independent Trustee.
The Board recognizes that one of its key responsibilities is to evaluate and determine the optimal leadership structure for the Board in order to provide independent oversight of management. The Board understands that there is no single generally accepted approach to providing Board leadership and the appropriate Board leadership structure may vary as circumstances warrant. Consistent with this understanding, our independent trustees periodically consider the Board’s leadership structure. The Board believes that combining the Chairman and Chief Executive Officer roles is an appropriate corporate governance structure for Elme at this time because it utilizes Mr. McDermott’s extensive experience and knowledge regarding Elme’s business while still providing for effective independent leadership of our Board and Elme through a Lead Independent Trustee.

Independence
Under NYSE rules, a majority of the Board must qualify as “independent.” To qualify as “independent,” the Board must affirmatively determine that the trustee has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). The Board has determined that all Trustee Nominees, with the exception of Mr. McDermott, are “independent,” as that term is defined in the applicable NYSE listing standards.
Elme notes that it has various relationships with Truist Financial Corporation and its subsidiaries, and Truist Securities Inc. is one of the lenders under Elme’s Credit Agreement. Ms. Banner serves on the board of directors of Truist Financial Corporation but is not an officer or employee of Truist and does not negotiate or approve any vendor contracts with Elme. Based on the foregoing, the Board determined no material relationship with Truist Financial Corporation exists. For the specific reasons set forth above, we believe Ms. Banner is independent under applicable NYSE standards.
Risk Oversight
One of the key functions of the Board is informed oversight of our risk management process. As an initial matter, the Board considers actual risk monitoring and management to be a function appropriately delegated to Elme management, with the Board and its committees functioning in only an oversight role.
Our Board administers this oversight function directly, with support from its three standing committees, the Audit Committee, Compensation Committee and the Corporate Governance/Nominating Committee, which have assigned areas of oversight responsibility for various matters as described in the Board committee charters and as provided in NYSE rules. The Board coordinates all risk oversight activities of the Board and its committees, including appropriate coordination with Elme’s business strategy. A summary of the risk oversight responsibilities allocated to the standing committees is set forth below. Our Board committees meet regularly to discuss these areas of risk and report back to the Board. Additionally, the Board is responsible for review and oversight of the Company’s cybersecurity risks and the programs and steps implemented by management to assess, manage and mitigate any such risks.
•The Audit Committee oversees material financial reporting risk and risk relating to real estate investment trust ("REIT") non-compliance, as well as the steps that management has taken to monitor and control exposure to such risks. The Audit Committee also monitors compliance with legal and regulatory requirements and oversees the performance of our internal audit function. The Audit Committee works in coordination with the Board and periodically reports any findings to the Board.
•The Compensation Committee oversees financial risk, financial reporting risk and operational risk, in each case arising from Elme’s compensation plans, as well as the steps that management has taken to monitor and control exposure to such risks. The Compensation Committee also seeks to ensure that compensation plans are designed with an appropriate balance of risk and reward in relation to the Company’s overall business strategy and that the plans do not encourage excessive or unnecessary risk-taking behavior. The Compensation Committee also reviews compensation risk disclosure to the extent required under applicable NYSE rules. The Compensation Committee works in coordination with the Board and periodically reports any findings to the Board.
•The Corporate Governance/Nominating Committee oversees executive succession risk and Board function risk, as well as the steps that management has taken to monitor and control exposure to such risks. The Corporate Governance/Nominating committee also oversees risks relating to environmental and sustainability matters, corporate social responsibility matters and human capital matters. The Corporate Governance/Nominating Committee works in coordination with the Board and periodically reports any findings to the Board.
•The Board oversees all other material risks applicable to Elme, including operational, cybersecurity, catastrophic and financial risks that may be relevant to Elme’s business.
Under its policy, the Board also involves the Audit Committee in its risk oversight functions as required by applicable NYSE rules.
Meetings
The Board held 7 meetings in 2023. During 2023, each incumbent trustee attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which he or she served (during the periods that he or she served). Each member of the Board attended the Annual Meeting in 2023. The Board does not have a formal written policy requiring trustees to attend the Annual Meeting, although trustees have traditionally attended.
Elme’s trustees who qualify as “non-management” within the meaning of the NYSE rules meet at regularly scheduled executive sessions without management participation. The sessions are presided over by the Lead Independent Trustee. In 2023, the Board met in executive session without the Chairman, President and Chief Executive Officer six times.
Shareholder Outreach and Engagement
We value the views of our shareholders and regularly solicit input from them in order to better understand their perspectives on our Company, including our performance, capital allocation strategy, and matters related to corporate governance and corporate social responsibility. Our commitment to understanding the perspectives of our shareholders facilitates alignment of the interests of our shareholders and our Company and helps inform the Board’s decision-making. During 2023, our executive management team participated in numerous investor outreach events, primarily in the form of virtual conferences, investor presentations, and individual meetings with investors throughout the year. We view investor engagement as a critical component of sound corporate governance and long-term shareholder value creation, and we remain committed to maintaining a frequent and open dialogue with our shareholder base.

Committee Governance
Our Board has three standing committees, an Audit Committee, a Compensation Committee and a Corporate Governance/Nominating Committee. The membership and the function of each of these committees are described below:

	Audit	Compensation	Corporate Governance/Nominating
Jennifer S. Banner	l		l
Benjamin S. Butcher	l	l
Susan Carras		l	l
Ellen M. Goitia	Chair		l
Thomas H. Nolan, Jr.	l	Chair
Vice Adm. Anthony L. Winns (RET)		l	Chair
Number of meetings held during 2023	4	4	4

Audit Committee
All members of the Audit Committee are, and were during 2023, “independent” under NYSE rules. The Board has determined that each member of the Audit Committee qualifies as an audit committee financial expert, as that term is defined in the rules of the SEC.
The Audit Committee operates pursuant to a charter that was approved by the Board and that is reviewed and reassessed at least annually. The Audit Committee’s oversight responsibility includes oversight relating to: (i) the integrity of Elme’s consolidated financial statements and financial reporting process; (ii) Elme’s systems of disclosure controls and procedures, internal control over financial reporting and other financial information provided by Elme; (iii) Elme’s compliance with financial, legal and regulatory requirements; (iv) the annual independent audit of Elme’s financial statements, the engagement and retention of the registered independent public accounting firm and the evaluation of the qualifications, independence and performance of such independent public accounting firm; (v) the role and performance of Elme’s internal audit function; and (vi) the fulfillment of the other responsibilities of the Audit Committee set forth in its charter, including overseeing certain financial risks, as discussed above, and considering potential related party transactions, as discussed below.
The Audit Committee assists the Board in oversight of financial reporting, but the existence of the Audit Committee does not alter the responsibilities of Elme’s management and the independent accountant with respect to the accounting and control functions and financial statement presentation. For a more detailed description of the Audit Committee’s duties and responsibilities, please refer to the “Audit Committee Report” below in this Proxy Statement. The Audit Committee’s charter is available on our website, www.elmecommunities.com, under the heading “Investors” and subheading “Governance - Governance Documents,” and upon written request.

Compensation Committee
All members of the Compensation Committee are, and were in 2023, “independent” under NYSE rules. The Compensation Committee operates pursuant to a charter that was approved by the Board and that is reviewed and reassessed at least annually. The Compensation Committee’s responsibilities include, among other duties: (i) discharging responsibilities relating to compensation of Elme’s Chief Executive Officer, other executive officers and trustees, taking into consideration, among other factors, any shareholder vote on compensation; (ii) implementing and administering Elme’s compensation plans applicable to executive officers; (iii) overseeing and assisting Elme in preparing the Compensation Discussion and Analysis for inclusion in Elme’s proxy statement and/or Annual Report on Form 10-K; (iv) providing for inclusion in Elme’s proxy statement a description of the processes and procedures for the consideration and determination of executive officer and trustee compensation; and (v) preparing and submitting for inclusion in Elme’s proxy statement and/or Annual Report on Form 10-K a Compensation Committee Report. The Compensation Committee also engages in risk oversight, as discussed above, and reviews potential perquisites and benefit policies for executives.
The Compensation Committee’s charter is available on our website, www.elmecommunities.com, under the heading “Investors” and subheading “Governance - Governance Documents,” and upon written request.
Corporate Governance/Nominating Committee
All members of the Corporate Governance/Nominating Committee are, and were in 2023, “independent” under NYSE rules. The Corporate Governance/Nominating Committee operates pursuant to a charter that was approved by the Board and that is reviewed and reassessed at least annually.
The Corporate Governance/Nominating Committee’s responsibilities include, among other duties: (i) to identify, recruit and recommend to the full Board qualified candidates for nomination by the Board to be elected as trustees by the Company’s shareholders at the annual meeting of shareholders, or to fill Board vacancies consistent with criteria approved by the Board; (ii) to develop and recommend to the Board a set of corporate governance guidelines applicable to Elme, and implement and monitor such guidelines as adopted by the Board; (iii) to oversee the Board’s compliance with financial, legal and regulatory requirements and its ethics program as set forth in Elme’s Code of Business Conduct and Ethics; (iv) to review and make recommendations to the Board on matters involving the general operation of the Board, including the size and composition of the Board and the structure and composition of Board committees; (v) to recommend to the Board nominees for each Board committee; (vi) to periodically, but no less than annually, facilitate the assessment of the Board’s performance, as required by applicable law, regulations and NYSE corporate governance listing standards; (vii) assist management in the preparation of disclosure regarding trustee independence and the operations of the Corporate Governance/Nominating Committee as required by the SEC to be included in the Company’s annual proxy statement; (viii) oversee the Board's evaluation of management; and (ix) to consider corporate governance issues that may arise from time to time and make recommendations to the Board with respect thereto. The Corporate Governance/Nominating Committee shall also oversee, and periodically review and discuss with management and the Board, Elme’s strategies, activities and risks relating to environmental and sustainability matters, corporate social responsibility matters and human capital matters and engage in risk oversight, as discussed above.
The Corporate Governance/Nominating Committee’s charter is available on our website, www.elmecommunities.com, under the heading “Investors” and subheading “Governance - Governance Documents,” and upon written request.
Trustee Nominee Consideration
Selection Process
The Corporate Governance/Nominating Committee’s process for the recommendation of trustee candidates is described in our Corporate Governance Guidelines. Set forth below is a general summary of the process that the Corporate Governance/Nominating Committee currently utilizes for the consideration of trustee candidates. The Corporate Governance/Nominating Committee may, in the future, modify or deviate from this process in connection with the selection of a particular trustee candidate.
•The Corporate Governance/Nominating Committee develops and from time to time maintains a list of potential candidates for Board membership on an ongoing basis. Corporate Governance/Nominating Committee members and other Board members may recommend potential candidates for inclusion on such list. In addition, the Corporate Governance/Nominating Committee, in its discretion, may seek potential candidates from organizations, such as the National Association of Corporate Directors, that maintain databases of potential candidates, or engage executive search firms to assist in identifying potential candidates. Shareholders may also put forward potential candidates for the Corporate Governance/Nominating Committee’s consideration by submitting candidates to the attention of the Corporate Governance/Nominating Committee at our executive offices in Bethesda, MD. The Corporate Governance/Nominating Committee screens potential candidates in the same manner regardless of the source of the recommendation.
•The Corporate Governance/Nominating Committee reviews the attributes, skill sets and other qualifications for potential candidates (as discussed below) from time to time and may modify them based upon the Corporate Governance/Nominating Committee’s assessment of the needs of the Board and the skill sets required to meet those needs.
•When the Corporate Governance/Nominating Committee is required to recommend a candidate for nomination for election to the Board at an annual or special meeting of shareholders, or otherwise expects a vacancy on the Board to occur, it commences a candidate selection process by reviewing all potential candidates against the current attributes, skill sets and other preferred qualifications in order to determine whether a candidate is suitable for Board membership. This review may also include an examination of publicly available information and consideration of the NYSE independence requirements, the number of boards on which the candidate serves, the possibility of interlocks, other requirements or prohibitions imposed by applicable laws, regulations or Elme policies and practices, and any actual or potential conflicts of interest. The Corporate Governance/Nominating Committee then determines whether to remove any candidate from consideration as a result of the foregoing review. Thereafter, the Corporate Governance/Nominating Committee determines a proposed interview list from among the remaining candidates and discusses such interview list to the Board.
•Following the Board’s approval of the interview list, the Chair of the Corporate Governance/Nominating Committee or, at his or her discretion, other trustees, interview the potential candidates on such list. After the completion of candidate interviews, the Corporate Governance/Nominating Committee determines a priority ranking of the potential candidates on the interview list and discusses such priority ranking to the Board.
•Following the Board’s discussion of the priority ranking with the Board, the Chair of the Corporate Governance/Nominating Committee or, at his or her discretion, other trustees, contact the potential candidates based on their order in the priority ranking. When a potential candidate indicates his or her willingness to accept nomination to the Board, the recommendation process is substantially complete. Subject to a final review of eligibility under Elme policies and applicable laws and regulations using information supplied directly by the candidate, the Corporate Governance/Nominating Committee then recommends the candidate for nomination.
The Corporate Governance/Nominating Committee’s minimum qualifications and specific qualities and skills required for trustees are also set forth in our Corporate Governance Guidelines. Our Corporate Governance Guidelines currently provide that each trustee candidate, at a minimum, should possess the following attributes: integrity, trustworthiness, business judgment, credibility, collegiality, professional achievement, constructiveness and public awareness. Our Corporate Governance Guidelines also provide that, as a group, the independent trustees should possess the following skill sets and characteristics: financial acumen equivalent to the level of a public company chief financial officer or senior executive of a capital market, investment or financial services firm; operational or strategic acumen germane to the real estate industry; public and/or government affairs acumen; corporate governance acumen, gained through service as a senior officer or director of a publicly-owned corporation or through comparable academic or other experience; and diversity in terms of age, race, gender, ethnicity, geographic knowledge, industry experience and expertise, board tenure and culture. Additionally, our Corporate Governance Guidelines provide that no person shall be nominated for election as a trustee after his or her 75th birthday, except under circumstances set forth in the Corporate Governance Guidelines.
Diversity Policy
The Board maintains a policy with regard to consideration of diversity in identifying trustee nominees. Consistent with this policy, the Corporate Governance/Nominating Committee specifically considers diversity as a factor in the selection of trustee nominees. The Board believes that the best decisions can be made when a variety of viewpoints contribute to the process. As noted above, the Board defines diversity in our Corporate Governance Guidelines in terms of age, race, gender, ethnicity, geographic knowledge, industry experience and expertise, board tenure and culture.
The Board and the Corporate Governance/Nominating Committee both assess the diversity policy to be effective insofar as it has been actively incorporated into discussions of the Corporate Governance/Nominating Committee with respect to Board membership occurring since the policy was adopted.
In 2023, the Corporate Governance/Nominating Committee engaged in a process to identify potential candidates to the Board. In September 2023, the Board had the opportunity to choose a new trustee to nominate to the Board. Ms. Carras’ nomination presented the Board with the opportunity to apply the Board’s diversity policy, and her recruitment, nomination and appointment to the Board demonstrates the Corporate Governance/Nominating Committee’s understanding of the advantages and benefits to Elme of establishing and maintaining a well-rounded, diverse Board that functions respectfully as a unit.
Related Party Transactions Policy
Our Board has adopted a written policy regarding transactions with related persons, which we refer to as our “related party transactions policy.” Our related party transactions policy requires that a “related party,” which is defined as (i) any person who is or was a trustee, nominee for trustee, or executive officer of the Company at any time since the beginning of the last fiscal year, even if such person does not presently serve in that role; (ii) any person known by the Company to be the beneficial owner of more than 5% of the Company’s common shares when the related party transaction in question is expected to occur or exist (or when it occurred or existed); and (iii) any person who is or was an immediate family member of any of the foregoing when the related party transaction in question is expected to occur or exist (or when it occurred or existed), must promptly disclose any “related party transaction” (defined as any transaction directly or indirectly involving any related party that is required to be disclosed under Item 404(a) of Regulation S-K) to the Chief Administrative Officer. Related party transactions must be approved or ratified by either the Audit Committee or the full Board.
The policy provides that the Audit Committee or the full Board shall review transactions subject to the policy and decide whether to approve or ratify those transactions. In evaluating whether a transaction may be a Related Party Transaction, the Board or the Audit Committee may consider such factors as it deems appropriate, which factors may include, without limitation:
•the related party’s interest in the related party transaction;
•the approximate dollar value of the amount involved in the related party transaction;
•whether the transaction was undertaken in the ordinary course of business of Elme;
•whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
•the purpose of, and the potential benefits to Elme of, the transaction; and

•any other information regarding the related party transaction or the related party in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
Communications with the Board
The Board provides a process for shareholders and other interested parties to send communications to the entire Board or to any of the trustees. Shareholders and interested parties may send these written communications c/o Corporate Secretary, Elme Communities, 7550 Wisconsin Avenue, Suite 900, Bethesda, MD 20814. All communications will be compiled by the Corporate Secretary and submitted to the Board or the Lead Independent Trustee on a periodic basis.
Corporate Governance Guidelines
Elme has adopted Corporate Governance Guidelines. Our Corporate Governance Guidelines, as well as the Committee Charters, are available on our website, www.elmecommunities.com, under the heading “Investors” and subheading “Governance - Governance Documents,” and upon written request.
Code of Business Conduct and Ethics
Elme has adopted a Code of Business Conduct and Ethics that applies to all of its trustees, officers and employees. The Code of Business Conduct and Ethics is available on our website, www.elmecommunities.com, under the heading “Investors” and subheading “Governance - Governance Documents,” and available upon written request. Elme intends to post on our website any amendments to, or waivers from, the Code of Business Conduct and Ethics promptly following the date of such amendment or waiver.
Trustee Compensation
General
Periodically, our Compensation Committee reviews, with advice from Ferguson Partners Consulting L.P. (“FPC”), our independent compensation consultant, the compensation for our trustees. Our trustee compensation was last revised in 2019 and took effect immediately following the 2020 Annual Meeting. Under our trustee compensation program, each non-employee trustee receives an annual cash retainer of $55,000. The Lead Independent Trustee is entitled to an additional annual cash retainer of $50,000. Each non-employee trustee who serves as a chair of one of the standing committees of the Board of Trustees, and each non-chair member of a standing committee, receives an additional retainer as follows:

In addition, each of our non-employee trustees also receives an annual $100,000 common share grant, 50% of which is awarded on December 15 of each calendar year with the remaining 50% awarded on the earlier of the date of the annual meeting of shareholders or May 15. The number of common shares is determined by the closing price of the common shares on the date of grant and are fully vested on the date of the grant.
No additional fees are paid to any trustee for their attendance at any Board or committee meeting.
Elme has adopted a non-qualified deferred compensation plan for non-employee trustees. The plan allows any non-employee trustee to defer a percentage or dollar amount of his or her cash compensation and/or all of his or her share compensation. Cash compensation deferred is credited with interest equivalent to the weighted average interest rate on Elme’s fixed-rate bonds as of December 31 of each respective calendar year. A non-employee trustee may alternatively elect to designate that all of his or her annual board retainer and/or all of his or her share compensation be converted into restricted share units (“RSUs”) at the market price of common shares as of the end of the applicable quarter. The RSUs are credited with an amount equal to the corresponding dividends paid on Elme’s common shares. Following a trustee’s separation from service, the deferred compensation plus earnings can be paid either in a lump sum or, in the case of deferred cash compensation only, in installments pursuant to a prior election of the trustee. Compensation deferred into RSUs is paid in the form of shares. Upon a trustee’s death, the trustee’s beneficiary will receive a lump sum payout of any RSUs in the form of shares, and any deferred cash compensation will be paid in accordance with the trustee’s prior election either as a lump sum or in installments. The plan is unfunded, and payments are to be made from general assets of Elme.
Trustee Ownership Policy
The Board has adopted a trustee share ownership policy for non-employee trustees. Under the policy, each trustee is required to retain an aggregate number of common shares the value of which must equal at least five times the annual cash retainer at the time of their election to the board (the “Ownership Minimum”).
In order to calculate the required number of shares, the annual cash retainer at the time of a trustee’s election (or, if later, the policy implementation date of July 23, 2014) is multiplied by five, with the resulting product then being divided by the average closing price for the 60 days prior to the date of election (or appointment) (or, if later, the policy implementation date). Each non-employee trustee is required to meet the threshold within five years after his or her initial election to the Board. Trustees whose initial election was more than five years before the policy implementation date were required to have met their ownership goal on the policy implementation date. The aggregate number of common shares required to be held by each trustee is determined based on the market value of common shares over the 60 trading days prior to the first date of election (or appointment), as applicable. Once established, a trustee’s common share ownership goal will not change because of changes in his or her annual retainer or fluctuations in Elme’s common share price.
While a trustee serves on the Board, until a trustee has met the Ownership Minimum, common shares received by trustees as compensation are restricted in transfer.

Trustee Compensation Table
The following table summarizes the compensation paid by Elme to our non-employee trustees who served on the Board for the fiscal year ended December 31, 2023. All share awards are fully vested. See “Principal and Management Shareholders - Trustee and Executive Officer Ownership” on page 37 for information on each Trustee’s beneficial ownership of shares. Mr. McDermott does not receive any compensation for his service as a member of the Board.

(a)	(b)	(c)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards[1] ($)	Total ($)
Jennifer S. Banner	72,500	99,982	172,482
Benjamin S. Butcher	100,625	99,982	200,607
Susan Carras[2]	21,778	22,865	44,643
Ellen M. Goitia	82,500	99,982	182,482
Thomas H. Nolan, Jr.	80,000	99,982	179,982
Vice Adm. Anthony L. Winns (RET.)	76,500	99,982	176,482
1 Column (c) represents the total grant date fair value of all equity awards computed in accordance with FASB ASC Topic 718.
2 Ms. Carras began serving as a trustee on September 8, 2023.

Executive Officers
Set forth below is certain information regarding each of our current executive officers as of April 18, 2024, other than Mr. McDermott, who is both an executive officer and a trustee and whose biographical information can be found on page 16. There are no family relationships between any trustee and/or executive officer.
The following table contains information regarding our current executive officers.

NAME OF EXECUTIVE OFFICER	AGE	POSITION
Paul T. McDermott	62	President and Chief Executive Officer
Tiffany M. Butcher	45	Executive Vice President and Chief Operating Officer
Steven M. Freishtat	49	Executive Vice President and Chief Financial Officer
Susan L. Gerock	57	Senior Vice President and Chief Information Officer
W. Drew Hammond	50	Senior Vice President and Chief Administrative Officer
Each of the executive officers listed above, as well as Stephen E. Riffee, our former Executive Vice President and Chief Financial Officer who retired on February 28, 2023, are our named executive officers (“NEOs”).

Please see “Proposal 1: Election of Trustees — Trustees” for information regarding Paul T. McDermott.

Current Executive Officers

TIFFANY M. BUTCHER	Age 45
Executive Vice President and Chief Operating Officer

Ms. Butcher joined Elme Communities in July 2023 and serves as Executive Vice President and COO. In this capacity, she is responsible for guiding the company’s operating strategy, advancing and implementing operational improvements and aligning the day-to-day operations and asset management with the strategic goals set by the CEO and Board of Trustees. Prior to joining Elme Communities, Ms. Butcher held various positions at JBG SMITH Properties since 2007. She was named JBG SMITH’s Chief Residential Officer in January 2023 and previously served as Executive Vice President from 2017 to 2023. In these roles at JBG SMITH, Ms. Butcher led the development and execution of the operating strategy for over 11,000 multifamily apartments under management throughout the Washington, DC area, led organizational change initiatives centered on customer service and creating onsite efficiencies, and managed a regional and corporate team overseeing hundreds of onsite employees. Ms. Butcher holds a Master of Business Administration from Harvard Business School and a bachelor’s degree from the University of Virginia. She serves on the Board of the Boys & Girls Clubs of Greater Washington and The House DC.

STEVEN M. FREISHTAT	Age 49
Executive Vice President and Chief Financial Officer

Mr. Freishtat joined Elme in November 2015 and was promoted to Executive Vice President, Chief Financial Officer in March 2023. In this capacity, he is responsible for managing finance, investor relations, and research operations. He previously served as Elme's Vice President, Finance, from 2020 to 2023, Senior Director, Finance, from 2018 to 2020, Director, Finance, from 2017 to 2018 and Finance Manager from 2015 to 2017. Prior to joining Elme, Mr. Freishtat held positions at CapitalSource Inc. from 2004 to 2015, most recently as Vice President, Corporate Finance, and at Marriott International. Mr. Freishtat holds a Bachelor of Science degree in Finance from Indiana University and a Masters of Business Administration from the Goizueta School of Business at Emory University.

SUSAN L. GEROCK	Age 57
Senior Vice President and Chief Information Officer

Ms. Gerock joined Elme in April 2016 as Vice President, Information Technology and Chief Information Officer. In February 2022, Ms. Gerock was promoted to Senior Vice President, Chief Information Officer. In such capacity, she is responsible for the leadership, integrative management and direction for company information systems including corporate-wide planning, budgeting for information technologies and coordination and integration of all company information technology and cybersecurity matters. She has over 29 years of management and information technology experience in commercial real estate, manufacturing, and retail. Prior to joining Elme, she held various roles at COPT Defense Properties, her most recent serving as Senior Vice President and Chief Information Officer. She previously served as a Senior Information Technology Director for CarrAmerica, an NYSE-listed office REIT and as an Information Technology Director for Archstone-Smith. Ms. Gerock holds an undergraduate degree from The College of William & Mary and holds a Master of Science, Management of Information Technology degree from the University of Virginia, McIntire School of Commerce. Ms. Gerock serves on the Board of Directors of 826DC.

W. DREW HAMMOND	Age 50
Senior Vice President and Chief Administrative Officer

Mr. Hammond joined Elme Communities in October 2012 and serves as Senior Vice President and Chief Administrative Officer, a position he has held since September 2023. In his current capacity, he oversees the company’s day-to-day operations, facilitates corporate strategic planning, and provides input for strategy and companywide goal setting. He also oversees the accounting, human resource, legal and treasury functions. Prior to September 2023, he served as Vice President, Chief Accounting Officer 2015 until March 2023, and Senior Vice President and Chief Accounting Officer from March 2023 until September 2023. Prior to joining Elme Communities, Mr. Hammond held various roles at CapitalSource, Inc. from 2003 – 2012, most recently as Controller. Prior to CapitalSource, Mr. Hammond was a Senior Manager at Ernst & Young LLP from May 2002 to December 2003, and held various positions in the assurance practice at Arthur Andersen LLP from 1995 to 2002. Mr. Hammond earned a Bachelor of Science in Business Administration and Accounting from Washington and Lee University and is a certified public accountant.

CORPORATE RESPONSIBILITY
At Elme Communities, we embed environmental, social, and governance (“ESG”) practices into every aspect of our business, with oversight by our Board of Trustees. Our robust ESG program touches all departments and focuses on key issues such as determining meaningful ways to reduce our greenhouse gas (“GHG”) emissions with positive returns on investments, incorporating Diversity, Equity, Inclusion, and Accessibility (“DEIA”) to better reflect our communities, and ensuring our employees are well trained for their respective roles and on a pathway to career development.
For more information on Elme Communities initiatives, visit the ESG section of our website at https://www.elmecommunities.com/esg. This includes our most recent ESG Report, Code of Business Conduct and Ethics, Environmental Policy, Human Rights Statement, Political Contributions Policy, and Vendor Code of Conduct. Information on or accessible through our website is not and should not be considered part of this Proxy Statement.
Environmental Matters
Sustainable Leadership in the Multifamily Space
Mitigating energy, water, waste, and greenhouse gas emissions is an essential part of effective property management. For the value-add multifamily sector, which has often appeared to lack investment in sustainability and efficiency opportunities, we are proud to say that we are raising the bar for sustainability advancement. As the first in the country to achieve Building Research Establishment Environmental Assessment Methodology (“BREEAM”) certification for existing multifamily properties, we paved a new path for the Class B multifamily space to deliver superior efficiency and sustainability performance. In fact, in 2023, over 6 million square feet of our multifamily assets held at least one sustainability certification, such as BREEAM, LEED, and ENERGY STAR. Additionally, over 1 million square feet of multifamily assets achieved Fitwel Health and Wellness certification. By the end of 2023, over 70% of our portfolio held an ESG-related certification.
We are committed to bringing all of our properties, including both new acquisitions and new developments, up to Elme Communities' standard of delivering superior efficiency and sustainability performance for our residents.
Net Zero Carbon Commitment
Understanding our GHG emissions and following a path to limit our contributions to climate change is a top priority for our organization. In 2022, we joined the U.S. Department of Energy’s Better Climate Challenge, further confirming our commitment to reducing our carbon emissions over the next ten years, as well as sharing our strategies to help other organizations reduce carbon and save energy. This is in tandem with our existing participation in ULI’s Greenprint program, where we previously committed to reducing our Scope 1 and 2 GHG emissions to Net Zero by 2050.

Social Matters
Employee Benefits, Training, and Safety
We support our employees with a robust and competitive employee benefits program, including a flexible vacation policy, parental leave, 401(k) matching, tuition reimbursement, an Employee Assistance Program, and other programs. Additionally, we have a wellness program that provides fun, engaging challenges to encourage employees to continuously improve their physical, mental, and financial well-being.
All employees receive ethics and Code of Business Conduct and Ethics training upon hire and must review and recertify their knowledge of these items annually. This training is completed through our online training platform and in person training sessions with the human resource team. Additionally, employee training covers the identification and prevention of workplace harassment and discrimination, how to foster a healthy and safe environment, diversity and inclusion, cybersecurity, sustainability and environmental awareness, and disaster/emergency awareness and procedures. Role-specific training is provided by each individual department.
Our goal is to provide a safe, healthy environment for our employees and residents. We do this by establishing policies and procedures aimed to reduce risk, implementing safety training addressing potential perils, creating awareness around common incidents (and how to avoid them), and celebrating safety champions.
Diversity Initiatives
Elme Communities’ DEIA Initiative is a long-term commitment to promoting an environment where each individual feels comfortable being their most authentic selves. We believe diversity of backgrounds, experiences, cultures, ethnicities, and interests leads to new ways of thinking and drives engagement and organizational success. Our diverse Cultural Advisory Board (“CAB”) is overseen by our senior leadership team and our Board. The CAB tracks and monitors our diversity metrics and facilitates learning and training opportunities, including a diversity speaker series, targeted recruitment and relationship development with diverse industry groups and partnering with community-based non-profit organizations for volunteer activities.
We engage with DEIA experts to support our organization in defining measurable key performance indicators around success of the program for key areas including workplace equity, workforce diversification, supplier diversity, community impact, and employee engagement.

We continue to monitor key diversity metrics, including age, self-identified ethnic origin and self-identified gender across new hires, senior management, executives and total employees.
As a multifamily owner, it is critical all employees understand unconscious bias and the requirements around fair housing. Every employee of our organization from asset managers to accountants receives Fair Housing training.

Human Rights
The Company also has a human rights policy, which in line with the United Nations Guiding Principles on Business and Human Rights, takes direction from the United Nations International Bill of Human Rights and the International Labor Organization Declaration of Fundamental Principles and Rights at Work. Our human rights policy is reviewed annually by the Corporate Governance/Nominating Committee and covers health, safety and wellbeing policies, anti-discrimination and harassment policies and ethical workplace guidelines.
Vendor Code of Conduct
We are also committed to developing and operating our communities and business in an ethical and responsible manner and have a vendor code of conduct which sets expectations for all vendors and suppliers, including with respect to anti-bribery and corruption, record keeping, conflicts of interest, human rights, labor standards, and discrimination.
Political Engagement and Disclosure
Public sector decisions affect our business and industry and the communities in which we operate. For these reasons, we may participate in the political process through engagement with local and federal government officials and policy makers. We are committed to conducting these activities in a transparent manner that reflects responsible corporate citizenship and best serves the interests of our shareholders, employees, and other stakeholders. To that end, we have developed a political contributions policy, which allows certain political spending, including contributions to local, state or federal candidates or to political action committees or the payment of fees or expenses related to political processes or lobbying, only if that spending is in line with the Company’s business purpose and if the Chief Executive Officer (after consultation with outside counsel) has provided written approval of the spending. The political contributions policy is reviewed annually by the Corporate Governance/Nominating Committee.

Financial Inclusion
Financial inclusion aims to increase the availability and equality of financial service opportunities, remove barriers to the financial sector, and enable individuals to improve their financial wellbeing.

In 2023, we worked with our partner Esusu to report on-time rent payments to all three credit bureaus at no cost to residents, providing an opportunity for all residents to build their credit. This initiative follows a “do no harm” mindset. Therefore, only on-time payments—not delinquencies—are reported. In addition to credit reporting, the rent reporting platform offers and provides housing stability loans for residents experiencing financial hardship who qualify for the program. These interest-free loans provide up to three months’ rent relief, enabling residents to remain housed during difficult times.

In 2023, Elme had over 11,000 residents (over 95%) participate in the credit reporting program, and approximately 150 individuals/families receive interest-free housing loans. These programs support the short- and long-term financial wellbeing of our residents.

Corporate Governance Matters
The Board of Trustees is committed to strong corporate governance. Our governance framework is designed to promote the long-term interests of Elme and our shareholders and strengthen Board and management accountability.
Corporate Governance Highlights

WHAT WE DO
☑	Annual Election of Trustees. All of our Trustees stand for election annually.
☑
Majority Voting Standard for Trustees with Trustee Resignation Policy. Our bylaws include a majority-voting standard for the election of Trustees in uncontested elections. Under our Corporate Governance Guidelines, any incumbent Trustee who fails to receive the required vote for re-election is expected to offer to resign from our Board of Trustees.

☑	Concurrent Shareholder Power to Amend our Bylaws. Our bylaws may be amended by either our shareholders or the Board.
☑	Independent Board. Six of our seven Trustees are independent and all members serving on our Audit, Compensation and Corporate Governance/Nominating Committees are independent.
☑
Lead Independent Trustee. Our Lead Independent Trustee ensures strong, independent leadership and oversight of our Board of Trustees by, among other things, presiding at executive sessions of the independent Trustees.

☑	Board Evaluations. Our Corporate Governance/Nominating Committee oversees annual evaluations of our Board and its committees.
☑	Risk Oversight by Full Board and Committees. A principal function of our Board is to oversee risk assessment and risk management related to our business.
☑	Code of Ethics. A robust Code of Business Conduct and Ethics is in place for our Trustees, officers and employees.
☑	Clawback Policy. Our Board has adopted a formal clawback policy consistent with SEC rules and NYSE listing standards.
☑	Anti-Hedging and Anti-Pledging. Our Trustees, executive officers and employees are subject to anti-hedging and anti-pledging policies.
☑	Annual Say-on-Pay. We annually submit “say-on-pay” advisory votes to shareholder for their consideration and vote.
☑
Sustainability. We strive to conduct our business in a socially responsible manner that balances consideration of environmental and social issues with creating long-term value for our Company and our shareholders. We publish an annual report on the achievement of our sustainability goals.

☑	No Over-boarding. Our Corporate Governance Guidelines limit Trustee membership on other public company boards to three other public company boards in addition to our Board.
☑	Shareholder-requested Meetings. Our bylaws permit shareholders to request the calling of a special meeting.
☑	No Poison Pill. No Shareholder Rights Plan in effect.
☑	Share Ownership Policy. We maintain a share ownership policy applicable to our Trustees and executive officers.

PRINCIPAL AND MANAGEMENT SHAREHOLDERS
Trustee and Executive Officer Ownership
The following table sets forth certain information concerning all common shares beneficially owned as of March 27, 2024 by each current Trustee and Trustee Nominee, by each of the NEOs and by all current Trustees and executive officers as a group. Unless otherwise indicated, the voting and investment powers for the common shares listed are held solely by the named holder and/or the holder’s spouse.

Name	Common Shares Owned [1]	Percentage of Total
Jennifer S. Banner	15,005	*
Benjamin S. Butcher	68,729	*
Tiffany M. Butcher	41,584	*
Susan Carras	1,578	*
Steven M. Freishtat	36,709	*
Susan L. Gerock	58,014	*
Ellen M. Goitia	32,927	*
W. Drew Hammond	47,383	*
Paul T. McDermott	614,692	*
Thomas H. Nolan, Jr.	44,148	*
Stephen E. Riffee[2]	—	*
Vice Adm. Anthony L. Winns (RET.)	56,486	*
All Trustees and Executive Officers as a group (11 persons)[3]	1,017,255	1.2%

1    Includes common shares issuable, pursuant to vested RSUs as follows: Ms. Banner,15,005; Mr. Butcher, 68,729; Mr. Nolan, 42,171; Mr. Winns, 56,486; and all Trustees as a group, 182,391.
2    Mr. Riffee retired on February 28, 2023. See “Mr. Riffee’s Retirement” on page 56.
3     As a former executive officer, Mr. Riffee is not included in this group.
* Less than 1%.
** Ms. Butcher, our Chief Operating Officer, and Mr. Butcher, our lead independent trustee, are not related.

5% Shareholder Ownership
Elme, based upon Schedules 13G filed with the SEC, believes that the following persons beneficially own more than 5% of the outstanding common shares as of March 27, 2024.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	17,168,301	1	19.5%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	14,163,157	2	16.1%
FMR LLC 245 Summer Street Boston, MA 02210	5,817,166	3	6.6%
State Street Corporation 1 Congress Street, Suite 1 Boston, MA 02114	5,725,414	4	6.5%
1    Based upon Schedule 13G/A filed on January 19, 2024. BlackRock, Inc. (“BlackRock”) has sole voting power with respect to 16,768,247 of these shares and sole dispositive power with respect to 17,168,301 of these shares. The Schedule 13G/A further indicates that the following subsidiaries of BlackRock acquired the shares reported on the Schedule 13G/A: BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors (which beneficially owns 5% or greater of the outstanding shares of the security class being reported on the Schedule 13G), BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited and BlackRock Fund Managers Ltd.
2    Based upon Schedule 13G/A filed on February 13, 2024. The Vanguard Group has shared voting power with respect to 130,871 of these shares, sole dispositive power with respect to 13,940,508 of these shares, and shared dispositive power with respect to 222,649 of these shares.
3     Based upon Schedule 13G/A filed on February 9, 2024. FMR, LLC has sole voting power with respect to 5,815,880 of these shares and sole dispositive power with respect to 5,817,166 of these shares. Abigail P. Johnson reports sole dispositive power with respect to 5,817,166 shares. The Schedule 13G/A further indicates that the following subsidiaries of FMR LLC acquired the shares reported in the Schedule 13G: FIAM LLC, Fidelity Management & Research Company and Strategic Advisers LLC. The Schedule 13G/A further indicates that Abigail P. Johnson is a director, the Chairman and Chief Executive Officer of FMR LLC.
4    Based upon Schedule 13G/A filed on January 29, 2024. State Street Corporation has shared voting power with respect to 4,615,641 of these shares and shared dispositive power with respect to 5,716,814 of these shares. The Schedule 13G/A further indicates that the following subsidiaries of State Street Corporation acquired the shares reported on the Schedule 13G/A: SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisors, Australia, Limited, State Street Global Advisors (Japan) Co., Ltd, State Street Global Advisors Europe Limited and State Street Global Advisors Trust Company.

PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Description of Proposal
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we provide our shareholders, annually, with the opportunity to vote, on an advisory basis, on the compensation of our named executive officers, or NEOs, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This proposal is commonly known as a Say-on-Pay vote.
Please review the sections of this Proxy Statement entitled “Compensation Discussion and Analysis” for additional details regarding our executive compensation program. Please note, in particular the portion entitled “Compensation Objectives and Components” on page 41 which describes significant components of our executive compensation program and actions taken by the Compensation Committee during and with respect to the 2023 compensation year.
We are asking our shareholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal gives our shareholders the opportunity to express their views on our NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our shareholders to vote FOR the following resolution at the Annual Meeting:
“RESOLVED, that Elme’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Elme’s Proxy Statement for the 2024 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission (Item 402 of Regulation S-K), including the Compensation Discussion and Analysis, the compensation tables and narrative disclosure contained in this proxy statement.”
As provided by the Dodd-Frank Act, this vote is advisory, and therefore not binding on Elme, the Board or the Compensation Committee. However, the Board and Compensation Committee value the views of our shareholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Voting Matters
Under our bylaws, approval of the Say-on-Pay vote requires the affirmative vote of a majority of the votes cast. A majority of votes cast means that the number of votes “FOR” a proposal must exceed the number of votes “AGAINST” that proposal. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of this vote.
Notwithstanding the approval requirements set forth in the previous paragraph, the vote remains advisory, and the Board and Compensation Committee value the opinions of our shareholders regardless of whether approval (as defined in the previous paragraph) is actually obtained.
Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

COMPENSATION DISCUSSION AND ANALYSIS
Our 2023 performance highlights include:

☑	Delivered same-store Multifamily Net Operating Income (“NOI”) growth of 8.3% and total NOI growth of 9.4% compared to the prior year
☑	Finalized our transition to Elme management, completing our internal infrastructure transformation
☑	Retained over 90% of our existing community team members during our transition to Elme management from third-party operators
☑	Achieved same-store resident retention of 63% while capturing very strong same-store renewal lease rate growth of 6.2%
☑	Recruited outstanding new talent, including key portfolio-level operational positions
☑	Acquired Elme Druid Hills, creating greater scale efficiency and further enhancing the growth outlook for the Atlanta portfolio
☑	Achieved sustainability certifications for 70% of our multifamily communities
☑	Achieved recognition within ENERGY STAR Certification Nation by achieving ENERGY STAR Certifications at over 34% of communities
* Please refer to the Financial Reporting Annex included in this Proxy Statement for related definitions and reconciliations to the most directly comparable generally accepted accounting principles (“GAAP”) financial measure.
Compensation Objectives and Components
The primary goals of our executive compensation program are to attract and retain the best executive talent while aligning the interests of our executives with those of our shareholders. We believe that providing salaries that fairly reward executives for their value to the organization is a critical base element of compensation. We also view performance-based compensation as a means to further motivate and reward our executives for achievement of our strategic and financial objectives. As a result, a substantial portion of our executive compensation program is performance-based.

A summary of some of the key attributes - what we do and what we don’t do - that define our program, is set forth below:

What We Do	What We Don’t Do
We pay for performance - the vast majority of any executive officer’s total compensation being based on performance and therefore “at-risk”	Change in control agreements do not provide for single trigger cash severance payments
We use multiple and balanced performance measures in our STIP established for each performance period	We do not provide tax gross-ups with respect to payments made in connection with a change in control
Payments under our STIP and LTIP are capped	We do not allow hedging or pledging of our shares
We use total shareholder return in our LTIP	We do not guarantee minimum STIP or LTIP payouts or annual salary increases
We have implemented a clawback policy consistent with SEC rules and NYSE listing standards	We do not pay dividends on performance-based restricted shares until the performance period ends
We have robust share ownership guidelines (which apply to executive officers and Trustees)
Compensation Committee has engaged an independent compensation consultant
For 2023, our executive compensation program primarily consisted of base salary, our short-term incentive plan (the “STIP”) and our long-term incentive plan (the “LTIP”). The STIP for 2023 consisted solely of a cash component. The LTIP consisted of awards of unrestricted shares and restricted shares. The additional components of our executive compensation program are described below under “Other Executive Compensation Components.”
On February 14, 2023, the Compensation Committee recommended to the Board and the Board adopted amendments to the STIP (the “2023 STIP Amendment”) and the LTIP (the “2023 LTIP Amendment”). Upon adoption by the Board, each of the STIP, as amended, and the LTIP, as amended, became effective for the performance periods beginning January 1, 2023. The 2023 STIP Amendment revises the STIP to, among other things, reflect the removal of the hardwired award percentages and add a provision for calculating an award if a participant’s employment is terminated under certain circumstances prior to the establishment of such participant’s award percentages for the then-current performance period. The 2023 LTIP Amendment, among other things, makes corresponding changes as described above for the amendment to the STIP, establishes that, upon a qualifying termination, achievement of any strategic goal equity grant shall be determined based on actual levels of achievement on the date of such termination, and that upon a change in control, any strategic goal equity grant will vest at the greater of target level and actual level of attainment of the strategic goals as of the change of control.

The Compensation Committee makes compensation decisions after careful analysis of performance information and market compensation data. In developing our executive compensation program, the Compensation Committee established the following compensation guidelines:
•executive base salaries should generally approximate the median base salary of our peer group, but there should also be flexibility to address particular individual circumstances that might require a different result, and
•total direct compensation should result in pay levels consistent with the 75th percentile of our peer group only in circumstances where management has achieved “top level performance” in operational performance and strategic initiatives.
An executive’s salary and total direct compensation are not mechanically set to be a particular percentage of the peer group median. Instead, the Compensation Committee reviews the executive’s compensation relative to the peer group to help the Compensation Committee perform its overall analysis of the compensation opportunity for each executive. Peer group data is not used as the determining factor in setting compensation because (1) the executive’s role and experience within the Company may be different from the officers at the peer companies, (2) the compensation for officers at the peer companies may be the result of over- or under-performance and (3) the Compensation Committee believes that ultimately the decision to establish target compensation for a particular executive should be based on its members’ own business judgment with respect to the compensation opportunity for each executive, taking into account advice from FPC, as noted below.
Say-On-Pay Results and Consideration

Because our recent “say-on-pay” advisory votes received the approval of a very significant percentage of those shareholders voting (i.e., approval from holders of more than 98%, 96%, and 94% of our shareholders who cast votes in 2021, 2022 and 2023, respectively), the Compensation Committee considered such results and did not implement programmatic changes to our executive compensation program motivated by the shareholder advisory vote.

Following the say-on-frequency vote at last year’s annual meeting, the Board determined that, consistent with the vote of the shareholders, Elme would continue to hold future say-on-pay votes on an annual basis until the next required vote regarding frequency of “say-on-pay” votes is conducted in 2029.

Role of Compensation Consultant and 2023 Peer Group Analysis
Pursuant to the Compensation Committee charter, the decision to retain an independent consultant (as well as other advisors) is at the sole discretion of the Compensation Committee, and any such independent consultant works at the direction of the Compensation Committee. Pursuant to such authority, the Compensation Committee engaged the services of FPC, as an independent executive compensation consultant, to provide advice and counsel in carrying out its duties. In establishing 2023 executive compensation levels, the Compensation Committee Chair worked with FPC to determine the scope of work to be performed to assist the Compensation Committee in its decision-making processes. FPC incurred approximately $47,500 in 2023 for its services in providing advice on executive compensation. In conducting its work on 2023 executive compensation levels for the Compensation Committee, FPC also interacted with other members of the Compensation Committee, the Lead Independent Trustee, the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer and the Senior Vice President and Chief Administrative Officer. FPC also provided the Compensation Committee with competitive pay analyses regarding both the broader market (including a survey of the compensation of similarly situated executives employed by companies in the most recent National Association of Real Estate Investment Trusts, Inc. (“Nareit”) compensation survey) and a group of public REITs. FPC also provided the Compensation Committee with market data on executive pay practices and levels. FPC attended Compensation Committee meetings and, upon request by the Compensation Committee, executive sessions to provide advice and counsel regarding decisions facing the Compensation Committee.
In addition, in 2023, management engaged FPC to assist with benchmarking the market practices across our broader employee population and incurred approximately $170,000 in 2023 for its services in which a separate consultant from FPC lead this effort. While the Compensation Committee and the Board did not approve these non-executive compensation services, the Compensation Committee does annually consider all factors relevant to FPC's independence from management, including those identified by the NYSE. The Compensation Committee believes that the services provided by FPC related to non-executive compensation matters did not impact the advice and services that FPC provided to the Compensation Committee on executive compensation matters.
The Compensation Committee has reviewed its relationship with FPC to ensure that FPC is independent from management. This review process includes a review of the services FPC provides, the quality of those services, and fees associated with the services during the fiscal year, as well as consideration of the factors impacting independence that are set forth in NYSE rules.
The Compensation Committee worked with FPC to develop the comparative 12-company peer group below. FPC then conducted a market analysis of executive compensation packages, practices and pay levels based on this group. Due to Elme’s unique geographic focus, it is difficult to construct a peer group that matches Elme’s exact business model; however, the Compensation Committee, with FPC’s consultation, believes the companies identified below were suitable peers for 2023, as they (i) fell between 0.5 and 2.7 times the size of Elme based on total market capitalization, (ii) own and/or operate multifamily and/or commercial properties, and (iii) are self-advised and internally managed. FPC compared the compensation of Elme’s NEOs to the compensation of similarly situated executives employed by companies in the most recent Nareit compensation survey and the peer companies.

Peer	Industry	Market Capitalization ($MM) as of December 31, 2023
Independence Realty Trust, Inc.	Multifamily	$3,434
JBG SMITH Properties	Diversified	1,628
Veris Residential, Inc.	Diversified	1,450
Elme Communities	Multifamily	1,282
Easterly Government Properties, Inc.	Office	1,279
Apartment Investment and Management Company	Multifamily	1,141
RPT Realty*	Shopping Center	1,112
UMH Properties, Inc.	Manufactured Home	1,017
Brandywine Realty Trust	Office	929
Piedmont Office Realty Trust, Inc.	Office	880
Centerspace	Multifamily	876
Armada Hoffler Properties, Inc.	Diversified	834
Global Medical REIT Inc.	Health Care	728
*In January 2024, RPT Realty was acquired by Kimco Realty Corporation, a Shopping Center REIT.
FPC’s data compared the compensation of Elme officers based on base salary and total direct compensation, which included base salary, annual incentive compensation and an annualized present value of long-term incentive compensation. The Compensation Committee considers the amount and mix of base and variable compensation by referencing, for each executive level and position, the prevalence of each element and the level of compensation that are provided in the market based on the FPC comparison analysis.
The Compensation Committee takes into account current financial performance in its evaluation of executive compensation. In particular, as it pertains to 2023, the Compensation Committee took into account key drivers of value creation such as the assumption of the operations at our properties from third party managers including the onboarding of community personnel, execution of the Company's value add strategy at the community level, and continued implementation of a new technology platform to create operational efficiencies, among others, as well as the Company's absolute performance, performance relative to other companies in the industry and external circumstances that impacted the Company’s performance. The Compensation Committee does not delegate any of its principal functions or responsibilities.

Role of Executives
The Compensation Committee believes management input is important to the overall effectiveness of Elme’s executive compensation program. The Compensation Committee believes the advice of an independent consultant should be combined with management input and the business judgment of the Compensation Committee members to arrive at a proper alignment of compensation philosophy, programs and practices.
The President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, and Senior Vice President and Chief Administrative Officer are the management members who interact most closely with the Compensation Committee. These individuals work with the Compensation Committee to provide their perspectives on aligning compensation strategies with our business strategy and on how well our compensation programs appear to be working.
Target Compensation
The targeted compensation by component for our Chief Executive Officer (“CEO”) and all other NEOs in 2023 was as follows:

Base Salary
The annual base salaries for our NEOs, as determined by our Compensation Committee for our President and Chief Executive Officer and by our President and Chief Executive Officer for our Executive Vice Presidents and Senior Vice Presidents, were as follows:

Position	Name	2023	2022	2021
Chief Executive Officer	Paul T. McDermott	$750,000	$750,000	$750,000
Executive Vice President	Stephen E. Riffee[1]	450,000	450,000	450,000
Executive Vice President	Steven M. Freishtat[2]	325,000	—	—
Executive Vice President	Tiffany M. Butcher[3]	425,000	—	—
Senior Vice President	Susan L. Gerock	315,000	315,000	—
Senior Vice President	W. Drew Hammond[4]	315,000	—	—
1    Mr. Riffee retired on February 28, 2023.
2     Mr. Freishtat was appointed as an executive officer effective as of March 1, 2023.
3    Ms. Butcher joined Elme and was appointed as an executive officer effective as of July 10, 2023.
4    Mr. Hammond was appointed as an executive officer effective as of September 19, 2023.

The Compensation Committee, acting in consultation with FPC, reviews and approves salary recommendations annually based on the considerations described above. The 2023 compensation for each of our NEOs was determined based on a review of publicly disclosed compensation packages of executives of other public real estate companies and was intended to ensure that executive salaries generally approximate the median of the peer group.
Short-Term Incentive Plan (STIP)
Under the STIP, all NEOs have the opportunity to receive an annual bonus award, payable in cash following completion of the one-year performance period, based on the achievement of certain performance measures that are established for each performance period. Each year, the Compensation Committee will establish the threshold, target and high performance goals for each performance measure, as well as the weighting attributable to each such performance measure, with the aggregate weighting for all such performance measures to total 100%. Such performance measures will consist of one or more financial performance measures and, if determined by the Compensation Committee, individual performance measures.
Upon or following completion of a performance period, the degree of achievement of each financial performance measure will be determined by the Compensation Committee in its discretion (taking into account such items as absolute performance, performance relative to other companies in the industry, challenges faced by Elme and/or positive external circumstances that may have beneficially impacted Elme’s performance, input from the Board and a written presentation on satisfaction of such financial performance goals provided by the President and Chief Executive Officer). If the Compensation Committee determines that the degree of achievement of an applicable financial performance measure fell between threshold and target or between target and high, then the portion of the award dependent upon such financial performance measure shall be determined by linear interpolation. If achievement of the applicable financial performance measure falls below threshold, the portion of the award that is dependent on such financial performance measure will not be paid.

Upon or following completion of a performance period, the degree of achievement of any individual performance measures will be determined by the Compensation Committee in its discretion with respect to the Chief Executive Officer, and by the Chief Executive Officer or other immediate supervisor in his or her discretion with respect to all other participants (subject to final approval by the Compensation Committee), and the Compensation Committee will evaluate the degree of achievement of the individual performance measures on a scale of below 1 (below threshold), 1 (threshold), 2 (target) or 3 (high) or any fractional number between 1 and 3. If the Compensation Committee determines that the degree of achievement of the individual performance is a fractional number between 1 and 3, then the portion of the award that is dependent upon the individual performance measures shall be determined by linear interpolation. If achievement of the individual objectives goal falls below threshold level, the portion of the award that is dependent on the individual objectives goal will not be paid.
Each participant’s total award opportunity under the STIP with respect to a performance period is stated as a percentage of the participant’s annual base salary determined as of the first day of that performance period. For 2023, those percentages are as set forth below:

	Threshold	Target	High
Paul T. McDermott	63%	125%	188%
Stephen E. Riffee[1]	8%	15%	26%
Steven M. Freishtat[2]	41%	75%	133%
Tiffany M. Butcher[3]	23%	45%	76%
Susan L. Gerock	35%	65%	115%
W. Drew Hammond[4]	28%	54%	96%

1 Mr. Riffee retired on February 28, 2023. His percentages include the effects of prorations for the amount of time during the performance period that he was employed.
2 Mr. Freishtat became a participant in the STIP effective as of January 1, 2023.
3 Ms. Butcher became a participant in the STIP effective as of July 10, 2023. Her percentages include the effects of prorations for the amount of time during the performance period that she was employed.
4 Mr. Hammond became a participant in the STIP effective as of January 1, 2023 at the following percentages 27%, 50% and 89%. In connection with his promotion to Senior Vice President and Chief Administrative Officer on September 19, 2023, his percentage goals were increased for the remainder of the year. The table above reflects the prorated percentages for 2023.

The financial and individual performance goals are re-evaluated on an annual basis as to their appropriateness for use with respect to the current performance period and for subsequent annual programs under the STIP based on any potential future changes in business goals and strategy.
The executive can elect to defer 100% of the award pursuant to Elme’s Deferred Compensation Plan for Officers. If the executive makes such election, the cash is converted to RSUs and Elme will match 25% of deferred amounts in RSUs.

2023 STIP Performance Measures
In February 2023, the Compensation Committee determined that the STIP award for 2023 would be evaluated on the achievement of the following performance goals:

	Weighting	Metric
Company Performance Scorecard	25%	Core funds from operations (“Core FFO”) per share
	20%	Same-store multifamily net operating income (“NOI”) growth
	10%	Total non-same-store multifamily NOI
	10%	Net debt to Adjusted EBITDA
Project Reimagine Milestones	10%	Strategic goals
Individual Objectives	25%	NEO’s achievement of his or her individual goals for the year
* Please refer to the Financial Reporting Annex included in this Proxy Statement for related definitions and reconciliations to the most directly comparable GAAP financial measure.

The Compensation Committee determined that 10% of the STIP for 2023 would be evaluated based on the achievement of certain milestones related to Project Reimagine. These milestones consisted of:
•The completion of community onboarding on schedule (the “Community Onboarding Milestone”)
•The successful recruiting and onboarding of community personnel, defining, measuring and improving the new employee experience, continuing to develop and deliver a comprehensive learning and training program, expanding rewards and recognition programs for community team members and designing and delivering a new method of performance management (the “Human Capital Milestone”).
•The successful completion of the core technology platform, including the full rollout of ancillary systems, conversion of all corporate functions to the core technology platform, evaluation of budgeting and forecasting systems and the enhancement of our business intelligence model (the “Technology Milestone”).
•The documentation, analysis and enhancement of the Customer Journey to deliver the best possible experience for potential and existing residents, including the creation of service standards for prospect and residential interactions and improvement of their digital experience (the “Resident Experience Milestone”).
•The creation and socialization of policies and procedures to support all aspects of multifamily operations (the “Policy Milestone”).

Each milestone was assigned a particular number of points and achievement of the Project Reimagine Milestones was determined based on the total number of points earned.
The Compensation Committee determined that 25% of each NEO’s STIP award for 2023 would be evaluated based on such NEO’s achievement of his or her individual goals for the year.
2023 STIP Performance Results Determined by Compensation Committee

Achievement of 2023 Company Performance Goals (65%)
In the case of Core FFO per share, same-store multifamily NOI growth, total non-same-store multifamily NOI and net debt to EBITDA goals, management proposed metrics at the beginning of 2023 for measuring threshold, target and high performance levels based on the Company’s business projection and budget materials at that time. These metrics were then extensively reviewed by the Compensation Committee (together with the Board) and approved in February 2023. The resulting approved metrics for each of the financial goals across threshold, target, and high performance levels under the STIP are presented in the table below, along with the 2023 actual results:

	Threshold	Target	High	Weighting	Final Results
Core FFO per share	$0.95	$0.98	$1.01	25%	$0.97
Same-Store Multifamily NOI Growth	8.6%	10.6%	12.6%	20%	8.3%
Total Non-Same-Store Multifamily NOI	$12.5 million	$13.2 million	$15.2 million	10%	$13.2 million
Net debt to Adjusted EBITDA	6.0x	5.5x	4.7x	10%	5.5x
At the request of the Compensation Committee, an internal audit was performed to review management’s calculations for the STIP. This internal audit was then presented to the Compensation Committee for its review and acceptance.
Achievement of Project Reimagine Milestones (10%)
In the case of the Project Reimagine Milestones, management proposed metrics at the beginning of 2023 for the achievement of the Project Reimagine Milestones across threshold, target, and high performance levels. The breakdown of the potential points for each Project Reimagine Milestones are presented in the table below, along with the 2023 actual results.

	Potential Points	Final Results
Community Onboarding Milestone	2	2
Human Capital Milestone	2	1.5
Technology Milestone	2	2
Resident Experience Milestone	1	0.5
Policy Milestone	1	0.5
Total	8	6.5

At the conclusion of the performance period, the Compensation Committee evaluated the achievement of the Project Reimagine Milestones on a scale of 5 (threshold), 6 (target) or 7 (high). In making its assessment of the performance of the Project Reimagine Milestones, the Compensation Committee determined that actual performance fell between target and high performance levels.

Achievement of 2023 Individual Goals
In the case of the individual objectives (25% weighting) portion of the STIP, the Compensation Committee reviewed and determined the performance of Mr. McDermott and Mr. McDermott reviewed and determined the performance of each of the other NEOs. With respect to the Compensation Committee’s determination of Mr. McDermott’s performance, the Compensation Committee took into account timely and efficient completion of the onboarding of assets and community personnel, execution of enhanced operational strategy, including changes in the leadership team, implementation of multi-year expense reduction initiatives, progress on the Company’s transition into a strategy-led, business to consumer, value-driven multifamily project (“Project Reimagine”) and stock performance. With respect to Mr. McDermott’s determination of the performance of the other NEOs, Mr. McDermott took into account, and the Compensation Committee considered, the performance in 2023 of each other NEO in leading his or her respective department and the Company as a whole and in contributing to the financial and operational accomplishments of the Company. The final determinations of the Compensation Committee and Mr. McDermott with respect to individual performance are reflected in the actual payout amounts for 2023 under the STIP as presented in the Summary Compensation Table and related footnotes within this Proxy Statement.

STIP Payout Determinations by Compensation Committee
Based on the results outlined above, the Compensation Committee approved the following awards under the STIP in 2023:

	Target 2023 STIP Award	Actual 2023 STIP Award
Paul T. McDermott	$937,500	$815,250
Stephen E. Riffee[1,2]	67,648	53,318
Steven M. Freishtat	243,750	214,175
Tiffany M. Butcher[1]	189,503	171,470
Susan L. Gerock	204,750	185,850
W. Drew Hammond[1]	170,704	159,233
1     This Target 2023 STIP Award has been prorated for the amount of time during the performance period that he or she was employed. Mr. Hammond became a participant in the STIP effective as of January 1, 2023. In connection with his promotion to Senior Vice President and Chief Administrative Officer on September 19, 2023, his percentage goals were increased for the remainder of the year. The table above reflects the prorated target for 2023.
2    Mr. Riffee retired from Elme on February 28, 2023 and received a payout under the 2023 STIP according to the terms of the STIP. For information regarding Mr. Riffee’s STIP payments in 2023, see “Mr. Riffee’s Retirement” on page 56.

Long-Term Incentive Plan (LTIP)
Long-Term Incentive Compensation
Under the LTIP, executives are provided the opportunity to earn awards based on (i) the achievement of performance measures (which may consist of one of more shareholder return measures and one or more strategic measures), which are established for each performance period, and (ii) continued employment with the Company. The aggregate weighting for the performance measures and the time-based measures, as determined by the Compensation Committee, totals 100%. Each year, the Compensation Committee will establish the threshold, target and high performance goals for each performance measure, and upon or following completion of a performance period, the degree of achievement of each performance measure is determined by the Compensation Committee at its discretion. The awards earned under the LTIP are payable in our common shares of beneficial interest. Because the shares awarded for the achievement of performance measures will be issued only after the three-year performance period has ended, no dividends will be paid on such shares until the actual performance has been achieved. Dividends will be paid on the shares awarded for continued employment from the date of grant. The LTIP is a “rolling” plan, with a new three-year performance period commencing on January 1 of each year.
Each participant’s total award under the LTIP with respect to a performance period is stated as a percentage of the participant’s annual base salary determined as of the beginning of the performance period. For 2023, those percentages are as set forth below:

	Threshold	Target	High

Paul T. McDermott	198%	275%	440%
Stephen E. Riffee [1]	23%	32%	48%
Steven M. Freishtat [2]	95%	135%	196%
Tiffany M. Butcher [3]	110%	157%	231%
Susan L. Gerock	100%	143%	207%
W. Drew Hammond [4]	65%	92%	134%
1 Mr. Riffee retired on February 28, 2023. His percentages include the effects of prorations for the amount of time during the performance period that he was employed.
2 Mr. Freishtat became a participant in the LTIP effective as of January 1, 2023.
3 Ms. Butcher became a participant in the LTIP effective as of July 10, 2023. Her percentages include the effects of prorations for the amount of time during the performance period that she was employed.
4 Mr. Hammond became a participant in the LTIP effective as of January 1, 2023 at the following percentages: 42%, 60% and 87%. In connection with his promotion to Senior Vice President and Chief Administrative Officer on September 19, 2023, his percentage goals were increased for the remainder of the year. The table above reflects the prorated percentages for 2023.

The LTIP provides that, following completion of a performance period, 100% of the earned performance-based award associated with such completed performance period vests immediately upon grant.
2023 LTIP Performance Measures Determined by Compensation Committee
In February 2023, the Compensation Committee determined that the allocation of awards for the performance period under the LTIP commencing on January 1, 2023 would be as follows:

			Performance Hurdles
Pay Element	Weighting	Metric	Threshold	Target	High
Performance-Based Equity	60%	Relative Total Shareholder Return	33rd percentile	51st percentile	76th percentile
Time-Based Equity	40%	Vests ratably over three years
2023 Time-Based Awards – 40% of total LTIP Award
Time-based awards under the LTIP, which are granted based on target performance at the beginning of the performance period, are subject to a three-year vesting schedule, with the award vesting in one-third increments on each December 15 of the applicable performance period if the participant remains employed by the Company on each of such dates.
2023 Relative TSR – 60% of total LTIP award
Elme’s relative total shareholder return (“TSR”) performance is measured over the applicable performance period against selected constituents of the FTSE Nareit Residential Index that have equity market capitalization over $0.5 billion and under $15 billion as of December 31, 2023 (“FTSE Residential”) (60% weighting) and a peer group of companies selected by the Compensation Committee (40% weighting), after consultation with its independent compensation consultant, at the beginning of the performance period. See “Role of Compensation Consultant and 2023 Peer Group Analysis” on page 44. Prior to determining performance for an applicable period, the Compensation Committee will remove companies from the peer group for such period that cease to be peer group companies as a result of acquisitions, divestitures and other similar actions. Threshold, target and high performance levels for relative TSR are the 33rd, the 51st and the 76th percentiles, respectively. If relative TSR falls between these percentiles, the actual relative TSR performance level is to be determined by linear interpolation (with an associated payout level in between threshold and target performance levels, or target and high performance levels, as applicable). If relative TSR falls below the applicable threshold level, the portion of the award that is dependent on such goal will not be paid.
LTIP Payout Determinations by Compensation Committee
In February 2021, the Compensation Committee determined that the allocation of awards for the performance period under the LTIP commencing on January 1, 2021 would be (1) 40% time-vesting (based on the Target award opportunity) and (2) 60% vesting based on shareholder return (50% of which is calculated based on Elme’s

TSR relative to the company’s peer group and the other 50% of which is calculated based on Elme’s TSR relative to the FTSE Nareit Office (45%) and Residential Indices (5%)).

With respect to TSR goals under the LTIP, the Compensation Committee reviewed the TSR calculations against LTIP metrics with respect to the award opportunity that had a three-year performance period ending on December 31, 2023. As of the end of the performance period, Elme’s relative TSR ranked at 40th percentile, which was between threshold and target performance, with respect to the company peer group below threshold performance, with respect to the FTSE Residential index peers and 53rd percentile, which was between target and high performance, with respect to the FTSE Office index peers. Pursuant to the terms of the LTIP, the Compensation Committee approved the following awards under the LTIP for the three-year performance period ending December 31, 2023:

	Target 2021-2023 LTIP Award	Target 2021-2023 LTIP Award (as percentage of base salary)	Actual 2021-2023 LTIP Award	Actual 2021-2023 LTIP Award (as a percentage of Target 2021-2023 LTIP Award)
Paul T. McDermott	$1,237,500	165%	$541,161	44%
Stephen E. Riffee[1]	$540,000	120%	$241,699	45%
1     Mr. Riffee retired from Elme on February 28, 2023. For information regarding Mr. Riffee’s LTIP payments in 2023, see “Mr. Riffee’s Retirement” on page 56.
* Ms. Butcher, Mr. Freishtat, Ms. Gerock and Mr. Hammond are not included in this table as they did not become executive officers until 2023, 2023, 2022, and 2023, respectively. Ms. Gerock and Messrs. Freishtat and Hammond were eligible for a long-term incentive plan payouts under our non-executive officer incentive plan with respect to their service prior to becoming an executive officer as discussed below under “Other Executive Compensation Components - Non-Executive Officer Short-Term Incentive Plan and Long-Term Incentive Plan.”
Other Executive Compensation Components
CEO Equity Retention Award
On September 29, 2022, the Compensation Committee recommended to the Board, and following conversations with Elme’s compensation consultant, the Board approved an equity award to Mr. McDermott of 100,000 restricted shares of Elme in accordance with the 2016 Omnibus Incentive Plan in recognition of Elme’s successful completion of its transformative transactions, including implementation of Project Reimagine, Mr. McDermott’s ongoing contribution to Elme’s performance and to further incentivize his continued service to Elme. Subject to certain limited exceptions, 100% of the grant will vest on September 29, 2027, subject to Mr. McDermott’s continued service until such date of vesting. The restricted shares were granted out of and in accordance with the 2016 Omnibus Incentive Plan.
Supplemental Executive Retirement Plan
Because the Internal Revenue Code of 1986 (the “Code”) limits the benefits that would otherwise be provided by our qualified retirement programs, Elme provides a supplemental executive retirement plan (“SERP”) for the benefit of the NEOs. This plan was established in November 2005 and is a defined contribution plan under which, upon a participant’s termination of employment from Elme for any reason other than cause (as defined in the SERP), the participant will be entitled to receive a benefit equal to the participant’s accrued benefit times the participant’s vested interest. A participant’s benefit accrues over years of service. Elme makes contributions to the plan on behalf of the participant ranging from 9.5% to 19% of base salary. The exact contribution percentage is based on the participant’s current age and service such that, at age 65, the participant could be expected to have an accumulation (under assumptions made under the plan) that is approximately equal to the present value of a life annuity sufficient to replace 40% of his or her final three year average salary.
Participants generally become “conditionally vested” in their accrued benefit under the SERP after attainment of age 55 and twenty years of continuous employment with Elme or upon the tenth anniversary of their participation in the SERP (subject to not engaging in prohibited competitive activities during a two year restriction period). Participants generally become “unconditionally vested” in their accrued benefit under the SERP upon attainment of age 65, death, total and permanent disability, involuntary discharge other than for cause or a change in control. In 2023, Mr. McDermott became conditionally vested following the tenth anniversary of his participation in the SERP.
Elme accounts for this plan in accordance with Accounting Standards Codification (“ASC”) 710, Compensation - General and ASC 320, Investments - Debt and Equity Securities, whereby the investments are reported at fair value, and unrealized holding gains and losses are included in earnings. For the years ended December 31, 2023, 2022 and 2021, Elme recognized current service cost of $277,000, $242,000 and $229,000, respectively.
Severance Plan
On August 4, 2014, the Board and Compensation Committee adopted an Executive Officer Severance Pay Plan to provide specified benefits to executive officers in the event of their termination of employment from Elme. Under the severance plan, in the event of a qualifying termination of employment of an executive officer, the executive officer will be entitled to receive a severance payment, equal to a number of weeks of severance pay, based on his or her base salary and number of years of service.
Under the severance plan each executive officer will also be entitled to receive a severance benefit comprised of an ongoing payment from Elme equal to the employer portion of current medical, dental and vision elections for the period of severance (or, if less, the applicable Consolidated Omnibus Budget Reconciliation Act (“COBRA”) payment). Any severance pay and severance benefits described above will be subject to applicable payroll and tax withholding.
The severance pay and severance benefits under the severance plan are in addition to, and not in lieu of, any applicable equity vesting, acceleration of payment or other benefits that may exist under the LTIP, the STIP, the SERP, any change in control agreements, and other compensation plans. If the executive officer is entitled to severance payments under a change in control agreement with Elme, then the executive officer will not also receive payment under the severance plan. In addition, for the President and Chief Executive Officer, he will be entitled to the severance payments under the severance plan or his employment letter with Elme, whichever is greater. The severance plan defines participating executive officers to be officers at the level of President and Chief Executive Officer, Executive Vice President or Senior Vice President.
Deferred Compensation Plan
Beginning in 2007, Elme adopted a plan that allows officers to voluntarily defer a percentage or dollar amount of his or her salary and/or his or her STIP awards. The amounts deferred are not included in the officer’s current taxable income and, therefore, are not currently deductible by us. Salary deferrals are credited during the year with earnings based on the weighted average interest rate on Elme’s fixed rate bonds as of December 31 of each calendar year. STIP awards are deferred as RSUs, with a 25% match of RSUs on the deferred amount. The 25% match vests in full after three years. The RSUs are credited with an amount equal to the corresponding dividend paid on Elme’s common shares. Participants may elect to defer receipt of payments to a specified distribution date that is at least three years from the first day of the year to which the salary deferred related or, if applicable, at least five years from any previously designated distribution date. If a participant has not elected to further defer a distribution beyond the original designated distribution date, then payment will commence upon the earliest of (1) the original specified distribution date, (2) the date the participant terminates employment from Elme, (3) the participant’s death, (4) the date the participant sustains a total and permanent disability, or (5) a change in control. Amounts deferred into RSUs will be paid in the form of shares. The plan is unfunded, and payments are to be made from general assets of Elme. Currently, none of our NEOs participate in this plan.
Change in Control Termination Agreements
We maintain change of control agreements with each of our NEOs. For further information on Change of Control payments, see “Potential Payments upon Termination or Change in Control” on page 71.

Mr. Riffee’s Retirement
On November 8, 2022, Mr. Riffee provided notice to Elme of his intention to retire at the end of February 2023. Mr. Riffee’s retirement was effective on February 28, 2023. In recognition of Mr. Riffee’s service to us, we agreed to subsidize Mr. Riffee’s COBRA premium for seven months, subject to Mr. Riffee’s execution of a general release of claims against Elme, which was executed on February 15, 2023. Pursuant to the terms of the STIP and LTIP, upon his retirement, Mr. Riffee (a) received an award under the STIP with respect to the 2023 performance period equal to the prorated amount of the award as determined by the Compensation Committee, with such proration calculated based on the number of days during the performance period Mr. Riffee was an employee, (b) received an award under the LTIP with respect to the Shareholder Return Equity Grant under each of the 2021-2023 LTIP cycle, the 2022-2024 LTIP cycle, and the 2023-2025 LTIP cycle, of fully vested shares based on the actual levels of achievement of the applicable shareholder return measures as of February 28, 2023, in each case, with the number of shares prorated based on the number of days during the applicable performance period Mr. Riffee was an employee (23,703 total shares), (c) became fully vested in his awards under the LTIP with respect to the Time-Based Equity Grant under the 2021-2023 LTIP cycle and the 2022-2024 LTIP cycle and (d) became fully vested in his award un der the LTIP with respect the Time-Based Equity Grant under the 2023-2025 LTIP cycle of 1,096 fully vested shares, which share number was prorated based on the number of days during the applicable performance period Mr. Riffee was an employee. Prior to his retirement, Mr. Riffee had vested in the account balance of his SERP upon meeting the criteria for retirement eligibility as of February 2, 2023. In addition, pursuant to the terms of the LTIP, as in effect at the beginning of the 2022-2024 performance period, Mr. Riffee will receive an award under the Strategic Goals Equity Grant for the 2022-2024 LTIP cycle, once calculated based on actual levels of achievement of the strategic goals measure as of the end of the 2022-2024 performance period, prorated based on the number of days during the performance period Mr. Riffee was an employee.
Non-Executive Officer Short-Term Incentive Plan and Long-Term Incentive Plan
Prior to each of Ms. Gerock's and Messrs. Freishtat's and Hammond's appointment as executive officers, each of Ms. Gerock and Messrs. Freishtat and Hammond participated in our non-executive officer short-term incentive plan and long-term incentive plan. Under the short-term incentive plan for non-executive officers, each received bonuses payable 100% in cash at the end of each performance period, and under the long-term incentive plans for non-executive officers, each received RSUs for the one-year performance periods beginning on January 1 of the applicable year.

Under the long term incentive plans for non-executive officers, Mr. Freishtat was granted 6,600 RSUs and 6,495 RSUs and Mr. Hammond was granted 8,410 RSUs and 8,145 RSUs, for the one-year performance periods beginning on January 1, 2021 and January 1, 2022, respectively, which were determined based upon annual performance calculations at the conclusion of each performance period. Ms. Gerock was granted 9,957 RSUs for the one-year performance period beginning on January 1, 2021, which we determined based upon annual performance calculations at the conclusion of the performance period. The RSUs vest ratably over three years from the December 15 following the performance period and each of the next two years based upon continued employment.

Perquisites
NEOs participate in other employee benefit plans generally available to all employees on the same terms. In addition, the NEOs are provided with supplemental life insurance and paid parking. The Compensation Committee believes that these benefits are reasonable and consistent with its overall compensation program and that such benefits better enable Elme to attract and retain key employees. For more information on specific benefits and perquisites, see the footnotes to the Summary Compensation Table.

2024 Compensation Outlook
2024 Short-Term Incentive Plan
The Compensation Committee has approved a formula that will include threshold, target and high performance goals for the following measures, which it believes are critical to the Company’s 2024 performance:

Performance Criteria[1]	Weighting
Core FFO/share	30%
Multifamily NOI Growth	20%
Net Debt to Adjusted EBITDA at 12/31/2024 (Annualized)	15%
2024 Initiatives[2]	10%
Individual Performance	25%
1 Please refer to the Financial Reporting Annex included in this Proxy Statement for related definitions and reconciliations to the most directly comparable GAAP financial measure.
2    Initiatives include building a culture of customer service excellence and implementing new technology and business process improvements to drive efficiency and margin improvement.

2024 Long-Term Incentive Plan
For 2024, the Company’s long-term incentive plan will continue to have two components: (i) time-based awards, which will comprise 40% of the total long-term incentive plan awards and will vest over a three-year period, and (ii) performance-based awards, which will comprise 60% of the total long-term incentive plan awards. This is unchanged from the 2023 LTIP.
Within the performance-based awards component, the Compensation Committee has approved a formula that will include threshold, target and high as follows:

	Percentage of Performance-Based Award	Threshold	Target	High
Relative TSR vs. Peer Group	40%	33rd percentile	51st percentile	76th percentile
Relative TSR vs. FTSE Nareit Residential Index [1]	60%	33rd percentile	51st percentile	76th percentile
1    Subset of index comprised of constituents within the FTSE Residential index that have equity market capitalization over $0.5 billion and under $15 billion as of December 31, 2023.

Policies Applicable to Executives
Clawback Policy
On October 19, 2023, the Board adopted a compensation recovery policy that provides for the mandatory recovery (clawback) from covered executives of incentive compensation in certain situations in compliance with recent SEC and NYSE rules. Specifically, in the event Elme’s financial results are restated due to material noncompliance with any financial reporting requirement, Elme is required (except in limited circumstances) to recover the amount of excess incentive compensation received by any covered officer.
Hedging Prohibition Policy
To prevent speculation or hedging in our shares by Trustees, officers or employees, Elme has adopted a policy prohibiting hedging. The policy states that Elme strictly prohibits any Trustee, officer or employee from engaging in any type of hedging or monetization transactions to lock in the value of his or her Elme share holdings. Such transactions, while allowing the holder to own Elme shares without the full risks and rewards of ownership, potentially separate the holder’s interest from those of the other Elme shareholders. Therefore, no Elme Trustee, officer or employee is permitted to purchase or sell any derivative securities relating to Elme shares, such as exchange-traded options to purchase or sell Elme shares, or other financial instruments that are designed to hedge or offset any decrease in the market value of Elme shares (including but not limited to prepaid variable forward contracts, equity swaps, collars and exchange funds).
Margin Loan Prohibition Policy
Elme maintains a policy that no executive officer may take a margin loan for which Elme’s shares are used, directly or indirectly, as collateral for the loan. Such persons are also prohibited from otherwise pledging Elme securities as collateral for a loan agreement.
Executive Ownership Policy
The Compensation Committee believes that common share ownership allows our executives to better understand the viewpoint of shareholders and incentivizes them to enhance shareholder value by aligning their interests with shareholders’ interests. Since 2010, Elme has had a share ownership policy that requires each executive to retain an aggregate number of common shares having a market value at least equal to a specified multiple of such executive’s annual base salary. The aggregate number of common shares required to be held by each executive is determined based on the executive’s base salary as of the date they first become subject to the share ownership policy and calculated using the market value of common shares over the 60 trading days prior to such date. Once established, an executive’s common share ownership goal will not change because of changes in his or her annual base salary or fluctuations in Elme’s common share price. The applicable multiples of base salary required to be held are as follows:

Title	Multiple of Base Salary
Chief Executive Officer and President	3.0x
Executive Vice Presidents	2.0x
Senior Vice Presidents	1.0x

The policy requires that each executive attain the applicable share ownership level set forth above within five years after he or she becomes subject to the policy. The policy also contains additional terms and conditions, including an interim ownership requirement for executives during the transition period to the full requirements.
Tax Deductibility of Executive Compensation
Section 162(m) of the Code generally disallows a tax deduction to public companies for individual compensation in excess of $1 million paid to its chief executive officer, chief financial officer, and each of its three other most highly compensated executive officers (including individuals who formerly held these positions), in any taxable year unless such compensation is covered by the grandfather rule for certain items of compensation paid pursuant to a written binding contract that was in effect on November 2, 2017. Following shareholder approval of our 2016 Omnibus Incentive Plan and prior to January 1, 2018, the benefits under our short-term incentive and long-term incentive plans were able to qualify as “performance based” under Section 162(m) and therefore were eligible to be exempt from the $1 million deduction limitation as “performance based” compensation. To the extent that compensation paid to Elme’s executive officers is subject to and does not qualify for deduction under Section 162(m), Elme is prepared to exceed the limit on deductibility under Section 162(m) to the extent necessary to establish compensation programs that we believe provide appropriate incentives and reward our executives relative to their performance. Elme believes that it must maintain the flexibility to take actions that may not qualify for tax deductibility under Section 162(m) if it is deemed to be in the best interests of Elme.

Compensation Committee Matters
The Compensation Committee is responsible for approving executive compensation decisions and making recommendations to the Board. The Compensation Committee is also responsible for approving and making recommendations to the Board with respect to other employee compensation and benefit plan matters. In addition, the Compensation Committee is required to produce an annual report on executive compensation for inclusion in our proxy statement, in accordance with applicable SEC rules and regulations.
The Compensation Committee is comprised of at least three independent members of the Board (as the term “independent” is defined in the applicable listing standards of the New York Stock Exchange). The current Compensation Committee charter was adopted on October 19, 2023. Among other matters, the Compensation Committee charter provides the Compensation Committee with the independent authority to retain and terminate any compensation consulting firms or other advisors to assist in the evaluation of Trustee, Chief Executive Officer and other executive compensation.
The Compensation Committee meets at least once annually or more frequently as circumstances require. Each meeting allows time for an executive session in which the Compensation Committee and outside advisors, if requested, have an opportunity to discuss all executive compensation issues without members of management being present.
Compensation Policies and Risk Management
As part of the Board’s oversight of Elme’s risk management policies, the Compensation Committee members evaluate the principal elements of executive and non-executive compensation to determine whether they encourage excessive risk-taking. While the Compensation Committee members focus primarily on the compensation of the executive officers because risk-related decisions depend predominantly on their judgment, they also consider other Elme employees operating in decision-making capacities. The Compensation Committee believes that because of the following there is a low likelihood that our compensation policies and practices would encourage excessive risk-taking:

RISK MITIGATION FACTORS
•The executive compensation program contains a mix of salary, cash bonus and long-term equity-based compensation with a heavier weighting on long-term equity.
•Each of the LTIP and STIP is based upon measures determined at the beginning of the performance period.

•The STIP and LTIP, collectively, utilize a balanced variety of performance measures, including financial and non-financial performance measures.
•The STIP and LTIP performance goals, collectively, include achievement against both single-year and multi-year metrics.
•The STIP and LTIP contain reasonable award opportunities that are capped at appropriate maximum levels.
•The Compensation Committee retains discretion under the STIP with respect to total awards.
•Elme adopted a share ownership policy by which each executive is required to maintain a multiple of his or her base salary in common shares.
•Elme adopted a “clawback” policy by which the Board is required to seek to recoup incentive compensation from executive officers in the event of an accounting restatement.
We believe this combination of factors encourages prudent management of Elme. In particular, by structuring our compensation programs to ensure that a considerable amount of the wealth of our executives is tied to our long-term health, we believe we discourage executives from taking risks that are not in the Company’s long-term interest.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee is comprised of Messrs. Nolan (chair), Butcher and Winns, and Ms. Carras. The Compensation Committee was responsible for making decisions and recommendations to the Board with respect to compensation matters. There are no Compensation Committee interlocks and no Elme employee serves on the Compensation Committee.
Compensation Committee Report
The Compensation Committee of Elme has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement for the Annual Meeting of Shareholders.

SUBMITTED BY THE COMPENSATION COMMITTEE:
Thomas H. Nolan, Jr., Compensation Committee Chair
Benjamin S. Butcher, Compensation Committee Member
Susan Carras, Compensation Committee Member
Vice Adm. Anthony L. Winns (RET.), Compensation Committee Member

COMPENSATION TABLES

Summary Compensation Table
The Summary Compensation Table has been prepared to comply with the disclosure requirements of the SEC. The Summary Compensation Table sets forth the compensation paid for 2023, 2022 and 2021 to each of our “NEOs” (who are the executive officers set forth in the Summary Compensation Table) and includes as compensation for the indicated year all incentive compensation awards granted in that year (although the awards were made with respect to performance in other years). For an alternative view that we believe more accurately reflects incentive compensation received for a given year, we urge you to refer to the Total Direct Compensation Table on page 65.

(a)	(b)	(c)	(e)		(g)		(i)	(j)
Name and Principal Position	Year	Salary ($)	Stock Awards ($) [1]		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($) [6]	Total ($)
Paul T. McDermott President and Chief Executive Officer	2023	750,000	1,979,304		815,250	2	163,272	3,707,826
	2022	750,000	3,423,365		942,000	3	163,752	5,279,117
	2021	750,000	2,092,080		1,410,000	4	164,176	4,416,256
Stephen E. Riffee Executive Vice President and Chief Financial Officer	2023	81,346	27,094	5	53,318	5	23,375	185,133
	2022	450,000	712,238		475,425	3	89,959	1,727,622
	2021	450,000	875,376		712,463	4	90,484	2,128,323
Steven M. Freishtat Executive Vice President and Chief Financial Officer	2023	307,791	400,062		214,175	2	51,781	973,809
Tiffany M. Butcher Executive Vice President and Chief Operating Officer	2023	196,154	607,744		171,470	2	34,979	1,010,347
Susan L. Gerock Senior Vice President and Chief Information Officer	2023	315,000	409,604		185,850	2	58,306	968,760
	2022	315,000	352,634		246,173	3	58,245	972,052
W. Drew Hammond Senior Vice President, Chief Administrative Officer and Treasurer	2023	310,155	211,865		159,233	2	44,556	725,809
1    Column (e) represents the total grant date fair value of all equity awards computed in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in note 10 to the consolidated financial statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K for the year ended December 31, 2023.
The grant date fair value for the 2023 relative TSR awards under our LTIP (based on achievement of performance objectives over a three-year performance period commencing January 1, 2023 and concluding December 31, 2025) is based upon the probable outcome of the applicable performance conditions at target and, as applicable, prorated for the amount of time during the performance period that he or she was employed in each applicable role, as follows: Mr. McDermott: $1,091,355; Mr. Riffee: $6,226; Mr. Freishtat: $211,185; Ms. Butcher: $269,008; Ms. Gerock: $216,367; and Mr. Hammond: $96,566. The value of 2023 relative TSR awards at the grant date assuming achievement at the highest level of performance conditions are as follows: Mr. McDermott: $2,475,000; Mr. Riffee: $52,083; Mr. Freishtat: $461,500; Ms. Butcher: $716,699; Ms. Gerock: $472,500; and Mr. Hammond: $305,159. The grant date fair value of the time-based LTIP awards is determined using the fair value of Elme’s common shares on the grant date.

Ms. Butcher also received an equity award of 6,064 restricted shares on July 10, 2023, which had a grant date fair value of $99,995. The shares awarded vest over three years, with one-third vesting on each of July 10, 2024, 2025 and 2026.
Mr. McDermott also received an equity award of 100,000 restricted shares on September 29, 2022, which had a grant date fair value of $1,726,000. Subject to certain limited exceptions, 100% of the grant will vest on September 29, 2027, subject to Mr. McDermott’s continued service until such date of vesting.
2    The NEOs’ non-equity incentive plan compensation for 2023, which is reported in column (g) of this table, was determined by the Compensation Committee on February 13, 2024. These amounts represent the amount of the 2023 Short-Term Incentive Plan awards to each of the NEOs, as further discussed above, and, as applicable, prorated for the amount of time during the performance period that he or she was employed in the applicable role. The cash award was paid in February of 2024 and the payments were recorded as expenses for 2023.
3    The NEOs’ non-equity incentive plan compensation for 2022, which is reported in column (g) of this table, was determined by the Compensation Committee at its meeting on January 31, 2023.The cash award was paid in February of 2023 and the payments were recorded as expenses for 2022.
4    The NEOs’ non-equity incentive plan compensation for 2021, which is reported in column (g) of this table, was determined by the Compensation Committee at its meeting on February 1, 2022. The cash award was paid in February 2022 and the payments were recorded as expenses for 2021.
5    The amounts in columns (c), (e) and (g) for Mr. Riffee for 2023 were calculated pursuant to his retirement effective February 28, 2023, pursuant to the terms of the STIP and LTIP, as applicable.
6    For 2023, the amounts shown in column (i) include the life insurance premiums paid by us for group term life insurance, our match for each individual who made 401(k) contributions, SERP contributions, membership dues, parking and COBRA insurance payments. The table below shows the components of “All Other Compensation” for 2023:

Name	Life Insurance ($)	401(k) Company Match ($)	SERP Contributions ($)	Membership Dues ($)	Parking ($)	COBRA ($)	Total ($)
Mr. McDermott	17,915	9,625	127,500	2,052	6,180	—	163,272
Mr. Riffee*	—	3,897	11,438	—	1,134	6,906	23,375
Mr. Freishtat	—	8,784	37,727	449	4,821	—	51,781
Ms. Butcher	—	6,293	26,173	—	2,513	—	34,979
Ms. Gerock	3,009	9,625	39,942	—	5,730	—	58,306
Mr. Hammond	—	9,625	34,466	—	465	—	44,556
*No value was included for the acceleration of shares upon Mr. Riffee's retirement as there was no additional value on his retirement date as a result of the proration and vesting of his shares under the LTIP. See "Mr. Riffee's Retirement" on page 56.

Total Direct Compensation Table
The SEC’s calculation of total compensation, as shown in the 2023 Summary Compensation Table set forth on page 63, includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by an NEO in a particular year. To supplement the SEC-required disclosure, we have included the additional table below, which shows the equity incentive compensation awards that were actually received with respect to the applicable year, not the year in which the award was made.

(a)	(b)	(c)	(e)	(g)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Stock Awards ($) [1]	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total Direct Compensation ($)
Paul T. McDermott President and Chief Executive Officer	2023	$750,000	$1,413,932	$815,250	$163,272	$3,142,454
	2022	750,000	4,275,080	942,000	163,752	6,130,832
	2021	750,000	1,999,597	1,410,000	164,176	4,323,773
Stephen E. Riffee Executive Vice President and Chief Financial Officer	2023[2]	81,346	461,981	53,318	23,375	620,020
	2022	450,000	1,060,101	475,425	89,959	2,075,485
	2021	450,000	847,323	712,463	90,484	2,100,270
Steven M. Freishtat Executive Vice President and Chief Financial Officer	2023	307,791	188,877	214,175	51,781	762,624
Tiffany M. Butcher Executive Vice President and Chief Operating Officer	2023	196,154	338,736	171,470	34,979	741,339
Susan L. Gerock Senior Vice President and Chief Information Officer	2023	315,000	193,237	185,850	58,306	752,393
	2022	315,000	413,082	246,173	58,245	1,032,500
W. Drew Hammond Senior Vice President, Chief Administrative Officer and Treasurer	2023	310,155	115,299	159,233	44,556	629,243
1    These amounts differ substantially from the amounts reported as Stock Awards in column (e) in the Summary Compensation Table required under SEC rules and are not a substitute for the amounts reported in the Summary Compensation Table. Total Direct Compensation in this table represents: (1) total compensation, as determined under applicable SEC rules and as set forth in column (j) in the Summary Compensation Table on page 61, minus (2) the aggregate fair value of relative TSR awards under our LTIP as reflected in the Stock Awards column (e) in the Summary Compensation Table, plus (3) relative TSR and strategic goals awards that were actually received with respect to the 2021-2023 performance period.
2 Amounts in columns (c), (e) and (g) for Mr. Riffee for 2023 were calculated pursuant to his retirement effective February 28, 2023.

Grants of Plan-Based Awards
The following table presents information regarding grants made to the NEOs during 2023 under Elme’s STIP and LTIP.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(l)
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	High ($)	Threshold ($)	Target ($)	High ($)
Paul T. McDermott	2/14/2023				660,000	1,237,500	2,475,000			1,091,355	5
	2/14/2023	472,500	937,500	1,410,000
	2/14/2023							46,636	3	887,949
Stephen E. Riffee	2/14/2023				15,261	29,069	52,083			6,226	5
	2/14/2023	34,915	67,648	116,384
	2/14/2023							1,096	3	20,868
	2/28/2023							23,370	6	434,916
Steven M. Freishtat	2/14/2023				133,250	263,250	461,500			211,185	5
	2/14/2023	133,250	243,750	432,250
	2/14/2023							9,920	3	188,877
Tiffany M. Butcher	7/10/2023				200,254	400,508	716,699			269,008	5
	7/10/2023	95,771	189,503	321,952
	7/10/2023							6,064	4	99,995
	7/10/2023							8,754	3	144,353
	9/8/2023							6,339	3	94,388
Susan L. Gerock	2/14/2023				135,450	270,900	472,500			216,367	5
	2/14/2023	110,250	204,750	362,250
	2/14/2023							10,149	3	193,237
W. Drew Hammond	2/14/2023				56,700	113,400	198,450				6
	9/19/2023				30,488	60,977	106,709			96,566	5,6
	2/14/2023	85,050	157,500	280,350
	9/19/2023	3,961	13,204	21,127
	2/14/2023							4,273	3	81,358
	9/19/2023							2,298	3	33,941
1    The amounts shown in columns (c), (d) and (e) reflect the threshold, target and high payment levels for 2023 under the STIP. The actual cash bonuses received by each of the named executive officers for performance in 2023, paid in 2024, are set out in column (g) of the Summary Compensation Table. These values reflect prorations for the amount of time during the performance period that each NEO was employed in each applicable role.
2    Amounts represent 2023 awards under our LTIP that are based on achievement of performance objectives over a three-year performance period (commencing January 1, 2023 and concluding December 31, 2025). For performance below threshold levels, no incentives will be paid pursuant to the program, and the maximum award will only be paid if actual performance meets or exceeds the high level of performance. The award will be paid out in a number of unrestricted shares, with the total number of shares issued determined by dividing the dollar amount payable by the closing price per share on January 1 following the end of the applicable performance period, or if such January 1 is not a trading day, the first trading day following such January 1.
3    Amounts represent time-based restricted share awards pursuant to the LTIP that vest over three years, with one-third vesting on each of December 15, 2023, 2024 and 2025. These values reflect prorations for the amount of time during the performance period that each NEO was employed in each applicable role. Pursuant to his retirement, this share award for Mr. Riffee was prorated based on the number of days during the applicable performance period Mr. Riffee was an employee and vested as of his retirement date of February 28, 2023. Ms. Butcher’s pro rata target bonus under the LTIP for the 2023 performance period allocated to time-based awards is 15,093 restricted share awards (inclusive of a true-up grant on September 9, 2023 to reflect the correct prorated number of shares). Mr. Hammond received an additional grant upon his promotion to Senior Vice President and Chief Administrative Officer to account for the increase in his LTIP target award percentage.

4    Ms. Butcher received an equity award of 6,064 restricted shares on July 10, 2023, which had a grant date fair value of $99,995. The shares awarded vest over three years, with one-third vesting on each of July 10, 2024, 2025 and 2026.
5    The amounts reported in the Grant Date Fair Value of Stock and Option Awards column show the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, using the assumptions discussed in note 10 to the consolidated financial statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K for the year ended December 31, 2023. The grant date fair value of the 2023 awards under our LTIP are based upon the probable outcome of the applicable performance conditions. These values reflect prorations for the amount of time during the performance period that each NEO was employed in each applicable role. Pursuant to Mr. Riffee’s retirement, the share awards for Mr. Riffee vested as of his retirement date of February 28, 2023. For information regarding Mr. Riffee’s STIP payments in 2023, see “Mr. Riffee’s Retirement” on page 56.
6    On February 14, 2023, the Compensation Committee approved an award target under the LTIP for Mr. Hammond with a grant date fair value of $90,777. Upon his promotion to Chief Administrative Officer on September 19, 2023, the LTIP award granted on February 14, 2023, that is based on achievement of performance objectives over a three-year performance period, was modified to reflect the incremental increase to Mr. Hammond’s estimated future payouts under that award as a result of his promotion. The fair value as of September 19, 2023, as shown in the table above, reflects the grant date fair value of the full target award as of the modification date.
For unvested and vested restricted shares, an amount equal to the dividends granted on the shares is paid at the same time dividends on common shares are paid.
Narrative to Summary Compensation and Grants of Plan-Based Awards Table
The following discussion should be read in conjunction with (i) the “2023 Summary Compensation Table” and the “2023 Grants of Plan-Based Awards Table,” as well as the footnotes to such tables, and (ii) the disclosure under the caption “Compensation Discussion and Analysis” above.
CEO Employment Letter
On August 20, 2013, Elme announced that it had selected Mr. McDermott to be its new President and Chief Executive Officer and had entered into an employment letter specifying the terms of his employment. Under the employment letter, effective January 1, 2014, Mr. McDermott became eligible to participate in the STIP and LTIP at the Chief Executive Officer level, in accordance with the terms of the STIP and the LTIP, as they may be amended by the Board for all participating employees generally from time to time.
The employment letter entitles Mr. McDermott to a 401(k) match and participation in our SERP. The employment letter requires Mr. McDermott to protect the confidentiality of Elme confidential information and comply with Elme’s stock ownership guidelines described below in this Proxy Statement. It further provided that he would enter into the form of indemnification agreement entered into by and between Elme and its other officers and Board members.
The employment letter provides that either Mr. McDermott or Elme may terminate the employment relationship at any time for any lawful reason, with or without Cause, Good Reason (as defined in the employment letter) or notice. If Mr. McDermott’s employment is terminated without Cause or he terminates for Good Reason, he would receive the following severance benefits, payable in installments according to Elme’s payroll cycle, and pro-rata portions of any STIP and LTIP values as determined by the applicable plans, provided that he signs Elme’s standard separation agreement and general release. If Mr. McDermott were to be terminated without Cause or for Good Reason (each as defined in the employment letter), he would receive 12 months of base salary.

CFO Employment Letter
On January 18, 2015, Elme entered into an employment letter with Mr. Riffee specifying the terms of his employment. Pursuant to Mr. Riffee’s employment letter, Mr. Riffee was entitled to participate in Elme’s executive compensation program, including the STIP and LTIP, at the Executive Vice President level. Mr. Riffee retired from Elme effective as of February 28, 2023. At such time, Mr. Riffee’s outstanding awards under the STIP and LTIP were treated in the manner required by the terms of each such plan for a “retirement”. Additionally, in recognition of Mr. Riffee’s service to us, we agreed to subsidize Mr. Riffee’s COBRA premium for seven months, subject to Mr. Riffee’s execution of a general release of claims against Elme, which was executed on February 15, 2023.
COO Employment Letter
On June 2, 2023, Elme entered into an offer letter with Ms. Butcher specifying the terms of her employment. Pursuant to Ms. Butcher’s offer letter, Ms. Butcher was entitled to participate in Elme’s executive compensation program, including the STIP and LTIP, in accordance with the terms of the STIP and the LTIP, as they may be amended by the Board from time to time. Pursuant to Ms. Butcher’s offer letter, Ms. Butcher was awarded $100,000 in RSUs, granted under the 2016 Omnibus Incentive Plan, on her first date of employment, which was July 10, 2023. These 6,064 RSUs are subject to vest in three equal installments over a three-year period, on the first, second and third, anniversaries of the grant date.
Equity Awards
The equity awards granted to our NEOs during 2023 that appear in the tables above were granted pursuant to our LTIP, which is described further in the Compensation Discussion and Analysis section under the caption “Long-Term Incentive Compensation.”

Outstanding Equity Awards at Fiscal Year-End
The following table presents information regarding the outstanding equity awards held by each of the NEOs as of December 31, 2023, including the vesting dates for the portion of these awards that had not vested as of that date.

(a)	(g)		(h)	(i)	(j)
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) [1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) [2,3,4,5]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul T. McDermott	141,622	[6]	2,067,681	90,411	1,320,000
Stephen E. Riffee	—	[7]	—	1,759	25,679
Steven M. Freishtat	13,163	[8]	192,180	9,127	133,250
Tiffany M. Butcher	16,126	[9]	235,440	13,716	200,254
Susan L. Gerock	12,377	[10]	180,704	18,555	270,901
W. Drew Hammond	12,613	[11]	184,150	5,972	87,188

1    Amounts reported are based on the closing price of Elme’s common shares on the NYSE as of December 29, 2023 ($14.60), multiplied by the number of such unvested shares reported in the table.
2    Represents the awards that the respective NEO would vest in based on the fair value of unvested relative TSR awards as of December 31, 2023. These awards will be paid out in a number of shares, with the total number of shares issued determined by dividing the dollar amount payable by the closing price per share on January 1 following the end of the applicable performance period, or if such January 1 is not a trading day, the first trading day following such January 1. For purposes of this column, the number of unearned shares that have not vested was determined by dividing the payout value by the closing price of Elme’s common shares on the NYSE as of December 29, 2023 ($14.60).
3    Includes 33,904 shares reported for Mr. McDermott and 6,958 shares reported for Ms. Gerock for the TSR LTIP awards with a performance period ending December 31, 2024 assuming achievement at the threshold payout level, based on performance tracking at below-threshold payout levels as of December 31, 2023.
4    Includes 45,205 shares reported for Mr. McDermott, 9,127 shares reported for Mr. Freishtat, 13,716 shares reported for Ms. Butcher, 9,277 shares reported for Ms. Gerock and 5,972 shares reported for Mr. Hammond for the TSR LTIP awards with a performance period ending December 31, 2025, assuming achievement at the threshold payout level, based on performance tracking at below-threshold payout level as of December 31, 2023.
5    Includes 11,301 shares reported for Mr. McDermott, 1,759 shares reported for Mr. Riffee and 2,319 shares reported for Ms. Gerock for the Strategic Goals awards for the performance period ending December 31, 2024 assuming achievement at threshold payout level.
6    Mr. McDermott’s share awards listed in column (g) vest according to the following schedule: 26,077 are scheduled to vest on December 15, 2024; 15,545 shares are scheduled to vest on December 15, 2025; and 100,000 are scheduled to vest on September 29, 2027. Mr. McDermott received an equity award on September 29, 2022, which had a market value of $1,726,000. Subject to certain limited exceptions, 100% of the grant will vest on September 29, 2027, subject to Mr. McDermott's continued service until such date of vesting.
7    Mr. Riffee retired effective February 28, 2023 and all unvested LTIP awards vested on such date pursuant to the terms of the LTIP. For information regarding Mr. Riffee’s STIP payments in 2023, see “Mr. Riffee’s Retirement” on page 56.
8    Mr. Freishtat's share awards and units of stock listed in column (g) vest according to the following schedule: 7,692 shares are scheduled to vest on December 15, 2024; and 5,471 shares are scheduled to vest on December 15, 2025.
9    Ms. Butcher's share awards listed in column (g) vest according to the following schedule: 5,031 shares are scheduled to vest on December 15, 2024; 5,031 shares are scheduled to vest on December 15, 2025; 2,022 shares are scheduled to vest on July 10, 2024; 2,021 shares are scheduled to vest on July 10, 2025; and 2,021 shares are scheduled to vest on July 10, 2026.
10    Ms. Gerock's share awards and units of stock listed in column (g) vest according to the following schedule: 8,994 shares are scheduled to vest on December 15, 2024; and 3,383 shares are scheduled to vest on December 15, 2025.
11    Mr. Hammond's share awards and units of stock listed in column (g) vest according to the following schedule: 7,708 shares are scheduled to vest on December 15, 2024; and 4,905 shares are scheduled to vest on December 15, 2025.

2023 Option Exercises and Stock Vested
The following table sets forth the value realized by our NEOs in 2023 upon the vesting of common share awards in 2023. None of our NEOs had outstanding options or exercises of options in 2023.

	(d)	(e)
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
Paul T. McDermott	76,022	1,091,195
Stephen E. Riffee	39,631	737,533
Steven M. Freishtat	8,851	128,251
Tiffany M. Butcher	5,031	72,899
Susan L. Gerock	10,937	158,477
W. Drew Hammond	9,244	133,946
1    Amounts reported are based on the closing price of Elme’s common shares on the NYSE as of date that the shares vested, multiplied by the number of such unvested shares vesting on such date.
Supplemental Executive Retirement Plan
The following table presents information regarding the contributions to and earnings on the NEOs’ SERP balances during 2023 as of December 31, 2023. For additional information on the SERP, see “Other Executive Compensation Components – Supplemental Executive Retirement Plan”.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY ($)	Registrant Contribution in Last FY ($)[1]	Aggregate Earnings in Last FY ($)[2]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Paul T. McDermott	—	127,500	278,619	—	1,790,513
Stephen E. Riffee	—	11,438	52,298	(783,739)	—
Steven M. Freishtat	—	37,727	3,050	—	40,777
Tiffany M. Butcher	—	26,173	1,741	—	27,914
Susan L. Gerock	—	39,942	9,518	—	87,974
W. Drew Hammond	—	34,466	2,786	—	37,252
1    The amounts reflected in this column are reported as compensation for the last completed fiscal year in the Summary Compensation Table.
2    The amounts reflected in this column are not included in the Summary Compensation Table because they do not constitute “above-market” or “preferential” earnings, as the terms are defined in SEC Regulation S-K 402(c)(2)(viii)(B).

Potential Payments upon Termination or Change in Control
The following table lists the estimated amounts each of the NEOs would have become entitled to had their employment with Elme terminated on December 31, 2023, under the circumstances described below.

Name	Benefit	Without Cause / For Good Reason ($)	For Cause / Without Good Reason ($)	Death or Disability ($)	Change in Control and Termination ($)[3]	Change in Control ($)
Paul T. McDermott	Cash Severance	750,000	—	—	5,417,250	—
	Unvested Equity Awards[1]	2,377,056	—	2,377,056	2,377,056	2,377,056
	Unvested SERP	1,790,513	—	1,790,513	1,790,513	—
	Total Value of Benefits	4,917,569	—	4,167,569	9,584,819	2,377,056
Steven M. Freishtat	Cash Severance	162,500	—	—	1,078,350	—
	Unvested Equity Awards	192,180	—	192,180	192,180	192,180
	Unvested SERP	40,777	—	40,777	40,777	—
	Total Value of Benefits	395,457	—	232,957	1,311,307	192,180
Tiffany M. Butcher	Cash Severance	114,423	—	—	1,192,940	—
	Unvested Equity Awards[2]	235,440	—	235,440	235,440	235,440
	Unvested SERP	27,914	—	27,914	27,914	—
	Total Value of Benefits	377,777	—	263,354	1,456,294	235,440
Susan L. Gerock	Cash Severance	133,269	—	—	1,062,024	—
	Unvested Equity Awards	248,429	—	248,429	248,429	248,429
	Unvested SERP	87,974	—	87,974	87,974	—
	Total Value of Benefits	469,672	—	336,403	1,398,427	248,429
W. Drew Hammond	Cash Severance	193,846	—	—	948,466	—
	Unvested Equity Awards	184,150	—	184,150	184,150	184,150
	Unvested SERP	37,252	—	37,252	37,252	—
	Total Value of Benefits	415,248	—	221,402	1,169,868	184,150
1    Mr. McDermott received an equity award of 100,000 restricted shares on September 29, 2022, which had a grant date fair value of $1,726,000, which would vest immediately upon a change in control or a termination without cause or for good reason. Subject to certain limited exceptions, 100% of the grant will vest on September 29, 2027, subject to Mr. McDermott's continued service until such date of vesting.
2    Ms. Butcher’s unvested equity includes 6,064 restricted shares granted on July 10, 2023 in connection with the commencement of her employment, which had a grant date fair value of $99,995. The shares awarded vest over three years, with one-third vesting on each of July 10, 2024, 2025 and 2026, subject to Ms. Butcher's continued service until such vesting dates.
3    The cost of COBRA continuation benefits has not been included in the total change in control and termination benefit amount, as the value would not be material.
*    Mr. Riffee retired from Elme on February 28, 2023, see “Mr. Riffee’s Retirement” on page 56. Pursuant to his retirement, Mr. Riffee would not have become entitled to any benefits if his employment with Elme terminated on December 31, 2023.
Change in Control Termination Agreements
Elme has entered into change in control agreements with the NEOs that entitle them to continuation of compensation and other benefits from Elme in the event of termination due to a “change in control” (as defined in these agreements) of Elme. The basic rationale for these change in control protections is to diminish the potential distractions due to personal uncertainties and risks that inevitably arise when a change in control is threatened or pending.
The termination benefits payable in connection with a change in control require a “double trigger,” which means that (1) there is a “change in control” (as that term is defined in the applicable agreement) and (2) after the change in control, the covered NEO’s employment is “involuntarily terminated” by Elme or its successor not for “cause” (as both terms are defined in the applicable agreement), but including a termination by the executive because his duties, responsibilities or compensation are materially diminished, within 24 to 36 months of the change in control (as such period is specified in the covered NEO’s agreement). In addition, if one of the foregoing terminations of employment occurs in the 90-day period before the change in control, the termination will be presumed to be due to the change in control unless Elme can demonstrate to the contrary. A double trigger was selected to enhance the likelihood that an executive would remain with Elme after a change in control because the executive would not receive the continuation of payments and benefits if he or she voluntarily resigned after the change in control. Thus, the executive is protected from actual or constructive dismissal after a change in control and any new controlling party or group is better able to retain the services of a key executive.
The formula to calculate the change in control benefit is similar for each of the NEOs, with the variable being whether the benefit will be paid for 24 or 36 months. The formula is as follows:
1.    Continuation of base salary at the rate in effect as of the termination date for a period of 24 or 36 months from the date of termination.

Executive Position	Period
Paul T. McDermott	36 months
Steven M. Freishtat	24 months
Tiffany M. Butcher	24 months
Susan L. Gerock	24 months
W. Drew Hammond	24 months
2.    Payment of an annual bonus for each calendar year or partial calendar in which the NEO receives salary continuation as described above, in an amount equal to the average annual STIP compensation received during the three years prior to the involuntary termination.
3.    Payment of the full cost of COBRA continuation coverage for the period of time in which salary continuation pursuant to the change in control agreement is paid, up to a maximum of 18 months or until the NEO obtains other comparable coverage, whichever is sooner.

4.    Immediate vesting in all unvested common share grants, RSUs, performance share units and dividend equivalent units granted to the NEO under Elme’s 2007 Omnibus Long-Term Incentive Plan or the 2016 Omnibus Incentive Plan and immediate vesting in the deferred compensation plans.
Awards under STIP
If a Change in Control (as defined in the STIP) occurs during the performance period while the executive is employed by Elme, the performance goals under the STIP will be prorated based on number of days in the performance period through the date of the Change in Control relative to the full performance period, and the executive will receive an award based on the actual levels of achievement of the prorated performance goals as of the date of the Change in Control. If, during the performance period, the executive is terminated without Cause, or resigns with Good Reason, Retires, dies or becomes subject to a Disability (each as defined in the STIP) while employed by Elme, the executive shall receive an award calculated based on the actual levels of achievement of the performance goals for the entire performance period, but the award shall be prorated in the proportion that the number of days elapsed from the beginning of the performance period through the date the executive ceases to be an employee of Elme bears to the total number of days in the performance period. If executive’s employment is terminated by Elme without Cause, or the executive resigns with Good Reason, Retires, dies or becomes subject to a Disability while employed by Elme, in each case, before the Compensation Committee has established the executive’s total award as a percentage of the executive’s annual base salary for such performance period, then the executive’s total award as a percentage of his/her annual base salary shall be the values in effect for the prior performance period.
Awards under LTIP
If a Change in Control (as defined in the LTIP) occurs during a performance period while the participant is employed, the LTIP provides that all time-based awards which are unvested will become vested, and the participant will receive the shareholder return measure-based awards calculated based on actual levels of achievement of the applicable shareholder return measures as of the date of the Change in Control, which award will not be prorated based on the period of employment during the performance period. In the case of a Change in Control, for strategic measure-based awards, for those grants made prior to January 1, 2023, awards will vest at target level, and for those grants made on or after January 1, 2023, awards will vest at the greater of target level and actual level of attainment of the strategic goals as of the change of control. If during the performance period, the executive’s employment is terminated by Elme without Cause, or the executive resigns with Good Reason, Retires, dies or becomes subject to a Disability (each as defined in the LTIP), all time-based awards which are unvested will become vested, and for those grants made after January 1, 2023, the executive will receive any shareholder return measure-based awards and strategic measure-based awards based on actual levels of achievement of the applicable measures as of the date of such event. For those grants made before January 1, 2023, the executive will receive any shareholder return measure-based awards based on actual levels of achievement of the applicable measures as of the date of such event and the executive will receive any strategic measure-based awards based on actual levels of achievements measured at the end of the performance period. In the case of all grants, the award will be prorated based on the period of employment during the performance period. If executive’s employment is terminated by Elme without Cause, or the executive resigns with Good Reason, Retires, dies or becomes subject to a Disability while employed by Elme, in each case, before the Compensation Committee has established the executive’s total award as a percentage of the executive’s annual base salary for such performance period, then the executive’s total award as a percentage of his/her annual base salary shall be the values in effect for the prior performance period.
Severance Plan
We maintain an Executive Officer Severance Pay Plan. For further information on payments pursuant to the Executive Officer Severance Pay Plan, see “Other Executive Compensation Components - Severance Plan” on page 55.
Pay Versus Performance
The following table sets forth information concerning the compensation actually paid ("CAP") to our CEO and to our other NEOs compared to Company performance for the years ended December 31, 2023, 2022, 2021 and 2020.
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and its NEO’s pay. For a discussion of how the Company views its executive compensation structure, including alignment with Company performance, see Compensation Discussion and Analysis beginning on page 41. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

					Value of Initial Fixed $100 Investment Based on:
Year	SCT Pay for CEO 1 2	CAP to CEO [3]	Average SCT Pay for Other NEOs 1 2	Average CAP to Other NEOs [3]	TSR [4]	Peer Group TSR [4]	GAAP Net (Loss) Income [5]	Core FFO [5,6]
2023	$3,707,826	$1,843,987	$772,772	$618,070	$59.34	$113.54	$(52,977)	$85,247
2022	5,279,117	5,146,914	1,112,663	993,047	69.07	99.82	(30,868)	77,340
2021	4,416,256	5,414,920	1,692,940	1,847,011	97.07	132.23	16,384	89,878
2020	4,598,897	3,360,654	1,799,956	1,566,743	78.12	92.43	(15,680)	119,953

1    For each year shown, the CEO was Paul T. McDermott. For 2023, the other NEOs were Steven M. Freishtat, Stephen E. Riffee, Tiffany M. Butcher, W. Drew Hammond, and Susan L. Gerock. For 2022, the other NEOs were Stephen E. Riffee, Taryn D. Fielder and Susan L. Gerock. For 2021 and 2020, the other NEOs were Stephen E. Riffee and Taryn D. Fielder.
2    The values reflected in this column reflect the "Total" compensation set forth in the Summary Compensation Table ("SCT") on page 63. See the footnotes to the SCT for further detail regarding the amounts in this column.
3    Compensation actually paid (“CAP”) is defined by the SEC and is computed in accordance with SEC rules by subtracting the amounts in the “Stock Awards” column of the SCT for each year from the “Total” column of the SCT and then: (i) adding the fair value as of the end of the reported year of all awards granted during the reporting year that are outstanding and unvested as of the end of the reporting year; (ii) adding the amount equal to the change as of the end of the reporting year (from the end of the prior year) in fair value (whether positive or negative) of any awards granted in any prior year that are outstanding and unvested as of the end of the reporting year; (iii) adding, for awards that are granted and vest in the reporting year, the fair value as of the vesting date; (iv) adding the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the reporting year; (v) subtracting, for any awards granted in any prior year that are forfeited during the reporting year, the amount equal to the fair value at the end of the prior year; and (vi) adding the value of any dividends (or dividend equivalents) paid in the reporting year on unvested equity awards and the value of accrued dividends (or dividend equivalents) paid on performance awards that vested in the reporting year. The following tables reconcile the total compensation amounts from the Summary Compensation Table to the compensation actually paid to our CEO and to our other NEOs for the years ended December 31, 2023, 2022, 2021 and 2020.The following tables reconcile the total compensation amounts from the Summary Compensation Table to the compensation actually paid to our CEO and to our other NEOs for the years ended December 31, 2023, 2022, 2021 and 2020.
CEO:

Year	SCT Total Comp	Minus SCT Equity Awards	Plus Value of New Unvested Awards	Plus Change in Value of Prior Years Unvested Awards	Plus Value of New Vested Awards	Plus Change in Value of Prior Years Vested Awards	Minus Value of Forfeited Prior Years Awards	Plus Dividends on Unvested Awards/Accrued Dividends	Equals CAP
2023	$3,707,826	$(1,979,304)	$1,136,723	$(1,044,723)	$225,261	$(324,828)	$—	$123,032	$1,843,987
2022	5,279,117	(3,423,365)	3,664,689	115,738	197,283	(777,214)	—	90,666	5,146,914
2021	4,416,256	(2,092,080)	1,236,946	1,289,239	332,792	42,758	—	189,009	5,414,920
2020	4,598,897	(2,846,612)	2,057,280	(1,191,139)	518,248	(25,367)	—	249,347	3,360,654

Other NEOs (Average):

Year	SCT Total Comp	Minus SCT Equity Awards	Plus Value of New Unvested Awards	Plus Change in Value of Prior Years Unvested Awards	Plus Value of New Vested Awards	Plus Change in Value of Prior Years Vested Awards	Minus Value of Forfeited Prior Years Awards	Plus Dividends on Unvested Awards/Accrued Dividends	Equals CAP
2023	$772,772	$(331,274)	$249,610	$(51,623)	$59,784	$(6,568)	$(79,901)	$5,271	$618,071
2022	1,112,663	(493,305)	437,551	10,240	127,273	(145,485)	(65,810)	9,920	993,047
2021	1,692,940	(678,242)	415,042	245,475	112,857	24,040	—	34,899	1,847,011
2020	1,799,956	(1,040,473)	738,343	(155,252)	196,966	(23,038)	—	50,241	1,566,743
4    Reflects the cumulative TSR of the Company and MSCI US REIT Index for the year ended December 31, 2020, the two years ended December 31, 2021, the three years ended December 31, 2022 and the four years ended December 31, 2023, assuming a $100 investment at the closing price on December 31, 2019 and the reinvestment of all dividends.
5    Amounts in thousands.
6    Company-selected measure is Core FFO as described below.
*     The compensation actually paid amounts shown in this column differ from the amounts shown in the proxy statement filed in 2023, for the years ended 2022, 2021, and 2020, primarily due to a correction in the methodology used to calculate compensation actually paid for our PEO and the average compensation paid to our non-PEO NEOs.

The following graphs illustrate the relationship, during the period beginning January 1, 2020 and ending December 31, 2023, of the compensation actually paid to our CEO and the average compensation actually paid to our other NEOs (each as set forth in the table above), to (i) our cumulative TSR and the cumulative TSR of the constituent companies in the MSCI US REIT Index, (ii) our GAAP net income, and (iii) our Core FFO (in each case as set forth in the table above).

Financial Performance Measures. The most important financial performance measures used by the Company in setting pay-for-performance compensation for the most recently completed fiscal year are described in the table below. For a further description of the manner in which these measures, together with certain non-financial performance measures, determine the amounts of incentive compensation paid to our NEOs, see Short-Term Incentive Plan (STIP) beginning on page 47 and Long-Term Incentive Plan (LTIP) beginning on page 52.

Measure	Nature	Explanation
Core FFO	Financial Measure	A non-GAAP measure that consists of net income adjusted for certain items which we believe are not indicative of the performance of our operating portfolio and affect the comparative measurement of our operating performance over time.
Same-Store and non-Same-Store Multifamily NOI	Financial Measure	NOI is a non-GAAP measure that consists of real estate rental revenue less direct operating expenses and is our primary performance measure for assessing our results at the community level. Same-Store refers to properties that were owned for the entirety of the years being compared and excludes properties acquired, sold or classified as held for sale during the years being compared.
Net debt to Adjusted EBITDA	Financial Measure	A non-GAAP measure that divides annualized Adjusted EBITDA by outstanding debt net of cash and cash equivalents and provides an indication of our ability to service our existing debt and take on additional debt.
Relative Total Shareholder Return	Financial Measure	Elme’s total shareholder return ("TSR") performance is measured over the applicable performance period against a peer group of companies selected and approved by our Compensation Committee.
Strategic Transformation	Non-financial Measure	Making progress on translating our strategic intent into operational capabilities through assuming management of our residential communities from third party managers, implementing a core technology platform, constructing a human resources program designed for the multifamily industry and creation of a new brand.
CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.
To identify the “median employee” from our employee population, we used W-2 Medicare compensation for U.S. employees (annualizing such compensation for employees who had worked less than the 12-month period) and excluding our CEO from the calculation, which is the same methodology we utilized last year. We have no employees outside of the United States. We did not use any statistical sampling techniques and did not make any cost-of-living adjustments in identifying our median employee. We did not include independent contractors who we do not consider to be employees. Using this methodology, we determined that we had 246 employees as of December 31, 2023. We identified our median employee from this employee population.
The 2023 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $3,707,826. The 2023 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $75,351. The ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2023 is 49 to 1.
The SEC’s rules for calculating the required pay ratio permit companies to use reasonable estimates and assumptions in their methodologies, and companies have different employee populations and compensation practices. As a result, pay ratios reported by other companies may not be comparable to the pay ratio reported above.
Equity Compensation Plan Information
The following table sets forth certain information concerning our common shares authorized for issuance under the 2016 Omnibus Incentive Plan as of December 31, 2023.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	37,015	[1]	$—	218,073
Equity compensation plans not approved by security holders	—		$—	—
Total	37,015		$—	218,073

1    Amount includes 37,015 shares that may be issued upon settlement of TSR and Strategic Goals awards under the LTIP. The number of shares to be issued in respect of TSR and Strategic Goals awards outstanding as of December 31, 2023 has been calculated based on the assumption that (i) no TSR awards for the performance periods ending December 31, 2024 and December 31, 2025 will be achieved, based on performance tracking at below-threshold payout level as of December 31, 2023, (ii) no Strategic Goals awards for the performance period ending December 31, 2024 will be achieved based on current achievement levels, and (iii) actual achievement of the TSR award for the performance period ending December 31, 2023.

PROPOSAL 3: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2016 OMNIBUS INCENTIVE PLAN
Description of Proposal

Introduction
We are asking our shareholders to consider and to approve the amendment and restatement of the Elme Communities 2016 Omnibus Incentive Plan (the “A&R Plan”). The Washington Real Estate Investment Trust 2016 Omnibus Incentive Plan (as amended, the “Current Plan”) was formerly adopted by the Board of Trustees and Compensation Committee and approved by Elme’s shareholders on May 12, 2016 (the Current Plan, as amended, and the A&R Plan are collectively referred to herein as the “Plan”). Upon recommendation of the Compensation Committee, on April 9, 2024, the Board and Compensation Committee jointly adopted and approved the A&R Plan, subject to and effective upon approval by the shareholders at this Annual Meeting.

The following changes are proposed in the A&R Plan:
•Increase the number of shares available under the Plan by 2,900,000 additional shares, from 2,400,000 shares to 5,300,000 shares (the “Share Increase”);
•Extend the terms of the Plan from May 12, 2026, to May 30, 2034;
•Remove certain provisions which were otherwise required for awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) prior to its repeal under the Tax Cuts and Jobs Act of 2017;
•Increase the maximum amount that can be paid as a cash-denominated performance-based award for a performance period of 12 months or less to any person eligible for such award from $500,000 to $3,000,000, and for a performance period greater than 12 months to any person eligible for such award from $2,000,000 to $5,000,000; and
•Make certain other immaterial and conforming changes.
The purpose of the Plan is to (i) provide incentives to eligible persons to stimulate their efforts towards the success of Elme Communities and to operate and manage its business in a manner that will provide for the long-term growth and profitability of Elme Communities and (ii) provide a means of recruiting, rewarding, and retaining key personnel. To this end, the A&R Plan provides for the grant of options, share appreciation rights, restricted shares, restricted share units (including deferred share units), unrestricted shares, dividend equivalent rights, performance shares and other performance-based awards, long term incentive units (“LTIP units”), other equity-based awards, and cash bonus awards.

If the shareholders approve the A&R Plan, the A&R Plan will become effective on the date of the Annual Meeting, which is scheduled for May 30, 2024.

If our shareholders do not approve this Proposal 3, the Share Increase will not take effect and the current Plan will continue in full force and effect; and we may not have enough shares in the reserve to grant awards to our employees and trustees in 2024 and beyond at the same level at which we have historically granted, which could materially impact our ability to attract and retain employees and trustees, require us to use additional cash to compensate employees and trustees in lieu of equity awards and put us at a competitive disadvantage compared to peer companies.

Background
The Compensation Committee recommended to the Board that the A&R Plan have 2,900,000 additional common shares available. As of March 27, 2024, there were 29,499 common shares remaining available for grant under the Current Plan. If this Proposal Three is approved, then an aggregate of 5,300,000 common shares will be reserved for issuance under awards granted pursuant to the A&R Plan, which includes 2,929,499 shares available for future issuance.

In order to determine the additional number of common shares to be authorized under the A&R Plan, the Compensation Committee and the Board considered the need by the Company for the shares and the potential dilution that awarding the requested shares may have on the Company's existing stockholders, and examined a number of factors, including the Company's burn rate. The Compensation Committee engaged FPC, its independent compensation consultant, to assist in this regard.

The burn rate is the sum of the values of time-based awards granted by the Company in a fiscal year and the total performance-based awards earned in a fiscal year, divided by the value of the weighted average common shares outstanding for the year. In fiscal 2021, 2022 and 2023, the Company used a total of 222,404 shares, 334,105 shares, and 287,793 shares, respectively. The average rate at which we grant equity awards is well below the “burn rate” benchmark that Institutional Shareholder Services has set for our industry.

The following table sets forth information relating to our historical burn rate under the Current Plan over the last three years:

	2021	2022	2023	Three Year Average
Time-Based Awards (Granted)	185,389	334,105	287,793	269,096
Performance-Based Awards (Earned)	74,501	131,064	37,015	80,860
Number of Full Value Awards Granted/Earned	259,890	465,169	324,808	349,956
Weighted Average Common Shares Outstanding	84,544,000	87,388,000	87,735,000	86,555,667
Burn Rate	0.3%	0.5%	0.4%	0.4%

The Current Plan has been amended by the Board, effective January 1, 2024, to adjust the manner in which common shares subject to performance-based awards are tracked against the number of common shares that may be issued under the Plan. As a result of the amendment, the number of common shares deemed to be covered by performance-based awards granted under the Plan and counted against the share limit is determined in the manner approved from time to time by the Compensation Committee (rather than fixing such number at the target number of shares issuable under performance-based awards, as was the case under the Plan prior to the amendment), but such number will be adjusted to equal the actual number of common shares that are issued upon settlement of the performance-based awards. The amendment had no effect on the maximum number of common shares that may be granted under the Current Plan (which was unchanged by the amendment).

Material Terms of the A&R Plan
A summary of the material terms of the A&R Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the A&R Plan, a copy of which is attached as Exhibit A to this Proxy Statement and which is incorporated by reference into this proposal. We encourage shareholders to read and refer to the complete plan document in Exhibit A for a more complete description of the A&R Plan.

Effective Date; Amendment, Suspension, and Termination
If approved by our shareholders at the Annual Meeting, the A&R Plan will become effective as of the date of the Annual Meeting (the “Effective Date”), and unless terminated sooner in accordance with the terms of the A&R Plan or extended with shareholder approval, the A&R Plan will terminate on the tenth anniversary of the Annual Meeting, or May 30, 2034. Our Board may amend, suspend, or terminate the A&R Plan at any time; provided that no amendment, suspension, or termination may impair the rights or obligations under outstanding awards, without the consent of the grantee. Our shareholders must approve any amendment to the A&R Plan to the extent determined by the Board or if such approval is required under applicable law or NYSE regulations. Our shareholders also must approve any amendment that changes the no re-pricing, option pricing, and share appreciation right pricing provisions of the A&R Plan.

Administration of the A&R Plan
The A&R Plan will be administered by our Compensation Committee. Each member of our Compensation Committee is both a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and, for so long as our common shares are listed on the NYSE, an “independent director” within the meaning of the NYSE listing requirements. The Compensation Committee will determine all terms of awards granted under the A&R Plan, including, without limitation, the type of award and its terms and conditions and the number of common shares subject to the award, if the award is equity-based. The Compensation Committee will also interpret the provisions of the A&R Plan. The Board may also appoint one or more committees of the Board to administer the A&R Plan with respect to grantees who are not officers or trustees of Elme Communities, grant awards under the A&R Plan to such grantees, and determine all the terms of such awards and subject, if applicable, to the requirements of Rule 16b-3 of the Exchange Act and the rules of any stock exchange or securities market on which our common shares are listed or publicly traded.

Eligibility
All of our employees and the employees of our subsidiaries and affiliates are eligible to receive awards under the A&R Plan. In addition, our non-employee trustees and consultants and advisors who perform services for us and our subsidiaries and affiliates may receive awards under the A&R Plan, other than incentive share options. As of March 27, 2024, there were five named executive officers, six non-employee trustees, and 62 employees of Elme Communities and its subsidiaries who were eligible to participate in the A&R Plan.

Share Authorization and Limits
The maximum number of common shares that may be issued under the A&R Plan, consisting of authorized but unissued shares or issued shares that have been reacquired by Elme Communities, will be 5,300,000 common shares. The maximum number of common shares available for issuance pursuant to incentive share options granted under the A&R Plan will be the same as the number of common shares available for issuance under the A&R Plan.

Common shares that are subject to awards, including shares acquired through dividend reinvestment, will be counted against the A&R Plan’s share limit as one share for every one share subject to the award. The number of shares subject to any share appreciation rights awarded under the A&R Plan will be counted against the A&R Plan’s share limit as one share for every one share subject to an award, regardless of the number of shares actually issued to settle the share appreciation right upon exercise. Notwithstanding the foregoing, the number of common shares deemed to be covered by performance-based awards granted under the Plan and counted against the share limit will be determined in the manner approved from time to time by the Compensation Committee but such number will be adjusted to equal the actual number of common shares that are issued upon settlement of the performance-based awards.

If any awards terminate, expire, or are forfeited without delivery of any common shares or are settled in cash in lieu of common shares, the shares subject to such awards will again be available for issuance under the A&R Plan. However, the number of common shares available for issuance under the A&R Plan will not be increased by the number of common shares (i) tendered, withheld, or subject to an award surrendered in connection with the exercise of an option, (ii) deducted or delivered from payment of an award payment in connection with Elme Communities’ tax withholding obligations, (iii) purchased by Elme Communities with proceeds from option exercises, or (iv) not issued upon the net settlement or net exercise of a share-settled share appreciation right.

The maximum number of common shares subject to options or share appreciation rights that may be granted under the A&R Plan to any person in a calendar year is 50,000 shares. The maximum number of shares subject to awards other than options or share appreciation rights that are share-denominated and either share- or cash-settled that may be granted under the A&R Plan to any person in a calendar year is 350,000 shares. The maximum amount that may be paid as a cash-denominated performance-based award (whether or not cash-settled) in respect of a performance period of twelve months or less in a calendar year to any person is $3,000,000, and the maximum amount that may be paid as a cash-denominated performance-based award (whether or not cash-settled) in respect of a performance period in excess of twelve months to any person is $5,000,000.

The number and kinds of common shares for which awards may be made under the A&R Plan, including the limits described above, will be adjusted proportionately and accordingly by the Compensation Committee if the number of outstanding common shares is increased or decreased or the common shares are changed into or exchanged for a different number of shares or kind of capital stock or other securities of Elme Communities on account of any recapitalization, reclassification, share split, reverse share split, spin-off, combination of shares, exchange of shares, share dividend, or other distribution payable in capital stock, or other increase or decrease in common shares effected without receipt of consideration by Elme Communities.

Fair Market Value Determination
For so long as our common shares remain listed on the NYSE (or listed on any other established securities exchange or traded on any other securities market), the fair market value of a share will be the closing price for a share as quoted on such exchange or market for such date. If there is no reported closing price on such date, the fair market value of a share will be the closing price of the common shares on the next preceding date for which such quotation exists. If our common shares are not listed on an established securities exchange or traded on an established securities market, the Compensation Committee will determine the fair market value by reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code. On March 27, 2024, the closing price of our common shares as reported on the NYSE was $13.79 per share.

Options
The A&R Plan authorizes our Compensation Committee to grant incentive share options (as defined in Section 422 of the Code) and options that do not qualify as incentive share options (“nonqualified share options”). To the extent that the aggregate fair market value of common shares determined on the date of grant with respect to which incentive share options are exercisable for the first time during any calendar year exceeds $100,000, the option will be treated as a nonqualified share option. The exercise price of each option will be determined by the Compensation Committee, provided that the exercise price will be equal to or greater than 100% of the fair market value of the common shares on the date of grant. If we were to grant incentive share options to any 10% shareholder, the exercise price may not be less than 110% of the fair market value of our common shares on the date of grant.

The term of an option cannot exceed 10 years from the date of grant. If we were to grant incentive share options to any 10% shareholder, the term cannot exceed five years from the date of grant. The Compensation Committee determines at what time or times each option vests or may be exercised and the period of time, if any, after termination of employment or service during which options may be exercised, provided that no option shall be granted to grantees who are entitled to overtime that will vest or be exercisable within a six month period from the date of grant. Options may be made exercisable in installments. The vesting and exercisability of options may be accelerated by the Compensation Committee. Awards of options are nontransferable, except (i) for transfers by will or the laws of descent and distribution or (ii) if authorized in the applicable award agreement, for transfers of nonqualified share options, not for value, to family members pursuant to the terms and conditions of the A&R Plan.

Share Appreciation Rights
The A&R Plan authorizes our Compensation Committee to grant share appreciation rights that provide the grantee with the right to receive, upon exercise of the share appreciation right, the excess of the fair market value of our common shares on the date of exercise over the share appreciation right’s exercise price, which must be equal to or greater than 100% of the fair market value of our common shares on the date of grant. Share appreciation rights will become exercisable in accordance with terms determined by our Compensation Committee. Share appreciation rights may be granted in tandem with an option grant or independently from an option grant. The term of a share appreciation right cannot exceed 10 years from the date of grant. Awards of share appreciation rights are nontransferable, except (i) for transfers by will or the laws of descent and distribution or (ii) if authorized in the applicable award agreement, not for value, to family members pursuant to the terms and conditions of the A&R Plan.

Restricted Shares and Restricted Share Units
The A&R Plan also authorizes the Compensation Committee to grant restricted shares and restricted share units (including deferred share units). Subject to the provisions of the A&R Plan, the Compensation Committee will determine the terms and conditions of each award of restricted shares and restricted share units, including the restricted period for all or a portion of the award, the restrictions applicable to the award, and the purchase price (if any) for the common shares subject to the award. Restricted shares and restricted share units may vest solely by the passage of time and/or pursuant to achievement of performance goals. During the period, if any, when restricted shares and restricted share units are non-transferable or forfeitable or prior to the satisfaction of any other restrictions prescribed by the Compensation Committee, a grantee is prohibited from selling, transferring, assigning, pledging, or otherwise encumbering or disposing of his or her restricted shares or restricted share units.

A grantee of restricted shares will have all the rights of a shareholder, including the right to vote the shares and receive dividends or distributions on the shares, except to the extent limited by the Compensation Committee or the A&R Plan. The Compensation Committee may provide that any cash dividend payments or distributions paid on restricted shares either shall be reinvested in common shares, which may or may not be subject to the same vesting conditions and restrictions as applicable to such underlying restricted shares, or that any dividend payments or distributions declared or paid on restricted shares shall only be paid upon satisfaction of the vesting conditions applicable to the restricted shares. Grantees of restricted share units will have no voting or dividend rights or other rights associated with share ownership.

Dividend Equivalent Rights
The A&R Plan authorizes our Compensation Committee to grant dividend equivalent rights, which are rights entitling the grantee to receive, or to receive credits for the future payment of cash, shares, other awards, or other property equal in value to dividends, distributions or other periodic payments that would be paid if the grantee had held a specified number of common shares underlying the right. The Compensation Committee may grant dividend equivalent rights to a grantee in connection with an award under the A&R Plan, or without regard to any other award, except that no dividend equivalent rights may be granted in connection with, or related to, an option or share appreciation right.

Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional common shares or awards, which may thereafter accrue additional dividend equivalent rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment will be at the fair market value of the common shares on the reinvestment date. Dividend equivalent rights may be settled in cash, common shares, or a combination of the foregoing, in a single installment or in multiple installments, as determined by the Compensation Committee.

A dividend equivalent right granted as a component of another award may provide that the dividend equivalent right will be settled upon exercise, settlement, or payment of, or lapse of restrictions on, the other award, and that the dividend equivalent right will expire or be forfeited or annulled under the same conditions as the other award. A dividend equivalent right granted as a component of another award also may contain terms and conditions that are different from the terms and conditions of the other award, except that dividend equivalent rights credited as a component of another award that vests or is earned based upon the achievement of performance goals may not vest unless the performance goals for the underlying award are achieved, and if such performance goals are not achieved, the grantee of such dividend equivalent right will promptly forfeit, and to the extent already paid or distributed, repay to Elme Communities payments or distributions made in connection with such dividend equivalent rights.

Performance-Based Awards
The A&R Plan authorizes the Compensation Committee to grant performance-based awards, ultimately payable in common shares, cash, or other awards in such amounts and upon such terms as determined by the Compensation Committee. Each grant of a performance-based award will have an initial cash value or an actual or target number of common shares that is established by the Compensation Committee at the date of grant. The Compensation Committee may set performance goals in its discretion that, depending on the extent to which they are met, may determine the value and/or number of performance-based awards that will be paid out to a grantee. The Compensation Committee will establish the performance periods for these performance-based awards. The performance goals generally may be based on one or more of the measures described below (or such other criteria as the Compensation Committee deems appropriate):
a) net earnings or net income;
b) operating earnings or net operating income, including growth measures;
c) pretax earnings;
d) earnings per share;
e) share price, including growth measures and total shareholder return (both absolute and relative);
f) earnings before interest and taxes;
g) earnings before interest, taxes, depreciations, and/or amortization (“EBIDTA”) or net debt to EBITDA;
h) (A) EBITDA, (B) funds from operations, or (C) funds or cash available for distribution, in any case, as the Company may adjust from time to time;
i) sales or revenue growth or targets, whether in general or by type of products, service, or customer;
j) gross or operating margins;
k) return measures, including return on assets, capital investment, equity, sales, or revenue;
l) cash flow, including:
a. operating cash flow;
b. free cash flow, defined as earnings before interest, taxes depreciation, and/or amortization (as the Company may adjust from time to time) less capital expenditures;
c. levered free cash flow, defined as free cash flow less interest expense;
d. cash flow return on equity; and
e. cash flow return on investment;
m) productivity ratios;
n) costs, reductions in cost, and cost control measures;
o) expense targets;
p) market or market segment share or penetration;
q) financial ratios as provided in credit agreements of the Trust and its subsidiaries;
r) working capital targets;
s) completion of acquisitions of assets, business or companies;
t) completion of divestitures and assets sales;

u) regulatory achievements or compliance;
v) customer satisfaction measurements;
w) execution of contractual arrangements or satisfaction of contractual requirements or milestones;
x) product development achievements; and
y) any combination of the foregoing business criteria.

LTIP Units
LTIP units are intended to be profits interests in WashREIT OP LLC or another entity functioning as the “operating partnership” of Elme Communities (in either case, the “Operating Partnership”), the rights and features of which, if applicable, will be set forth in the limited liability company agreement (or other governing document) and applicable award agreement. LTIP units may be granted for service to the Operating Partnership or, to the extent such LTIP units will qualify as profits interests, any affiliate of the Operating Partnership. LTIP units will vest at the times and under the conditions determined by the Compensation Committee and stated in the award agreement.

Other Equity-Based Awards
Our Compensation Committee may grant other types of equity-based awards under the A&R Plan. Other equity-based awards are payable in cash, common shares or other equity, or a combination of the foregoing, and may be restricted or unrestricted, as determined by our Compensation Committee. Awards of unrestricted shares may be granted or sold to any grantee in respect of service rendered, or if so provided in an award agreement or separate agreement, service to be rendered by the grantee, or other valid consideration, in lieu of or in addition to cash compensation due to such grantee. The terms and conditions that apply to other equity-based awards are determined by the Compensation Committee.

Form of Payments
The exercise price for any option or the purchase price (if any) for restricted shares, vested restricted share units, and/or deferred share units is generally payable (i) in cash or cash equivalents, (ii) to the extent the award agreement provides, by the surrender of common shares (or attestation of ownership of common shares) with an aggregate fair market value, on the date of such surrender, of the exercise price or purchase price, (iii) to the extent permissible by applicable law and to the extent the award agreement provides, the option exercise price may be paid by payment through a broker in accordance with procedures set forth by Elme Communities, or (iv) to the extent the award agreement provides and/or unless otherwise specified in an award agreement, any other form permissible by applicable law, including net exercise for awards of options and service rendered to Elme Communities or our affiliates for awards of restricted shares and restricted share units.

Change in Control
If Elme Communities experiences a change in control in which awards will not be assumed or continued by the surviving entity: (i) immediately before the change in control, except for performance-based awards, all restricted shares, restricted share units, LTIP units, and dividend equivalent rights will vest, and all common shares and/or cash subject to such awards will be delivered, and (ii) at the Compensation Committee’s discretion, either (a) all options and share appreciation rights will become exercisable fifteen days before the change in control and terminate upon the consummation of the change in control, or (b) all options, share appreciation rights, restricted shares, restricted share units, and dividend equivalent rights will be terminated and cashed out for an amount in cash or other securities having a value equal to the price per share paid to holders of share in the change in control, less, in the case of options and share appreciation rights, the applicable exercise price. Except as otherwise provided in an applicable award agreement, (i) performance-based awards where less than half of the performance period has lapsed will be treated as though target performance has been achieved, and (ii) if at least half of the performance period has lapsed, actual performance will be determined as of a date reasonably proximal to the date of consummation of a change in control, as determined by the Compensation Committee, and that level of performance will be treated as achieved immediately prior to the occurrence of the change in control. Other equity-based awards will be governed by the terms of the applicable award agreement.
In summary, a change in control occurs under the A&R Plan if:
•any person acquires beneficial ownership of more than 50% of the total voting power of our then outstanding voting securities, on a fully diluted basis;
•with certain exceptions, the members of the Board as of the Effective Date (the “Incumbent Board”) cease to constitute at least a majority of the Board;
•a consolidation or merger other than a transaction in which the shareholders immediately prior to the transaction own, directly or indirectly, at least a majority of the voting power of the voting securities of the surviving person immediately after such transaction;
•the consummation of a direct or indirect sale, lease, transfer, conveyance, or other disposition (other than by way of reorganization, merger, or consolidation) of all or substantially all of the assets of Elme Communities and its subsidiaries, taken as a whole, to any person; or
•the consummation of a liquidation, winding up, or dissolution of Elme Communities.

Internal Reorganization
No payments or benefits will become payable under the A&R Plan in the event of any internal reorganization (whether by merger, consolidation, reorganization, combination, contribution, distribution, asset transfer or otherwise) or restructuring involving Elme Communities or any of its affiliates, including any reorganization or restructuring pursuant to a merger or other combination involving Elme Communities in which an affiliate of Elme Communities survives or succeeds as a publicly-traded entity (including, without limitation, by virtue of a triangular merger structure) and/or any such reorganization or restructuring undertaken in connection with implementation of an umbrella partnership REIT or downREIT structure (an “Internal Reorganization”). In connection with any Internal Reorganization, the Compensation Committee shall have the authority to transfer and assign the A&R Plan and all related agreements to a direct or indirect subsidiary of Elme Communities as part of such Internal Reorganization, subject to compliance with applicable law.

No Repricing
Except in connection with certain corporate transactions involving Elme Communities, we may not: (i) amend the terms of outstanding options or share appreciation rights to reduce the exercise price of such outstanding options or share appreciation rights; (ii) cancel outstanding options or share appreciation rights in exchange for or substitution of options or share appreciation rights with an exercise price that is less than the exercise price of the original options or share appreciation rights; or (iii) cancel outstanding options or share appreciation rights with an exercise price above the current fair market value in exchange for cash or other securities, in each case, unless such action (a) is subject to and approved by Elme Communities’ shareholders or (b) would not be deemed to be a repricing under the rules of the NYSE or any established stock exchange or securities market on which our common shares are listed or publicly traded.

Summary of U.S. Federal Income Tax Consequences
The U.S. federal income tax consequences of awards under the A&R Plan for participants and Elme Communities will depend on the type of award granted. The following summary description of U.S. federal income tax consequences is intended only for the general information of shareholders. A participant in the A&R Plan should not rely on this description and instead should consult his or her own tax advisor.

Incentive Share Options
The grant of an incentive share option will not be a taxable event for the grantee or for Elme Communities. A grantee will not recognize taxable income upon exercise of an incentive share option (except that the alternative minimum tax may apply), and any gain (or loss) realized upon a disposition of our common shares received pursuant to the exercise of an incentive share option will be taxed as long-term capital gain (or loss) if the grantee holds the common shares for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive share option, except as discussed below.

For the exercise of an incentive share option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the incentive share option is granted through a date within three months before the date of exercise of the option. If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common shares in an amount generally equal to the excess of the fair market value of the common shares at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to the limitations imposed by Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Nonqualified Options
The grant of a nonqualified option will not be a taxable event for the grantee or Elme Communities. Upon exercising a nonqualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common shares on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the common shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). If we comply with applicable reporting requirements, and subject to the limitations imposed by Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a nonqualified share option to a family member by gift will realize taxable income at the time the nonqualified share option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the common shares will be the fair market value of the common shares on the date the nonqualified share option is exercised. The transfer of vested nonqualified share options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a nonqualified share option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the grantee’s ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such nonqualified share option by the grantee's ex-spouse, the grantee’s ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the common shares at the time of exercise. Any distribution to the grantee’s ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Share Appreciation Rights
There are no immediate U.S. federal income tax consequences of receiving an award of share appreciation rights under the A&R Plan. Upon exercising a share appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common shares on the date of exercise. If we comply with applicable reporting requirements, and subject to the limitations imposed by Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Shares
A grantee who is awarded restricted shares will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the common shares are subject to restrictions (that is, the restricted shares are nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common shares on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such Section 83(b) election, the fair market value of the common shares on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common shares is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements, and subject to the limitations imposed Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Share Units
There are no immediate U.S. federal income tax consequences of receiving an award of restricted share units under the A&R Plan. A grantee who is awarded restricted share units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued, or in the case of a cash-settled award, the amount of the cash payment made, to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements, and subject to the limitations imposed Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights
Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements, and subject to the limitations imposed Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

LTIP Units
LTIP units that constitute “profits interests” within the meaning of the Code and published Internal Revenue Service guidance will generally have no tax consequences for the grantee on the date of grant or, if not vested on the date of grant, on vesting. The grantee, however, will be required to report on his or her income tax return his or her allocable share of the Operating Partnership’s income, gains, losses, deductions, and credits, regardless of whether the Operating Partnership makes a distribution of cash. Instead, the LTIP units are generally taxed upon a disposition of the units or distributions of money to the extent that such amounts received exceed the basis in the LTIP units. Generally, no deduction is available to Elme Communities upon the grant, vesting, or disposition of the LTIP units.

Section 280G of the Code
To the extent payments which are contingent on a change in control are determined to exceed certain limitations, such payments may be subject to a 20% nondeductible excise tax, and Elme Communities’ deduction with respect to the associated compensation expense may be disallowed in whole or in part. The A&R Plan includes a Section 280G “best after tax” provision, meaning, if any of the payments under the A&R Plan or otherwise would constitute parachute payments within the meaning of Section 280G of the Code and be subject to the excise tax imposed under Section 4999 of the Code, the payments will be reduced by the amount required to avoid the excise tax if such a reduction would give the grantee a better after-tax result than if the grantee received the payments in full. No grantee will receive a gross-up payment for any excise taxes they incur as a result of awards made under the A&R Plan.

New Awards
The awards, if any, that will be made to eligible grantees under the A&R Plan are subject to the discretion of the Compensation Committee, and thus we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible grantees under the A&R Plan. Therefore, no new plan benefits table can be provided at this time.

Registration with the SEC
If the A&R Plan is approved by our shareholders, we intend to file a Registration Statement on Form S-8 relating to the A&R Plan with the SEC pursuant to the Securities Act as soon as is practicable after such approval.

Voting Matters
The affirmative vote of a majority of the votes cast is necessary for approval of the A&R Plan. A majority of votes cast means that the number of votes "FOR" a proposal must exceed the number of votes "AGAINST" that proposal. For purposes of the vote on this proposal, abstentions and other shares not voted (whether broker non-votes, if any, or otherwise) will not be counted as votes cast and will have no effect on the result of this vote.
Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2016 OMNIBUS INCENTIVE PLAN

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Description of Proposal
The firm of Ernst & Young LLP served as Elme’s independent registered public accounting firm for 2023. The Audit Committee has appointed Ernst & Young LLP as Elme’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The Board recommends that the shareholders ratify this appointment.
If this appointment is not ratified by our shareholders, the Audit Committee may re-consider the appointment. Even if the selection is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Elme.
Representatives of Ernst & Young LLP are expected to attend the virtual Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.
Voting Matters
Under our bylaws, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the votes cast. A majority of votes cast means that the number of votes “FOR” a proposal must exceed the number of votes “AGAINST” that proposal. Abstentions will not be counted as votes cast and will have no effect on the result of this vote.
Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS ELME’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

ACCOUNTING/AUDIT COMMITTEE MATTERS
Principal Accounting Firm Fees
The following table sets forth the aggregate fees billed to Elme for the years ended December 31, 2023 and 2022 by Elme’s independent registered public accounting firm, Ernst & Young LLP. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the public accountant’s independence.

	2023	2022
Audit Fees (a)	$1,466,560	$1,170,105
Audit-Related Fees (b)	—	—
Tax Fees (c)	131,995	238,321
Total Fees	$1,598,555	$1,408,426
(a)     Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered. Audit fees include the annual audit fee and fees for reviews of financial statements, performance of comfort procedures and issuance of comfort and bring down letters.
(b)    Audit related fees consist of the annual audit fees of certain subsidiaries, notwithstanding when the fees were billed or when the services were rendered.
(c)    Includes fees and expenses for tax services, including tax compliance, tax advice and tax planning, rendered from January through the end of the fiscal year, notwithstanding when the fees and expenses were billed.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting. All services performed by Ernst & Young LLP for the fiscal year ended December 31, 2023 were pre-approved by the Audit Committee or the Chair of the Audit Committee.

Audit Committee Report
The Board maintains an Audit Committee, currently comprised of four of Elme’s independent Trustees. The Board and the Audit Committee believe that the Audit Committee’s current member composition satisfies Section 303A of the NYSE’s Listed Company Manual. The Audit Committee oversees Elme’s financial process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm Ernst & Young LLP is responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and the effectiveness of Elme’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board. The members of the Audit Committee of the Board of Elme submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2023 as follows:
1.In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2023, with management, including discussing the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and management’s assessment of the effectiveness of Elme’s internal controls over financial reporting.
2.The Audit Committee discussed with Elme’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of Elme’s internal controls and the overall quality of Elme’s financial reporting.
3.The Audit Committee reviewed with the independent registered public accounting firm their judgments as to the quality, and not just the acceptability, of Elme’s accounting principles and such other matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Auditing (the “PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence from management and Elme.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Elme’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE
Ellen M. Goitia, Audit Committee Chair
Jennifer S. Banner, Audit Committee Member
Benjamin S. Butcher, Audit Committee Member
    Thomas H. Nolan, Jr., Audit Committee Member

OTHER MATTERS
Solicitation of Proxies
Solicitation of proxies may be made by mail, personal interview, telephone or other means by officers, Trustees and employees of Elme for which they will receive no compensation in addition to their normal compensation. Elme may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of common shares that those companies or persons hold of record. Elme will reimburse these forwarding expenses. The cost of the solicitation of proxies will be paid by Elme.
Elme has also hired Morrow Sodali LLC to assist in distributing and soliciting proxies and will pay approximately $8,500 plus expenses for these services.
Shareholder Proposals for Our 2025 Annual Meeting of Shareholders
The Board will provide for presentation of proposals by shareholders at the 2025 Annual Meeting of Shareholders, provided that these proposals are submitted by eligible shareholders who have complied with the relevant regulations of the SEC and our bylaws regarding shareholder proposals.
Any shareholder proposal pursuant to Rule 14a-8 under the Exchange Act intended to be presented at the Annual Meeting must be received at our executive offices on or before December 19, 2024 to be considered for inclusion in our 2025 proxy statement materials.
Shareholders wishing to submit proposals or Trustee nominations to be presented at the 2025 Annual Meeting of Shareholders pursuant to our bylaws that are not to be included in our proxy materials must deliver notice to us at our executive offices not less than 120 and no more than 150 days before the first anniversary of the date of Proxy Statement for the preceding year’s Annual Meeting (i.e., between November 19, 2024 and 5:00 p.m. Eastern Time, on December 19, 2024), with adjustments if the date for the upcoming annual meeting of shareholders is advanced or delayed by more than 30 days from the anniversary date of the preceding year’s annual meeting. Shareholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and Trustee nominations. Any shareholder desiring a copy of our bylaws will be furnished one without charge upon written request to the Secretary.
To comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of Trustee Nominees other than the Company’s nominees must (in addition to satisfying the advance notice requirements under our bylaws) provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Annual Report
Elme’s 2023 Annual Report to Shareholders is being mailed or made available electronically to shareholders concurrently with this Proxy Statement and does not form part of proxy solicitation material.
Shareholders may also request a free copy of our 2023 Annual Report on Form 10-K, including applicable financial statements, schedules and exhibits by sending a written request to: Elme Communities, 7550 Wisconsin Avenue, Suite 900, Bethesda, MD 20814, Attention Investor Relations. Alternatively, shareholders may access the 2023 Form 10-K and other financial information on our website at: www.elmecommunities.com.

/s/ W. Drew Hammond
W. Drew Hammond
Corporate Secretary
April 18, 2024

FINANCIAL REPORTING ANNEX
Definitions of Financial Measures
“Adjusted EBITDA” is a non-GAAP measure defined as earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, gain/loss on interest rate derivatives, severance expense, acquisition expenses, gain from non-disposal activities, adjustment to deferred taxes and transformation costs.
“Core FFO” is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of our operating portfolio and affect the comparative measurement of our operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sales not already excluded from NAREIT FFO, as appropriate, (5) relocation expense, (6) transformation costs, (7) write-off pursuit costs and (8) adjustment to deferred taxes. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. Core FFO is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.
“Lease Rate Growth” is defined as the average percentage change in either gross (excluding the impact of concessions) or effective rent (net of concessions) for a new or renewed multifamily lease compared to the prior lease based on the move-in date. The "blended" rate represents the weighted average of new and renewal lease rate growth achieved.

“NAREIT FFO” is defined by 2018 NAREIT FFO White Paper Restatement, as net income (computed in accordance with GAAP) excluding gains (or losses) associated with sales of properties, impairments of depreciable real estate and real estate depreciation and amortization. NAREIT FFO is a non-GAAP measure and may be calculated or interpreted differently by other REITs.

“Net debt” is calculated by subtracting cash and cash equivalents from total outstanding debt as per our consolidated balance sheets at the end of the period.

“NOI” is defined as real estate rental revenue less direct real estate operating expenses and is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, lease origination expenses, general and administrative expenses, acquisition costs, real estate impairment, casualty gain and losses and gain or loss on extinguishment of debt. NOI does not include management expenses, which consist of corporate property management costs and property management fees paid to third parties. NOI is the primary performance measure we use to assess the results of our operations at the property level. NOI excludes certain components from net income in order to provide results more closely related to a property’s results of operations.
“Same-store Portfolio Properties” include properties that were owned for the entirety of the years being compared and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We categorize our properties as “same-store” or “non-same-store” for purposes of evaluating comparative operating performance. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. Development properties are categorized as same-store when they have reached stabilized occupancy (90%) before the start of the prior year. We define redevelopment properties as those for which have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared.

Reconciliations:
The following tables contain reconciliations of net loss to NOI for the periods presented (in thousands):

	Twelve Months Ended December 31,
	2023	2022
Net loss	$(52,977)	$(30,868)
Adjustments:
Property management expense	8,108	7,436
General and administrative expense	25,887	28,258
Transformation costs	6,339	9,686
Real estate depreciation and amortization	88,950	91,722
Real estate impairment	41,860	—
Interest expense	30,429	24,940
Loss on extinguishment of debt, net	54	4,917
Other income	(569)	(712)

Total Net Operating Income (NOI)	$148,081	$135,379

Multifamily NOI:
Same-store portfolio	$120,891	$111,673
Acquisitions(1)	13,433	9,428
Development	(224)	(128)
Non-residential(2)	676	792
Total	134,776	121,765

Other NOI (Watergate 600)	13,305	13,614
Total NOI	$148,081	$135,379

(1)Acquisitions:
2022: Elme Sandy Springs, Elme Cumberland, Elme Marietta
2023: Elme Druid Hills
(2)Non-residential: Includes revenues and expenses from retail operations at residential properties.

The following table contains a reconciliation of net loss to Core FFO for the periods presented (in thousands):

	Twelve Months Ended December 31,
	2023	2022
Net loss	$(52,977)	$(30,868)
Add:
Real estate depreciation and amortization	88,950	91,722
Real estate impairment	41,860	—
NAREIT funds from operations	$77,833	$60,854
Add:
Structuring expenses	60	1,161
Loss on extinguishment of debt, net	54	4,917
Severance expense	785	474
Transformation costs	6,339	9,686
Write-off of pursuit costs	73	174
Relocation expense	629	74
Adjustment to deferred taxes	(526)	—
Core funds from operations	$85,247	$77,340

The following table contains a reconciliation of net loss to Adjusted EBITDA for the periods presented (in thousands):

	Twelve Months Ended December 31,
	2023	2022
Net loss	$(52,977)	$(30,868)
Add/(deduct):
Interest expense	30,429	24,940
Real estate depreciation and amortization	88,950	91,722
Real estate impairment	41,860	—
Non-real estate depreciation	886	822
Severance expense	785	474
Transformation costs	6,339	9,686
Relocation expense	629	74
Structuring expenses	60	1,161
Loss on extinguishment of debt	54	4,917
Adjustment to deferred taxes	(526)	—
Adjusted EBITDA	$116,489	$102,928

EXHIBIT A

ELME COMMUNITIES
2016 OMNIBUS INCENTIVE PLAN
(as amended and restated effective as of May 30, 2024)

TABLE OF CONTENTS

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ELME COMMUNITIES 2016 OMNIBUS INCENTIVE PLAN
(AS AMENDED AND RESTATED EFFECTIVE AS OF MAY 30, 2024)
1.    PURPOSE
The Plan is intended to (a) provide eligible individuals with an incentive to contribute to the success of the Trust and to operate and manage the Trust’s business in a manner that will provide for the Trust’s long-term growth and profitability and that will benefit its shareholders and other important stakeholders, including its employees and customers, and (b) provide a means of recruiting, rewarding, and retaining key personnel. To this end, the Plan provides for the grant of Awards of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Deferred Share Units, Unrestricted Shares, Dividend Equivalent Rights, Performance Shares and other Performance-Based Awards, LTIP Units, Other Equity-Based Awards, and cash bonus awards. Any of these Awards may, but need not, be made as performance incentives to reward the holders of such Awards for the achievement of performance goals in accordance with the terms of the Plan. Options granted under the Plan may be Nonqualified Share Options or Incentive Share Options, as provided herein.
2.    DEFINITIONS
For purposes of interpreting the Plan documents, including the Plan and Award Agreements, the following capitalized terms shall have the meanings specified below, unless the context clearly indicates otherwise:
2.1    “Affiliate” shall mean any Person that controls, is controlled by, or is under common control with the Trust within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary, such as the Operating Partnership. For purposes of grants of Options or Share Appreciation Rights, an entity may not be considered an Affiliate unless the Trust holds a Controlling Interest in such entity.
2.2    “Applicable Laws” shall mean the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Trust or its Affiliates, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any Stock Exchange or Securities Market on which the Common Shares are listed or publicly traded.
2.3    “Award” shall mean a grant under the Plan of an Option, a Share Appreciation Right, Restricted Share, a Restricted Share Unit, a Deferred Share Unit, Unrestricted Share, a Dividend Equivalent Right, a Performance Share or other Performance-Based Award, an LTIP Unit, Other Equity-Based Award, or cash.
2.4    “Award Agreement” shall mean the agreement or sub-plan, in such written, electronic, or other form as determined by the Committee that establishes terms and conditions of an Award or Awards between the Trust (or an Affiliate) and one or more Grantees subject to such agreements or sub-plans.
2.5    “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
2.6    “Benefit Arrangement” shall mean any formal or informal plan or other arrangement for the direct or indirect provision of compensation to a Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee.
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2.7    “Board” shall mean the Board of Trustees of the Trust.
2.8    “Cause” shall have the meaning set forth in an applicable Award Agreement between a Grantee and the Trust or an Affiliate, and in the absence of any such Award Agreement, shall mean, with respect to any Grantee and as determined by the Committee, (a) gross negligence or willful misconduct in connection with the performance of duties; (b) conviction of, or pleading guilty or nolo contendere to, a criminal offense (other than minor traffic offenses); or (c) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property, or non-competition agreements, if any, between such Grantee and the Trust or an Affiliate. Any determination by the Committee regarding whether an event constituting Cause shall have occurred shall be final, binding, and conclusive.
2.9    “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all Common Shares.
2.10    “Change in Control” shall mean, subject to Section 19.10, the occurrence of any of the following:
(a)    A transaction or a series of related transactions whereby any Person or Group (other than the Trust or any Affiliate) becomes the Beneficial Owner of more than fifty percent (50%) of the total voting power of the Voting Shares of the Trust, on a Fully Diluted Basis;
(b)    Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) (together with any new trustees whose election by such Incumbent Board or whose nomination by such Incumbent Board for election by the shareholders of the Trust was approved by a vote of at least a majority of the members of such Incumbent Board then in office who either were members of such Incumbent Board or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board then in office;
(c)    The Trust consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Trust (regardless of whether the Trust is the surviving Person), other than any such transaction in which the Prior Shareholders own directly or indirectly at least a majority of the voting power of the Voting Shares of the surviving Person in such reorganization, merger, or consolidation transaction immediately after such transaction;
(d)    The consummation of any direct or indirect sale, lease, transfer, conveyance, or other disposition (other than by way of reorganization, merger, or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Trust and its Subsidiaries, taken as a whole, to any Person or Group (other than the Trust or any Affiliate); or
(e)    The consummation of a liquidation, winding up, or dissolution of the Trust.
The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto. For the avoidance of doubt, notwithstanding anything to the contrary in the above definition of Change in Control, an Internal Reorganization as defined in Section 17.2 shall not constitute a Change in Control.
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2.11    “Code” shall mean the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code Section.
2.12    “Committee” shall mean a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board).
2.13    “Controlling Interest” shall have the meaning set forth in Treasury Regulation Section 1.414(c)-2(b)(2)(i); provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i), and (b) where a grant of Options or Share Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).
2.14    “Deferred Share Unit” shall mean a Restricted Share Unit, the terms of which provide for delivery of the underlying Shares, cash, or a combination thereof subsequent to the date of vesting, at a time or times consistent with the requirements of Code Section 409A.
2.15    “Disability” shall mean the inability of a Grantee to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months; provided that, with respect to rules regarding the expiration of an Incentive Share Option following termination of a Grantee’s Service, Disability shall mean the inability of such Grantee to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.
2.16    “Disqualified Individual” shall have the meaning set forth in Code Section 280G(c).
2.17    “Dividend Equivalent Right” shall mean a right, granted to a Grantee pursuant to Article 12, entitling the Grantee thereof to receive, or to receive credits for the future payment of, cash, Shares, other Awards, or other property equal in value to dividend payments or distributions, or other periodic payments, declared or paid with respect to a number of Shares specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) as if such Shares had been issued to and held by the Grantee of such Dividend Equivalent Right as of the record date.
2.18    “Effective Date” means May 30, 2024.
2.19    “Employee” shall mean, as of any date of determination, an employee (including an officer) of the Trust or an Affiliate.
2.20    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended, and any successor thereto.

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2.21    “Fair Market Value” shall mean the fair market value of a Share for purposes of the Plan, which shall be, as of any date of determination, the following:
(a)    If on such date the Shares are listed on a Stock Exchange, or are publicly traded on another Securities Market, the Fair Market Value of a Share shall be the closing price of the Share as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such date, the Fair Market Value of a Share shall be the closing price of the Share on the next preceding day on which any sale of Shares shall have been reported on such Stock Exchange or such Securities Market.
(b)    If on such date the Shares are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a Share shall be the value of a Share as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.
Notwithstanding this Section 2.21or Section 19.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 19.3, the Fair Market Value will be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees; provided, further, that the Committee shall determine the Fair Market Value of Shares for tax withholding obligations due in connection with sales, by or on behalf of a Grantee, of such Shares subject to an Award to pay the Option Price, SAR Price, and/or any tax withholding obligation on the same date on which such Shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options and Share Appreciation Rights, as described in Section 15.3, and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including but not limited to using the sale price of such Shares on such date (or if sales of such Shares are effectuated at more than one sale price, the weighted average sale price of such Shares on such date) as the Fair Market Value of such Shares, so long as such Grantee has provided the Trust, or its designee or agent, with advance written notice of such sale.
2.22    “Family Member” shall mean, with respect to any Grantee as of any date of determination, (a) a Person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any Person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the Persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the Persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the Persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests.
2.23    “Fully Diluted Basis” shall mean, as of any date of determination, the sum of (x) the number of Voting Shares outstanding as of such date of determination plus (y) the number of Voting Shares issuable upon the exercise, conversion, or exchange of all then-outstanding warrants, options, convertible Capital Stock or indebtedness, exchangeable Capital Stock or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, Voting Shares, whether at the time of issue or upon the passage of time or upon the occurrence of some future event, and whether or not in-the-money as of such date of determination.

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2.24    “Grant Date” shall mean, as determined by the Committee, the latest to occur of (a) the date as of which the Committee approves the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Article 6 hereof (e.g., in the case of a new hire, the first date on which such new hire performs any Service), or (c) such subsequent date specified by the Committee in the corporate action approving the Award.
2.25    “Grantee” shall mean a Person who receives or holds an Award under the Plan.
2.26    “Group” shall have the meaning set forth in Sections 13(d) and 14(d)(2) of the Exchange Act.
2.27    “Incentive Share Option” shall mean an “incentive stock option” within the meaning of Code Section 422.
2.28    “Internal Reorganization” shall have the meaning set forth in Section 17.2.
2.29    “Long Term Incentive Unit” or “LTIP Unit” shall mean an interest in the Operating Partnership awarded to a Grantee pursuant to Article 14.
2.30    “Nonqualified Share Option” shall mean an Option that is not an Incentive Share Option.
2.31    “Non-Employee Trustee” shall have the meaning set forth in Rule 16b-3 under the Exchange Act.
2.32    “Officer” shall have the meaning set forth in Rule 16a-1(f) under the Exchange Act.
2.33    “Operating Partnership” shall mean WashREIT OP LLC, a Delaware limited liability company, and any successor thereto or any Affiliate designated by the Committee as the “operating partnership” entity of the Trust.
2.34    “Operating Partnership Agreement” shall mean the Limited Liability Company Agreement (or other governing document) of the Operating Partnership, as amended and/or restated from time to time.
2.35    “Option” shall mean an option to purchase one or more Shares at a specified Option Price awarded to a Grantee pursuant to Article 8.
2.36    “Option Price” shall mean the per share exercise price for Shares subject to an Option.
2.37    “Other Agreement” shall mean any agreement, contract, sub-plan or understanding heretofore or hereafter entered into by a Grantee with the Trust or an Affiliate, except an agreement, contract, sub-plan or understanding that expressly addresses Code Section 280G and/or Code Section 4999.
2.38    “Other Equity-Based Award” shall mean an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, other than an Option, a Share Appreciation Right, Restricted Shares, a Restricted Share Unit, a Deferred Share Unit, Unrestricted Shares, a Dividend Equivalent Right, an LTIP Unit, or a Performance Share or other Performance-Based Award.
2.39    “Parachute Payment” shall mean a “parachute payment” within the meaning of Code Section 280G(b)(2).

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2.40    “Performance-Based Award” shall mean an Award of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Deferred Share Units, Performance Shares, Other Equity-Based Awards, or cash made subject to the achievement of performance goals (as provided in Article 13) over a Performance Period specified by the Committee.
2.41    “Performance Measures” shall mean measures as specified in Section 13.5.4 on which the performance goal or goals under Performance-Based Awards are based.
2.42    “Performance Period” shall mean the period of time, up to ten (10) years, during or over which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.
2.43    “Performance Shares” shall mean a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, made subject to the achievement of performance goals (as provided in Article 13) over a Performance Period of up to ten (10) years.
2.44    “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof; provided that, for purposes of Section 2.10(a) and Section 2.10(d), Person shall have the meaning set forth in Sections 13(d) and 14(d)(2) of the Exchange Act.
2.45    “Plan” shall mean this Elme Communities 2016 Omnibus Incentive Plan, as amended and/or restated from time to time.
2.46    “Prior Plan” shall mean the Washington Real Estate Investment Trust 2007 Omnibus Incentive Plan, as amended and/or restated from time to time.
2.47    “Prior Shareholders” shall mean the holders of equity securities that represented one hundred percent (100%) of the Voting Shares of the Trust immediately prior to a reorganization, merger, or consolidation involving the Trust (or other equity securities into which such equity securities are converted as part of such reorganization, merger, or consolidation transaction).
2.48    “Restricted Period” shall mean a period of time established by the Committee during which an Award of Restricted Shares, Restricted Share Units, or Deferred Share Units is subject to restrictions.
2.49    “Restricted Shares” shall mean Shares awarded to a Grantee pursuant to Article 10.
2.50    “Restricted Share Unit” shall mean a bookkeeping entry representing the equivalent of one (1) Share awarded to a Grantee pursuant to Article 10 that may be settled, subject to the terms and conditions of the applicable Award Agreement, in Shares, cash, or a combination thereof.
2.51    “SAR Price” shall mean the per share exercise price of a SAR.
2.52    “Securities Act” shall mean the Securities Act of 1933, as amended, as now in effect or as hereafter amended, and any successor thereto.
2.53    “Securities Market” shall mean an established securities market.

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2.54    “Separation from Service” shall have the meaning set forth in Code Section 409A.
2.55    “Service” shall mean service qualifying a Grantee as a Service Provider to the Trust or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Trust or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding, and conclusive. If a Service Provider’s employment or other Service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other Service relationship to the Trust or any other Affiliate.
2.56    “Service Provider” shall mean (a) an Employee or trustee or director of the Trust or an Affiliate, or (b) a consultant or adviser to the Trust or an Affiliate (i) who is a natural person, (ii) who is currently providing bona fide services to the Trust or an Affiliate, and (iii) whose services are not in connection with the Trust’s sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Trust’s Capital Shares.
2.57    “Service Recipient Stock” shall have the meaning set forth in Code Section 409A.
2.58    “Share Limit” shall have the meaning set forth in Section 4.1.
2.59    “Short-Term Deferral Period” shall have the meaning set forth in Code Section 409A.
2.60    “Share” or “Shares” means the common shares of beneficial interest of the Trust, or any security into which Shares may be changed or for which Shares may be exchanged as provided in Section 17.1.
2.61    “Share Appreciation Right” or “SAR” shall mean a right granted to a Grantee pursuant to Article 9.
2.62    “Stock Exchange” shall mean the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, or another established national or regional stock exchange.
2.63    “Subsidiary” shall mean any corporation or non-corporate entity with respect to which the Trust owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of Voting Shares. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America and (b) in the case of an Award of Options or Share Appreciation Rights, such Award would be considered to be granted in respect of Service Recipient Stock under Code Section 409A.
2.64    “Substitute Award” shall mean an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan of the Trust, an Affiliate, or a business entity acquired or to be acquired by the Trust or an Affiliate or with which the Trust or an Affiliate has combined or will combine.
2.65    “Ten Percent Shareholder” shall mean a natural Person who owns more than ten percent (10%) of the total combined voting power of all classes of Voting Shares of the Trust, the Trust’s parent (if any), or any of the Trust’s Subsidiaries. In determining share ownership, the attribution rules of Code Section 424(d) shall be applied.
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2.66    “Trust” shall mean Elme Communities (formerly known as Washington Real Estate Investment Trust), a Maryland real estate investment trust, and any successor thereto, including any entity that is a constituent party in any merger or other combination involving the Trust and that survives or succeeds as a publicly traded entity (including, without limitation, by virtue of a triangular merger structure) as part of any Internal Reorganization or other restructuring.
2.67    “Unrestricted Shares” shall mean Shares that are free of any restrictions.
2.68    “Voting Shares” shall mean, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of trustees, directors, managers, or other voting members of the governing body of such Person.
3.    ADMINISTRATION OF THE PLAN
3.1    Committee.
3.1.1    Powers and Authorities.
The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Trust’s declaration of trust and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement and shall have full power and authority to take all such other actions and to make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award, or any Award Agreement. All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission in accordance with the Trust’s declaration of trust and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award, and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding, and conclusive on all Persons, whether or not expressly provided for in any provision of the Plan, such Award, or such Award Agreement.
In the event that the Plan, any Award, or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.
Notwithstanding any provision of the Plan to the contrary, neither the Committee nor the Board shall take any action or grant any Awards under the Plan that could cause the Trust to fail to qualify as a real estate investment trust for federal income tax purposes.

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3.1.2    Composition of the Committee.
The Committee shall be a committee composed of not fewer than two (2) trustees of the Trust designated by the Board to administer the Plan. Each member of the Committee shall be (a) a Non-Employee Trustee and (b) an independent trustee in accordance with the rules of any Stock Exchange on which the Shares are listed; provided that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. As of the Effective Date, the Committee shall be the Compensation Committee of the Board.
3.1.3    Other Committees.
The Board also may appoint one or more committees of the Board, each composed of one or more trustees or directors of the Trust which (a) may administer the Plan with respect to Grantees who are not Officers or trustees of the Trust, (b) may grant Awards under the Plan to such Grantees, and (c) may determine all terms of such Awards, in each case, subject, if applicable, to the requirements of Rule 16b-3 under the Exchange Act and the rules of any Stock Exchange or Securities Market on which the Shares are listed or publicly traded.
3.2    Board.
The Board, from time to time, may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Trust’s declaration of trust and bylaws and Applicable Laws.
3.3    Terms of Awards.
3.3.1    Committee Authority.
Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:
(a)    designate Grantees;
(b)    determine the type or types of Awards to be made to a Grantee;
(c)    determine the number of Shares to be subject to an Award or to which an Award relates;
(d)    establish the terms and conditions of each Award (including the Option Price, the SAR Price, and the purchase price for applicable Awards; the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto; the treatment of an Award in the event of a Change in Control (subject to applicable agreements); and any terms or conditions that may be necessary to qualify Options as Incentive Share Options);
(e)    prescribe the form of each Award Agreement evidencing an Award, if any;
(f)    subject to the limitation on repricing in Section 3.4, amend, modify, or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural Persons who are foreign nationals or are natural Persons who are employed outside the United States to reflect differences in local law, tax policy, or custom; provided that, notwithstanding the foregoing, no amendment, modification, or supplement of the
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terms of any outstanding Award shall, without the consent of the Grantee thereof, impair such Grantee’s rights under such Award; and
(g)    make Substitute Awards.
3.3.2    Forfeiture; Recoupment.
The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of, or in conflict with, any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Trust or an Affiliate, (d) confidentiality obligation with respect to the Trust or an Affiliate, (e) Trust or Affiliate policy or procedure, (f) other agreement, or (g) other obligation of such Grantee to the Trust or an Affiliate, as and to the extent specified in such Award Agreement. If the Grantee of an outstanding Award is an Employee of the Trust or an Affiliate and such Grantee’s Service is terminated for Cause, the Committee may annul such Grantee’s outstanding Award as of the date of the Grantee’s termination of Service for Cause.
Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Trust (x) to the extent set forth in this Plan or an Award Agreement or (y) to the extent the Grantee is, or in the future becomes, subject to (1) any Trust or Affiliate “clawback” or recoupment policy, including any such policy that is adopted to comply with the requirements of any Applicable Laws, or (2) any Applicable Laws which impose mandatory recoupment, under circumstances set forth in such Applicable Laws.
3.4    No Repricing Without Shareholder Approval.
Except in connection with a corporate transaction involving the Trust (including, without limitation, any share dividend, distribution (whether in the form of cash, Shares, other securities, or other property), share split, extraordinary dividend, recapitalization, Internal Reorganization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares, or other securities or similar transaction), the Trust may not: (a) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Price, as applicable, of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or SAR Price, as applicable, that is less than the Option Price or SAR Price, as applicable, of the original Options or SARs; or (c) cancel outstanding Options or SARs with an Option Price or SAR Price, as applicable, above the current Fair Market Value in exchange for cash or other securities, in each case, unless such action (i) is subject to and approved by the Trust's shareholders or (ii) would not be deemed to be a repricing under the rules of any Stock Exchange or Securities Market on which the Shares are listed or publicly traded.
3.5    Deferral Arrangement.
The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Deferred Share Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV); provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a Separation from Service occurs.
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3.6    Registration; Share Certificates.
Notwithstanding any provision of the Plan to the contrary, the ownership of the Shares issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.
4.    SHARES SUBJECT TO THE PLAN
4.1    Number of Shares Available for Awards.
Subject to such additional Shares as shall be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Article 17, the maximum number of Shares reserved for issuance under the Plan (including, for the avoidance of doubt, Shares issued under the Plan prior to the amended and restatement of the Plan) shall be five million three hundred thousand (5,300,000) Shares (the “Share Limit”). Such Shares may be authorized and unissued Shares, treasury shares, or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the Shares reserved and available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the Shares reserved for issuance under the Plan shall be available for issuance pursuant to Incentive Share Options.
4.2    Adjustments in Authorized Shares.
In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Trust to assume awards previously granted under a compensatory plan of another business entity that is a party to such transaction and to grant Substitute Awards under the Plan for such awards. Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of Shares otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange or Securities Market on which the Shares are listed or publicly traded.
4.3    Share Usage.
(a)    Any Shares that are subject to Awards, including Shares acquired through dividend reinvestment pursuant to Article 10, will be counted against the Share Limit set forth in Section 4.1 as one (1) Share for every one (1) Share subject to an Award. The number of Shares subject to an Award of SARs will be counted against the Share Limit set forth in Section 4.1 as one (1) Share for every one (1) Share of subject to such Award regardless of the number of Shares actually issued to settle such SARs upon the exercise of the SARs. Notwithstanding the foregoing, the number of Shares deemed to be covered by Performance-Based Awards granted under the Plan and counted against the Share Limit set forth in Section 4.1 shall be determined by or in the manner approved from time to time by the Committee, but such number shall be adjusted to equal the actual number of Shares that are issued upon settlement of the Performance Based Awards.
(b)    If any Shares covered by an Award are not purchased or are forfeited or expire or if an Award otherwise terminates without delivery of any Shares subject thereto or is settled in cash in lieu of shares, then the number of Shares with respect to such Award shall, to the extent of any such forfeiture, termination, expiration, or settlement, again be available for making Awards under the Plan.
(c)    The number of Shares available for issuance under the Plan will not be increased by the number of Shares (i) tendered, withheld, or subject to an Award granted under the Plan surrendered in connection with the purchase of Shares upon exercise of an Option, (ii) that were not issued upon the net settlement or net exercise of a
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Share-settled SAR granted under the Plan, (iii) deducted or delivered from payment of an Award granted under the Plan in connection with the Trust’s tax withholding obligations as provided in Section 19.3, or (iv) purchased by the Trust with proceeds from Option exercises.
5.    TERM; AMENDMENT AND TERMINATION
5.1    Term.
The Plan was originally effective on May 12, 2016 (the “Original Effective Date”). Following the Original Effective Date, no awards were to be made under the Prior Plan. Notwithstanding the foregoing, Shares reserved under the Prior Plan to settle awards, including performance-based awards, which were made under the Prior Plan prior to the Original Effective Date may be issued and delivered following the Original Effective Date to settle such awards. The Plan, as amended and restated herein, was approved by the Board on April 9, 2024 and shall be effective, as amended and restated herein, subject to approval by the Company’s stockholders on the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the first to occur of (a) the tenth (10th) anniversary of the Effective Date, (b) the date determined in accordance with Section 5.2, and (c) the date determined in accordance with Section 17.3; provided further that Incentive Stock Options may not be granted under the Plan after April 9, 2034. Upon such termination of the Plan, all outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other documents evidencing such Awards).
5.2    Amendment, Suspension, and Termination.
The Board may, at any time and from time to time, amend, suspend, or terminate the Plan; provided that, with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair the rights or obligations under any such Award. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Trust’s shareholders to the extent provided by the Board or required by Applicable Laws; provided that no amendment shall be made to the no-repricing provisions of Section 3.4, the Option pricing provisions of Section 8.1, or the SAR pricing provisions of Section 9.1 without the approval of the Trust’s shareholders.
6.    AWARD ELIGIBILITY AND LIMITATIONS
6.1    Eligible Grantees.
Subject to this Article 6, Awards may be made under the Plan to (a) any Service Provider, as the Committee shall determine and designate from time to time, and (b) any other individual whose participation in the Plan is determined to be in the best interests of the Trust by the Committee.
6.2    Limitation on Shares Subject to Awards and Cash Awards.
During any time when the Trust has any class of common equity securities registered under Section 12 of the Exchange Act, but subject to adjustment as provided in Article 17:
(a)    The maximum number of Shares that may be granted under the Plan, pursuant to Options or SARs, in a calendar year to any Person eligible for an Award under Section 6.1 is fifty thousand (50,000) Shares;
(b)    The maximum number of Shares that may be granted under the Plan, pursuant to Awards other than Options or SARs that are Share-denominated and are either Share- or cash-settled, in a calendar year to any Person eligible for an Award under Section 6.1 is three hundred fifty thousand (350,000) Shares; and
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(c)    The maximum amount that may be paid as a cash-denominated Performance-Based Award for a Performance Period of twelve (12) months or less to any Person eligible for an Award under Section 6.1 shall be three million dollars ($3,000,000), and the maximum amount that may be paid as a cash-denominated Performance-Based Award for a Performance Period of greater than twelve (12) months to any Person eligible for an Award under Section 6.1 shall be five million dollars ($5,000,000).
6.3    Stand-Alone, Additional, Tandem, and Substitute Awards.
Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Trust, an Affiliate, or any business entity that has been a party to a transaction with the Trust or an Affiliate, or (c) any other right of a Grantee to receive payment from the Trust or an Affiliate. Such additional, tandem, exchange, or Substitute Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Trust, an Affiliate, or any business entity that has been a party to a transaction with the Trust or an Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such exchange or Substitute Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Trust or an Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a Share on the original Grant Date; provided that such Option Price or SAR Price is determined in accordance with the principles of Code Section 424 for any Incentive Share Option and consistent with Code Section 409A for any other Option or SAR.
7.    AWARD AGREEMENT
Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements utilized under the Plan from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Nonqualified Share Options or Incentive Share Options, and, in the absence of such specification, such Options shall be deemed to constitute Nonqualified Share Options. In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.
8.    TERMS AND CONDITIONS OF OPTIONS
8.1    Option Price.
The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one (1) Share on the Grant Date; provided that, in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Share Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one (1) Share on the Grant Date. In no case shall the Option Price of any Option be less than the par value of one (1) Share.

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8.2    Vesting and Exercisability.
Subject to Sections 8.3 and 17.3, each Option granted under the Plan shall become vested and/or exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee, or otherwise in writing; provided that no Option shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.
8.3    Term.
Each Option granted under the Plan shall terminate, and all rights to purchase Shares thereunder shall cease, on the tenth (10th) anniversary of the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided that, in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Share Option shall not be exercisable after the fifth (5th) anniversary of the Grant Date of such Option; and provided, further, that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any Option granted to a Grantee who is a foreign national or is a natural Person who is employed outside the United States, such Option may terminate, and all rights to purchase Shares thereunder may cease, upon the expiration of a period longer than ten (10) years from the Grant Date of such Option as the Committee shall determine.
8.4    Termination of Service.
Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
8.5    Limitations on Exercise of Option.
Notwithstanding any provision of the Plan to the contrary, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Article 17 which results in the termination of such Option.
8.6    Method of Exercise.
Subject to the terms of Article 15 and Section 19.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Trust or its designee or agent of notice of exercise on any business day, at the Trust’s principal office or the office of such designee or agent, on the form specified by the Trust and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of Shares with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the Shares for which such Option is being exercised, plus the amount (if any) of federal and/or other taxes which the Trust may, in its judgment, be required to withhold with respect to the exercise of such Option.

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8.7    Rights of Holders of Options.
Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising an Option shall have none of the rights of a shareholder of the Trust (for example, the right to receive cash or dividend payments or distributions attributable to the Shares subject to such Option, to direct the voting of the Shares subject to such Option, or to receive notice of any meeting of the Trust’s shareholders) until the Shares subject thereto are fully paid and issued to such Grantee or other Person. Except as provided in Article 17, no adjustment shall be made for dividends, distributions, or other rights with respect to any Shares subject to an Option for which the record date is prior to the date of issuance of such Shares.
8.8    Delivery of Shares.
Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the Shares subject to such Option as shall be consistent with Section 3.6.
8.9    Transferability of Options.
Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
8.10    Family Transfers.
If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Share Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.
8.11    Limitations on Incentive Share Options.
An Option shall constitute an Incentive Share Option only (a) if the Grantee of such Option is an Employee of the Trust or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement, and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the Shares with respect to which all Incentive Share Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Trust and its Affiliates) does not exceed one hundred thousand dollars ($100,000). Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.
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8.12    Notice of Disqualifying Disposition.
If any Grantee shall make any disposition of Shares issued pursuant to the exercise of an Incentive Share Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Trust of such disposition immediately but in no event later than ten (10) days thereafter.
9.    TERMS AND CONDITIONS OF SHARE APPRECIATION RIGHTS
9.1    Right to Payment and SAR Price.
A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one (1) Share on the date of exercise, over (b) the SAR Price as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Price, which shall be no less than the Fair Market Value of one (1) Share on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award, or without regard to any Option or other Award; provided that a SAR that is granted in tandem with all or part of an Option will have the same term, and expire at the same time, as the related Option; provided, further, that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one (1) Share on the Grant Date of such SAR.
9.2    Other Terms.
The Committee shall determine, on the Grant Date or thereafter, the time or times at which, and the circumstances under which, a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements); the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions; the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award; and any and all other terms and conditions of any SAR; provided that no SARs shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.
9.3    Term.
Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, on the tenth (10th) anniversary of the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.
9.4    Rights of Holders of SARs.
Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising a SAR shall have none of the rights of a shareholder of the Trust (for example, the right to receive cash or dividend payments or distributions attributable to the Shares underlying such SAR, to direct the voting of the Shares underlying such SAR, or to receive notice of any meeting of the Trust’s shareholders) until the Shares underlying such SAR, if any, are issued to such Grantee or other Person. Except as provided in Article 17, no adjustment shall be made for dividends, distributions, or other rights with respect to any Shares underlying a SAR for which the record date is prior to the date of issuance of such Shares, if any.
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9.5    Transferability of SARs.
Except as provided in Section 9.6, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.6, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
9.6    Family Transfers.
If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.6, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.6, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.6 or by will or the laws of descent and distribution.
10.    TERMS AND CONDITIONS OF RESTRICTED SHARES, RESTRICTED SHARE UNITS, AND DEFERRED SHARE UNITS
10.1    Grant of Restricted Shares, Restricted Share Units, and Deferred Share Units.
Awards of Restricted Shares, Restricted Share Units, and Deferred Share Units may be made for consideration or for no consideration, other than the par value of the Shares, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Trust or an Affiliate.
10.2    Restrictions.
At the time a grant of Restricted Shares, Restricted Share Units, or Deferred Share Units is made, the Committee may, in its sole discretion, (a) establish a Restricted Period applicable to such Restricted Shares, Restricted Share Units, or Deferred Share Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Shares, Restricted Share Units, or Deferred Share Units as provided in Article 13. Awards of Restricted Shares, Restricted Share Units, and Deferred Share Units may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

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10.3    Registration; Restricted Share Certificates.
Pursuant to Section 3.6, to the extent that ownership of Restricted Shares is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Shares under the Plan and the applicable Award Agreement. Subject to Section 3.6 and the immediately following sentence, the Trust may issue, in the name of each Grantee to whom Restricted Shares have been granted, certificates representing the total number of Restricted Shares granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Shares. The Committee may provide in an Award Agreement with respect to an Award of Restricted Shares that either (a) the Secretary of the Trust shall hold such certificates for such Grantee’s benefit until such time as such Restricted Shares are forfeited to the Trust or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Trust with respect to each certificate, or (b) such certificates shall be delivered to such Grantee, provided that such certificates shall bear legends that comply with Applicable Laws and make appropriate reference to the restrictions imposed on such Award of Restricted Shares under the Plan and such Award Agreement.
10.4    Rights of Holders of Restricted Shares.
Unless the Committee provides otherwise in an Award Agreement and subject to the restrictions set forth in the Plan, any applicable Trust program, and the applicable Award Agreement, holders of Restricted Shares shall have the right to vote such Restricted Shares and the right to receive any dividend payments or distributions declared or paid with respect to such Restricted Shares. The Committee may provide in an Award Agreement evidencing a grant of Restricted Shares that (a) any cash dividend payments or distributions paid on Restricted Shares shall be reinvested in Shares, which may or may not be subject to the same vesting conditions and restrictions as applicable to such underlying Restricted Shares or (b) any dividend payments or distributions declared or paid on Restricted Shares shall only be made or paid upon satisfaction of the vesting conditions and restrictions applicable to such Restricted Shares. Dividend payments or distributions declared or paid on Restricted Shares which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Restricted Shares are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Shares shall promptly forfeit and, to the extent already paid or distributed, repay to the Trust such dividend payments or distributions. All share dividend payments or distributions, if any, received by a Grantee with respect to Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction shall be subject to the same vesting conditions and restrictions as applicable to such underlying Restricted Shares.
10.5    Rights of Holders of Restricted Share Units and Deferred Share Units.
10.5.1    Voting and Dividend Rights.
Holders of Restricted Share Units and Deferred Share Units shall have no rights as shareholders of the Trust (for example, the right to receive dividend payments or distributions attributable to the Shares underlying such Restricted Share Units and Deferred Share Units, to direct the voting of the Shares underlying such Restricted Share Units and Deferred Share Units, or to receive notice of any meeting of the Trust’s shareholders).
10.5.2    Creditor’s Rights.
A holder of Restricted Share Units or Deferred Share Units shall have no rights other than those of a general unsecured creditor of the Trust. Restricted Share Units and Deferred Share Units represent unfunded and unsecured obligations of the Trust, subject to the terms and conditions of the applicable Award Agreement.
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10.6    Termination of Service.
Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Shares, Restricted Share Units, or Deferred Share Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Shares, Restricted Share Units, or Deferred Share Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Shares or any right to receive dividends or Dividend Equivalent Rights, as applicable, with respect to such Restricted Shares, Restricted Share Units, or Deferred Share Units.
10.7    Purchase of Restricted Shares and Shares Subject to Restricted Share Units and Deferred Share Units.
The Grantee of an Award of Restricted Shares, vested Restricted Share Units, or vested Deferred Share Units shall be required, to the extent required by Applicable Laws, to purchase such Restricted Shares or the Shares subject to such vested Restricted Share Units or Deferred Share Units from the Trust at a purchase price equal to the greater of (x) the aggregate par value of the Shares represented by such Restricted Shares or such vested Restricted Share Units or Deferred Share Units or (y) the purchase price, if any, specified in the Award Agreement relating to such Restricted Shares or such vested Restricted Share Units or Deferred Share Units. Such purchase price shall be payable in a form provided in Article 15 or, in the sole discretion of the Committee, in consideration for Service rendered or to be rendered by the Grantee to the Trust or an Affiliate.
10.8    Delivery of Shares.
Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including, without limitation, any performance goals or delayed delivery period, the restrictions applicable to Restricted Shares, Restricted Share Units, or Deferred Share Units settled in Shares shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a certificate evidencing ownership of such Shares shall, consistent with Section 3.6, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Share Unit or Deferred Share Unit once the Shares represented by such Restricted Share Unit or Deferred Share Unit have been delivered in accordance with this Section 10.8.
11.    TERMS AND CONDITIONS OF UNRESTRICTED SHARE AWARDS AND OTHER EQUITY-BASED AWARDS
11.1    Unrestricted Share Awards.
The Committee may, in its sole discretion, grant (or sell at the par value of a Share or at such other higher purchase price as shall be determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive Unrestricted Shares under the Plan. Awards of Unrestricted Shares may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of Service rendered or, if so provided in the related Award Agreement or a separate agreement, to be rendered by the Grantee to the Trust or an Affiliate or other valid consideration, in lieu of or in addition to any cash compensation due to such Grantee.
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11.2    Other Equity-Based Awards.
The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value, and/or payment contingent upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards on the Grant Date or thereafter. Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.
12.    TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS
12.1    Dividend Equivalent Rights.
A Dividend Equivalent Right may be granted hereunder, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional Shares or Awards, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment shall be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash, Shares, or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may (a) provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award or (b) contain terms and conditions which are different from the terms and conditions of such other Award, provided that Dividend Equivalent Rights credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is otherwise earned based upon the achievement of performance goals shall not vest unless such performance goals for such underlying Award are achieved, and if such performance goals are not achieved, the Grantee of such Dividend Equivalent Rights shall promptly forfeit and, to the extent already paid or distributed, repay to the Trust payments or distributions made in connection with such Dividend Equivalent Rights.
12.2    Termination of Service.
Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon such Grantee’s termination of Service for any reason.
13.    TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS
13.1    Grant of Performance-Based Awards.
Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards in such amounts and upon such terms as the Committee shall determine.
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13.2    Value of Performance-Based Awards.
Each grant of a Performance-Based Award shall have an initial cash value or an actual or target number of Shares that is established by the Committee as of the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of Shares subject to a Performance-Based Award that will be paid out to the Grantee thereof.
13.3    Earning of Performance-Based Awards.
Subject to the terms of the Plan, in particular Section 13.5.3, after the applicable Performance Period has ended, the Grantee of a Performance-Based Award shall be entitled to receive a payout of the value earned under such Performance-Based Award by such Grantee over such Performance Period.
13.4    Form and Timing of Payment of Performance-Based Awards.
Payment of the value earned under Performance-Based Awards shall be made, as determined by the Committee, in the form, at the time, and in the manner described in the applicable Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, (i) may pay the value earned under Performance-Based Awards in the form of cash, Shares, other Awards, or a combination thereof, including Shares and/or Awards that are subject to any restrictions deemed appropriate by the Committee, and (ii) shall pay the value earned under Performance-Based Awards at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided that, unless specifically provided in the Award Agreement for such Performance-Based Awards, such payment shall occur no later than the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which such Performance Period ends.
13.5    Performance Conditions.
The right of a Grantee to exercise or to receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.
13.5.1    Performance Goals Generally.
The performance goals for Performance-Based Awards may consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria as specified by the Committee consistent with this Section 13.5. The Committee may determine that such Awards shall be granted, exercised, and/or settled upon achievement of any single performance goal or of two (2) or more performance goals. Performance goals may differ for Performance-Based Awards granted to any one Grantee or to different Grantees.
13.5.2    Timing For Establishing Performance Goals.
Performance goals for any Performance-Based Award may, in the Committee’s sole discretion, be established at the beginning of any Performance Period applicable to such Performance-Based Award.

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13.5.3    Payment of Awards; Other Terms.
Payment of Performance-Based Awards shall be in cash, Shares, other Awards, or a combination thereof, including Shares and/or Awards that are subject to any restrictions deemed appropriate by the Committee, in each case as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with such Performance-Based Awards. The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Performance-Based Awards. In the event payment of the Performance-Based Award is made in the form of another Award subject to Service-based vesting, the Committee shall specify the circumstances in which the payment Award will be paid or forfeited in the event of a termination of Service.
13.5.4    Performance Measures.
The performance goals upon which the vesting or payment of a Performance-Based Award may include the following Performance Measures (or such other criteria as the Committee deems appropriate):
(a)    net earnings or net income;
(b)    operating earnings or net operating income, including growth measures;
(c)    pretax earnings;
(d)    earnings per share;
(e)    share price, including growth measures and total shareholder return (both absolute and relative);
(f)    earnings before interest and taxes;
(g)    earnings before interest, taxes, depreciation, and/or amortization (“EBITDA”) or net debt to EBITDA;
(h)    (A) EBITDA, (B) funds from operations, or (C) funds or cash available for distribution, in any case, as the Company may adjust from time to time;
(i)    sales or revenue growth or targets, whether in general or by type of product, service, or customer;
(j)    gross or operating margins;
(k)    return measures, including return on assets, capital investment, equity, sales, or revenue;
(l)    cash flow, including:
•    operating cash flow;
•     free cash flow, defined as earnings before interest, taxes, depreciation, and/or amortization (as the Company may adjust from time to time) less capital expenditures;
•    levered free cash flow, defined as free cash flow less interest expense;
•     cash flow return on equity; and
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•    cash flow return on investment;
(m)    productivity ratios;
(n)    costs, reductions in cost, and cost control measures;
(o)    expense targets;
(p)    market or market segment share or penetration;
(q)    financial ratios as provided in credit agreements of the Trust and its subsidiaries;
(r)    working capital targets;
(s)    completion of acquisitions of assets, businesses or companies;
(t)    completion of divestitures and asset sales;
(u)    regulatory achievements or compliance;
(v)    customer satisfaction measurements;
(w)    execution of contractual arrangements or satisfaction of contractual requirements or milestones;
(x)    product development achievements; and
(y)    any combination of the foregoing business criteria.
For the avoidance of doubt, nothing herein is intended to prevent the Committee from granting Performance-Based Awards that are based on the attainment or performance of qualitative conditions, measures, criteria or goals. Performance under any of the foregoing Performance Measures (or such other events as the Committee deems appropriate) (a) may be used to measure the performance of (i) the Trust, its Subsidiaries, and other Affiliates as a whole, (ii) the Trust, any Subsidiary, any other Affiliate, or any combination thereof, or (iii) any one or more business units or operating segments of the Trust, any Subsidiary, and/or any other Affiliate, in each case as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select performance under the Performance Measure specified in clause (e) above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee shall also have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 13.
13.5.5    Evaluation of Performance.
The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period (or such other events as the Committee deems appropriate): (a) asset write-downs; (b) litigation or claims, judgments, or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate
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component of income from continuing operations; (f) acquisitions or divestitures and related expenses; (g) foreign exchange gains and losses; (h) impact of Shares purchased through share repurchase programs; (i) tax valuation allowance reversals; (j) impairment expense; and (k) environmental expense.
14.    TERMS AND CONDITIONS OF LTIP UNITS
14.1    General. LTIP Units are intended to be profits interests in the Operating Partnership, the rights and features of which, if applicable, will be set forth in the Operating Partnership Agreement and an applicable Award Agreement. Subject to the terms and provisions of the Plan and the Operating Partnership Agreement, the Committee, at any time and from time to time, may grant LTIP Units to any person eligible for an Award under Section 6.1 in such amounts and upon such terms as the Committee shall determine. LTIP Units must be granted for Service to the Operating Partnership or, to the extent the LTIP Units could still constitute profits interests, any Affiliate of the Operating Partnership.
14.2    Vesting. Subject to Article 17, each LTIP Unit granted under the Plan shall vest at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement.
15.    FORMS OF PAYMENT
15.1    General Rule.
Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Shares, vested Restricted Share Units, and/or vested Deferred Share Units shall be made in cash or in cash equivalents acceptable to the Trust.
15.2    Surrender of Shares.
To the extent that the applicable Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Shares, vested Restricted Share Units, and/or vested Deferred Share Units may be made all or in part through the tender or attestation to the Trust of Shares, which shall be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.
15.3    Cashless Exercise.
To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Trust to sell Shares and to deliver all or part of the proceeds of such sale to the Trust in payment of such Option Price and/or any withholding taxes described in Section 19.3.
15.4    Other Forms of Payment.
To the extent that the applicable Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for Shares purchased pursuant to exercise of an Option or the purchase price, if any, for Restricted Shares, vested Restricted Share Units, and/or vested Deferred Share Units may be made in any other form that is consistent with Applicable Laws, including (a) with respect to Restricted Shares, vested Restricted Share Units, and/or vested Deferred Share Units only, Service rendered or to be rendered by the Grantee thereof to the Trust or an Affiliate and (b) with the consent of the Trust, by withholding the number of Shares that would otherwise
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vest or be issuable in an amount equal in value to the Option Price or purchase price and/or the required tax withholding amount.
16.    REQUIREMENTS OF LAW
16.1    General.
The Trust shall not be required to offer, sell, or issue any Shares under any Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, if the offer, sale, or issuance of such Shares would constitute a violation by the Grantee, the Trust, an Affiliate, or any other Person of any provision of the Trust’s declaration of trust or bylaws or of Applicable Laws, including any federal or state securities laws or regulations, or would impair the Trust’s status as a real estate investment trust for federal income tax purposes. If at any time the Trust shall determine, in its discretion, that the listing, registration, or qualification of any Shares subject to an Award upon any Stock Exchange or Securities Market or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, sale, issuance, or purchase of Shares in connection with any Award, no Shares may be offered, sold, or issued to the Grantee or any other Person under such Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, unless such listing, registration, or qualification shall have been effected or obtained free of any conditions not acceptable to the Trust, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in Shares or the delivery of any Shares underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the Shares subject to such Award, the Trust shall not be required to offer, sell, or issue such Shares unless the Committee shall have received evidence satisfactory to it that the Grantee or any other Person exercising such Option or SAR or accepting delivery of such Shares may acquire such Shares pursuant to an exemption from registration under the Securities Act. Any determination by the Committee in connection with the foregoing shall be final, binding, and conclusive. The Trust may register, but shall in no event be obligated to register, any Shares or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Trust shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of Shares or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in Shares shall not be exercisable until the Shares subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
16.2    Rule 16b-3.
During any time when the Trust has any class of common equity securities registered under Section 12 of the Exchange Act, it is the intention of the Trust that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee and shall not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Trust to avail itself of the benefits of, the revised exemption or its replacement.
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17.    EFFECT OF CHANGES IN CAPITALIZATION
17.1    Changes in Shares.
If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number of Shares or kind of Capital Stock or other securities of the Trust on account of any recapitalization, reclassification, share split, reverse share split, spin-off, combination of shares, exchange of shares, share dividend or other distribution payable in capital stock, or other increase or decrease in Shares effected without receipt of consideration by the Trust occurring after the Effective Date, the number and kinds of shares of Capital Stock for which grants of Options and other Awards may be made under the Plan, including the Share Limit set forth in Section 4.1 and the individual share limitations set forth in Section 6.2, shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of Capital Stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Trust shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Trust’s shareholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Trust) without receipt of consideration by the Trust, the Board or the Committee constituted pursuant to Section 3.1.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of Capital Stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs as required to reflect such distribution.
17.2    Reorganization Which Does not Constitute a Change in Control.
If the Trust shall, directly or indirectly, be a party to any reorganization, merger, or consolidation with one or more other entities, which does not constitute a Change in Control, or effect an Internal Reorganization, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the Capital Stock to which a holder of the number of Shares subject to such Award would have been entitled immediately following such reorganization, merger, consolidation or Internal Reorganization, with a corresponding proportionate adjustment of the per share Option Price or SAR Price of any outstanding Option or SAR so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the Shares remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, consolidation, or Internal Reorganization. Subject to any contrary language in an Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares of Capital Stock subject to such Award, or received by the Grantee, as a result of such reorganization, merger, consolidation, or Reorganization. In the event of any reorganization, merger, or consolidation of the Trust referred to in this Section 17.2 or an Internal Reorganization, Performance-Based Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the Capital Stock that a holder of the number of Shares subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger, consolidation or Internal Reorganization.
Notwithstanding anything to the contrary contained herein, (i) no payments or benefits will become payable hereunder or under any Award Agreement or be triggered for any purpose in the event of any internal reorganization (whether by merger, consolidation, reorganization, combination, contribution, distribution, asset transfer or otherwise) or restructuring involving the Trust or any of its Affiliates, including any such reorganization or restructuring pursuant
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to a merger or other combination involving the Trust in which an Affiliate of the Trust survives or succeeds as a publicly-traded entity (including, without limitation, by virtue of a triangular merger structure) and/or any such reorganization or restructuring undertaken in connection with implementation of an umbrella partnership REIT or downREIT structure (an “Internal Reorganization”), (ii) in connection with any Internal Reorganization, the Committee shall have the authority to transfer and assign the Plan and all related agreements, including Award Agreements, to a direct or indirect subsidiary of the Trust as part of such Internal Reorganization, subject to compliance with applicable law, and (iii) if any Internal Reorganization results in a transfer of a Grantee’s Service from the Trust to one of its direct or indirect subsidiaries, such a transfer shall not be considered or interpreted as a termination of employment or Separation from Service under any other similar provision that addresses an involuntary termination of employment or Service.
17.3    Change in Control in which Awards are not Assumed.
Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are not being assumed or continued, the following provisions shall apply to such Award, to the extent not assumed or continued:
(a)    Immediately prior to the occurrence of such Change in Control, in each case with the exception of Performance-Based Awards, all outstanding Restricted Shares, all LTIP Units and all Restricted Share Units, Deferred Share Units, and Dividend Equivalent Rights shall be deemed to have vested, and all Shares and/or cash subject to such Awards shall be delivered; and either of the following two (2) actions shall be taken:
(i)    At least fifteen (15) days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days. Any exercise of an Option or SAR during this fifteen (15)-day period shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and upon consummation of such Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate, with or without consideration (including, without limitation, consideration in accordance with clause (ii) below) as determined by the Committee in its sole discretion. The Committee shall send notice of an event that shall result in such a termination to all Persons who hold Options and SARs not later than the time at which the Trust gives notice thereof to its shareholders.
or
(ii)    The Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or Capital Stock having a value (as determined by the Committee acting in good faith), in the case of Restricted Shares, Restricted Share Units, Deferred Share Units, and Dividend Equivalent Rights (for Shares subject thereto), equal to the formula or fixed price per share paid to holders of Shares pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of Shares subject to such Options or SARs multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of Shares pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Options or SARs.
(b)    For Performance-Based Awards, if less than half of the Performance Period has lapsed, such Performance-Based Awards shall be treated as though target performance has been achieved. If at least half of the Performance Period has lapsed, actual performance to date shall be determined as of a date reasonably proximal to the date of consummation of the Change in Control as determined by the Committee in its sole discretion, and that level of
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performance thus determined shall be treated as achieved immediately prior to occurrence of the Change in Control. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Performance-Based Awards shall be treated as though target performance has been achieved. After application of this Section 17.3(b), if any Awards arise from application of this Article 6, such Awards shall be settled under the applicable provision of Section 17.3(a).
(c)    Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.
17.4    Change in Control in which Awards are Assumed.
Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:
The Plan and the Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights, and Other Equity-Based Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights, and Other Equity-Based Awards, or for the substitution for such Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights, and Other Equity-Based Awards of new stock options, share appreciation rights, restricted shares restricted share units, deferred share units, dividend equivalent rights, and other equity-based awards relating to the Capital Stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and exercise prices of options and share appreciation rights.
17.5    Adjustments.
Adjustments under this Article 17 related to Shares or other Capital Stock of the Trust shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement as of the Grant Date, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 17.1, 17.2, 17.3, and 17.4. This Article 17 shall not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Trust that is not a Change in Control.

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17.6    No Limitations on Trust.
The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Trust to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or to engage in any other transaction or activity.
18.    PARACHUTE LIMITATIONS
If any Grantee is a Disqualified Individual, then, notwithstanding any other provision of the Plan or of any Other Agreement to the contrary and notwithstanding any Benefit Arrangement, any right of the Grantee to any exercise, vesting, payment, or benefit under the Plan shall be reduced or eliminated:
(a)    to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a Parachute Payment; and
(b)    if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Trust under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.
Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Committee shall have the right, in the Committee’s sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Trust shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Shares, Restricted Share Units, or Deferred Share Units, then by reducing or eliminating any other remaining Parachute Payments. In no event shall any Grantee be entitled to a gross-up payment for any taxes imposed under Code Sections 409A, 280G or otherwise.
19.    GENERAL PROVISIONS
19.1    Disclaimer of Rights.
No provision in the Plan, any Award, or any Award Agreement shall be construed (a) to confer upon any individual the right to remain in the Service of the Trust or an Affiliate, (b) to interfere in any way with any contractual or other right or authority of the Trust or an Affiliate either to increase or decrease the compensation or other payments to any Person at any time, or (c) to terminate any Service or other relationship between any Person and the Trust or an Affiliate. In addition, notwithstanding any provision of the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Trust to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Trust to transfer any amounts to a third-party
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trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
19.2    Nonexclusivity of the Plan.
Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Trust for approval shall be construed as creating any limitations upon the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee in their discretion determine desirable.
19.3    Withholding Taxes.
The Trust or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Laws to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Shares upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Trust or an Affiliate, as the case may be, any amount that the Trust or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Trust or an Affiliate, which may be withheld by the Trust or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Trust or such Affiliate to withhold Shares otherwise issuable to the Grantee or (b) by delivering to the Trust or such Affiliate Shares already owned by the Grantee. The Shares so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. A Grantee who has made an election pursuant to this Section 19.3 may satisfy such Grantee’s withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.
19.4    Captions.
The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
19.5    Construction.
Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”
19.6    Other Provisions.
Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

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19.7    Number and Gender.
With respect to words used in the Plan, the singular form shall include the plural form, and the masculine gender shall include the feminine gender, as the context requires.
19.8    Severability.
If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
19.9    Governing Law.
The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
19.10    Section 409A of the Code.
The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A. Any payments described in the Plan that are due within the Short-Term Deferral Period will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Grantee’s Separation from Service will instead be paid on the first payroll date after the six (6)-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier).
Furthermore, notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or Shares subject to the Award is triggered based on a Change in Control, in no event will a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or Shares if the transaction is not also a “change in the ownership or effective control of” the Trust or “a change in the ownership of a substantial portion of the assets of” the Trust as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph shall in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.
Notwithstanding the foregoing, neither the Trust nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A, and neither the Trust or an Affiliate nor the Board or the Committee will have any liability to any Grantee for such tax or penalty.

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19.11    Limitation on Liability.
No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. Notwithstanding any provision of the Plan to the contrary, neither the Trust, an Affiliate, the Board, the Committee, nor any person acting on behalf of the Trust, an Affiliate, the Board, or the Committee will be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided, that this Section 19.11 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Trust or an Affiliate.
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To record adoption of the amendment and restatement of the Plan by the Board as of April 9, 2024 and approval of the amendment and restatement of the Plan by the Trust’s shareholders as of May 30, 2024 the Trust has caused its authorized officer to execute the Plan.

ELME COMMUNITIES

By:
Name:
Title:

Signature Page to the Elme Communities 2016 Omnibus Incentive Plan

elme VOTE

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2024 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Trustees unanimously recommends you vote FOR the listed trustee nominees and FOR Proposals 2, 3 and 4.

1. Election of Trustees:

	For	Against	Abstain
01 - Jennifer S. Banner	☐	☐	☐
02 - Benjamin S. Butcher	☐	☐	☐
03 - Susan Carras	☐	☐	☐
04 - Ellen M. Goitia	☐	☐	☐
05 - Paul T. McDermott	☐	☐	☐
06 - Thomas T. Nolan, Jr.	☐	☐	☐
07 - Vice Adm. Anthony L. Winns (RET.)	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03YTSD

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy -- Elme Communities

PROXY FOR 2024 ANNUAL MEETING OF SHAREHOLDERS MAY 30, 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of Elme Communities, a Maryland real estate investment trust (the "Company"), hereby appoints Paul T. McDermott and W. Drew Hammond, or either of them, with full power of substitution in each of them, as proxies for the undersigned to attend the Annual Meeting of Shareholders of the Company to be held at 8:30 a.m., Eastern Time, on May 30, 2024 virtually via live broadcast as indicated above, and any postponement or adjournment thereof, to cast on behalf of the undersigned, as designated on the reverse side of this proxy, all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if personally present at the meeting. The undersigned hereby revokes any proxy heretofore given with respect to such meeting.

ALL PROPERLY EXECUTED PROXIES WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE SPECIFIED, PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE TRUSTEE NOMINEES LISTED ON THE PROXY CARD, "FOR" THE NON-BINDING ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS, "FOR" THE AMENDMENT AND RESTATEMENT OF THE 2016 OMNIBUS INCENTIVE PLAN AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON ANY OTHER MATTER TO PROPERLY COME BEFORE THE ANNUAL MEETING (OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF).

(Items to be voted appear on reverse side)

C Non-Voting Items

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Comments — Please print your comments below.

Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting. ☐